Exhibit 10.31

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406

Dated	4 April 2012

***
and
***

- and -

GW RESEARCH LIMITED

- and -

GW PHARMACEUTICALS PLC

AGREEMENT FOR LEASE

- relating to -

***
***
***

Annexures
A:            Leases
B:            Licence for Alterations
C:            Agreed form Warranties
D:            Agreed form Building Contract
E:            Agreed form Appointments

Hogan

Lovells

Ref:  CM1CMS/VJS
21552.30588

Hogan Lovells International LLP, Atlantic House, Holborn Viaduct, London EC1A 2FG

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

AGREEMENT FOR LEASE

THIS AGREEMENT is made on 4 April 2012

BETWEEN:

(1)                                 *** and *** whose registered offices are both at *** (the “Developer”);

(2)                                 GW Research Limited a company registered in England and Wales (registered number 3107561) whose registered office is at Porton Down Science Park Salisbury Wiltshire SP4 0JQ (the “Tenant”); and

(3)                                 GW Pharmaceuticals plc a company registered in England and Wales (registered number 4160917) whose registered office is at 114 Porton Down Science Park Salisbury Wiltshire SP4 0JQ (the “Guarantor”)

1.                                      DEFINITIONS

In this Agreement:

“Anticipated Completion Date” means (subject to an extension of time (if any) pursuant to paragraph 2.3 of Schedule 1) 4 February 2013 or such later date as the Developer and the Tenant may agree in writing;

“Appointment” means the appointments of the Professional Team in the agreed form annexed to this Agreement as Annexure E with only such further amendments by the Developer as may be agreed between the Developer and the relevant member of the Professional Team and approved by the Tenant (such approval not to be unreasonably withheld or delayed provided that it will be reasonable for the Tenant to withhold approval to any which adversely affect the Building Works or adversely affect the Anticipated Completion Date or the scope of or rights under the Warranties);

“Approved Plans” means the plans, drawings and specifications of the Building Works annexed at Schedule 4 incorporating all Approved Variations;

“Approved Tenant’s Extras” has the meaning set out in Schedule 3;

“Approved Variation” means a Variation which is approved or permitted under Schedule 1 paragraph 1 (or is otherwise agreed by the Developer and the Tenant in writing);

“Architect” means Hazle McCormack Young LLP or such other reputable and appropriately qualified architect being an associate or fellow of the Royal Institute of British Architects as may be appointed as a replacement by the Developer;

“Building Contract” means the building contract to be entered into by the Developer with the Contractor for carrying out the Development in the agreed form annexed to this Agreement as Annexure D with only such further amendments by the Developer as may be agreed between the Developer and the Contractor and approved by the Tenant (such approval not to be unreasonably withheld or delayed) provided that it will be reasonable for the Tenant to withhold approval to any which adversely affect the Building Works or adversely affect the Anticipated Completion Date or the scope of or rights under the Warranties;

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

“Building Systems” means BMS functionality, Air handling (heating, cooling, night set-back, fume cupboard interface), Fume cupboard extraction, Local extraction, Power, Lighting, Data and telephone points (connectivity to the Comms room), Hot and cold water, Drainage, Gas installations (nitrogen, hydrogen, helium, argon, compressed air), *** ISO 8 area (baseline commissioning), Access control and alarm system, Fire alarm;

“Building Works” means the design and construction of the works required to carry out the Development, to be carried out by the Developer as described in the Approved Plans;

“CDM Co-ordinator” means Stace LLP or such other reputable and appropriately qualified person as may be appointed by the Developer to be the CDM Co-ordinator for the purposes of the Building Works and the CDM Regulations;

“CDM Regulations” means the Construction (Design and Management) Regulations 2007 as amended supplemented or replaced from time to time;

“Certificate of Making Good” means the certificate issued under the Building Contract certifying that all Defects have been made good in accordance with clause 2.39 of the Building Contract;

“Completion Inspection” means an inspection of the Building Works by the Employer’s Agent with a view to issuing a Practical Completion Certificate;

“Contractor” means Barley McNaughton or such other reputable and appropriately qualified contractor as the Developer may appoint to carry out the Building Works in accordance with the terms of this Agreement (after consultation with the Tenant and having proper regard to (but not being bound by) the Tenant’s reasonable representations with regard thereto);

“Date of Practical Completion” means the date stated in the Practical Completion Certificate as the date on which Practical Completion was achieved;

“Defects” means any defects, shrinkages or other faults in the Building Works;

“Defects Liability Period” means the period of 12 months commencing on the Date of Practical Completion;

“Defects List” means a list of the Defects or outstanding works in the Building Works as at Practical Completion;

“Defects Inspection” means an inspection of the Building Works by the Employer’s Agent with a view to issuing the Certificate of Making Good;

“Deleterious Materials” means any substances, processes or methods of working which are contrary to the recommendations in the latest edition of “Good Practice in the Selection of Construction Materials” published by the British Council for Offices at the time of such specification or use;

“Developer” (subject to clause 2.6) includes the successors in title of the Developer to the Premises and any other person who is at any time entitled to the reversion immediately expectant on the term of the Leases agreed to be granted by this Agreement;

“Developer’s Solicitors” means Hogan Lovells International LLP of Atlantic House, Holborn Viaduct, London ECIA 2FG (Ref CM1CM/VJS);

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

2

“Development” means the refurbishment of the Premises as laboratories with office areas;

“Employer’s Agent” means Hazle McCormack Young or such other reputable and appropriately qualified architect/contract administrator as may be appointed to administer the Building Contract from time to time and to issue the Practical Completion Certificate and the Certificate of Making Good;

“EPC” means energy performance certificate and recommendation report, as defined in the Energy Performance of Buildings (Certificates and Inspections) (England and Wales) Regulations 2007 as amended or updated from time to time;

“Expert” means the independent chartered surveyor appointed in accordance with clause 9 of this Agreement;

“Final Date” means 4 October 2013;

“Force Majeure” means:

(a)                                 fire, lightning, explosion, flood, earthquake, exceptionally inclement weather conditions, war, hostilities, rebellion, revolution, insurrection, military or usurped power, civil war, terrorist action, aircraft or other aerial devices or articles dropped from them, strikes and other industrial disputes, riot, civil commotion, disorder and Government action;

(b)                                 any other matter, cause or circumstances;

(c)                                  any combination of the above mentioned causes,

in each case to the extent beyond the reasonable control of the Developer and on the basis that there shall be no double counting and provided that any such delay shall only count to the extent that:

(i)                                     it adversely affects the performance by the Developer in performing the terms and provisions of the Agreement; and

(ii)                                  the Developer takes reasonable steps to prevent and mitigate the consequences of such delay; and

(iii)                               it is not due to the wilful or deliberate acts or default, negligent act or omission of the Developer or any assignees of the benefit of this Agreement;

“Leases” means the leases of the Premises in the agreed form attached as Annexure A and to be granted by the Developer and accepted by the Tenant in accordance with clause 4 of this Agreement and reference to a “Lease” shall be construed accordingly;

“Legal Completion Date” means 10 Working Days after the Date of Practical Completion;

“Legal Requirements” means any statute, statutory instrument, regulation, rule or order or code of practice made under any statute or directive (including the CDM Regulations) having the force of law which affects the Building Works and any regulation or byelaw of any local authority or statutory undertaker which has any jurisdiction with regard to the Building Works or with whose systems the Building Works are to be connected;

“Licence for Alterations” means a licence for alterations in respect of any Tenant’s Works, to be in substantially the form attached as Annexure B with such amendments as

3

may be agreed in writing between the Developer and the Tenant (both parties acting reasonably) and having the Tenant’s Plans annexed to it insofar as they relate to the relevant premises;

“Long Stop Date” means (subject to an extension of time (if any) pursuant to paragraph 3.3 of Schedule 1) 4 April 2013;

“Mechanical and Electrical Engineer” means Hurley Palmer Flatt or such other reputable and appropriately qualified person as shall be appointed by the Developer to be the mechanical and electric engineer for the Building Works;

“Necessary Consents” means all necessary planning permissions, conservation area consents, listed building consents, bylaw and building regulation consents, stopping up orders and all other necessary consents or approvals of any competent authority or other third party required for carrying out the Building Works or the Development in accordance with the provisions of this Agreement and which either have been or shall be obtained by the Developer;

“Operating Documents” means:

(a)                                 two sets of “as built” plans of the Building Works;

(b)                                 maintenance manuals and manufacturer’s warranties in relation to all plant and equipment installed in the Premises;

(c)                                  the health and safety file;

(d)                                 operation and maintenance manuals;

(e)                                  building regulations sign off documentation;

(f)                                   test certificates pursuant to IE Regulations or current legislation;

(g)                                  lighting test certificates pursuant to BS6651 or current legislation for the lighting protection system;

(h)                                 lighting test certificates pursuant to BS5266 or current legislation for the emergency lighting system (and accompanying log books);

(i)                                     completed and witnessed test results and commissioning certificates for ventilation, water and gas appliances and equipment; and

(j)                                    completion and test certificates for all other mechanical and electrical services;

“Overriding Interests” means any unregistered interests to the extent they affect the Premises and fall within Schedule 3 to the Land Registry Act 2002 or are preserved by the transitional provisions of Schedule 12;

“Practical Completion” means the practical completion of the Building Works as certified by the Employer’s Agent, and “Practically Completed” shall be construed accordingly;

“Practical Completion Certificate” means the certificate by the Employer’s Agent in accordance with clause 2.30 of the Building Contract certifying that Practical Completion has been achieved;

“Practical Completion Condition” is the condition set out in clause 7.3;

4

“Premises” means *** (each to be the subject of a separate Lease) as shown edged red on the plans attached to the Leases;

“Principal Rent” means the initial rent to be first reserved by clause 2.1 of the Leases, subject to review in accordance with the terms of the Leases;

“Professional Team” means the Architect, Structural Engineer, Mechanical and Electrical Engineer, Employer’s Agent and CDM Co-ordinator, as the Developer may from time to time appoint as consultants in connection with the Building Works;

“Quarter Days” means 25 March, 24 June, 29 September and 25 December in each year;

“Relevant Extension” means such period or periods of delay as the Employer’s Agent may lawfully certify in writing to have been caused by:

(a)                                 Force Majeure;

(b)                                 Tenant’s Delay;

(c)                                  any extensions properly allowed and certified under the terms of the Building Contract (except to be extent arising from the Developer’s default); or

(d)                                 the termination of the Contractor’s employment under, or the termination of, the Building Contract pursuant to clause 8.5 of the Building Contract (except to the extent arising from the Developer’s default)

all such periods to run either concurrently or consecutively as the Employer’s Agent shall certify as being reasonable in the circumstances;

“Rent Commencement Date” means the Term Commencement Date or such later date as may be determined in accordance with clause 4.7;

“Second Rent” means the rent reserved by clause 2.2 of the Leases;

“Structural Engineer” means Evans & Langford LLP or such other reputable and appropriately qualified person who shall be appointed to be the structural engineer for the purposes of the Building Works and this Agreement;

“Tenant’s Delay” means any actual delay to the progress of the Building Works (including any actual delay in Practical Completion being achieved) which is lawfully certified by the Employer’s Agent as:

(a)                                 being attributable to any breach by the Tenant (or by any of its agents, employees or contractors) of the Tenant’s obligations under this Agreement; or

(b)                                 resulting from the carrying out of any Approved Tenant’s Extras; or

(c)                                  being attributable to any carrying out of Tenant’s Works prior to the Date of Practical Completion;

and in all cases so that there shall be no double counting;

“Tenant’s Extras” has the meaning set out in Schedule 3;

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

5

“Tenant’s Plans” has the meaning set out in Schedule 2 paragraph 1;

“Tenant’s Representative” means such person representing the Tenant as the Tenant may from time to time notify to the Developer;

“Tenant’s Solicitors” means Mayer Brown International LLP of 201 Bishopsgate, London EC2M 3AF (Ref: 20349/11254844);

“Tenant’s Works” means such other works as the Tenant may wish to carry out to enable the Tenant to use and enjoy the Premises in accordance with the terms of the Leases, details of which shall be set out in the Tenant’s Plans;

“Term” means 15 years from and including the Term Commencement Date;

“Term Commencement Date” means the Date of Practical Completion;

“Third Rent” means the rent (if any) payable pursuant to paragraph 5.2 of Schedule 3 and reserved by clause 2.3 of the Leases;

“VAT” means Value Added Tax and any other tax or levy of a like nature;

“Variation” means any alteration or addition to or omission from the Approved Plans, or the use of any materials in substitution for those specified in the Approved Plans;

“Verification Engineer” means Hurley Palmer Flatt or such other reputable and appropriately qualified verification engineer to be appointed by the Developer to monitor the commissioning of the Building Systems in accordance with Schedule 1, Paragraph 7.1;

“Warranty” means a warranty from the Contractor, each member of the Professional Team and any subcontractor with a material design responsibility (the subcontractor disciplines carrying design responsibility being (i) mechanical & electrical, (ii) lift installation, (iii) lab furniture & fittings, (iv) ISO 8 cleanroom installation and (v) controlled drug store installation) in favour of the Tenant substantially in the agreed form of the respective deeds at Annexure C in each case with any such further amendments as may be approved by the Tenant (which approval shall be in the Tenant’s absolute discretion insofar only as any such amendment adversely affects the scope of or rights under them and otherwise such approval not to be unreasonably withheld or delayed) and reference to “Warranties” shall be construed accordingly but there shall not be included within the phrases Warranty or Warranties any warranty from a company or partnership which has become insolvent or ceased to exist; and

“Working Day” means any day excluding Saturdays, Sundays, bank holidays and days on which the clearing banks in the City of London are not open for business and the period from Christmas Eve to 2 January inclusive.

2.                                      INTERPRETATION

In this Agreement, unless there is something in the subject or context inconsistent therewith:

2.1                               The masculine includes the feminine and the neuter, and the singular includes the plural, and vice versa.

2.2                               If the Developer, the Tenant or the Guarantor comprises two or more parties, their liability under this Agreement shall be joint and several.

2.3                               If any covenant in this Agreement requires a party to it not to do an act or thing it shall be construed as if it were also a covenant not to permit or suffer such act or thing.

6

2.4                               Rights granted to the Developer shall be construed as granted to the Developer and all persons authorised by the Developer.

2.5                               Any reference to consent, approval or agreement being required pursuant to the terms of this Agreement is to a consent, approval or agreement in writing which must be obtained before the relevant act is taken or event occurs.

2.6                               The obligations of the Developer in clause 3 (except clause 3(b)) and in Schedules 1 and 3 hereto are entered into by *** and *** in their personal capacities only and shall not be binding on their successors in title.

2.7                               The contents page and clause headings are for reference only and shall not be deemed to form part of this Agreement, nor shall they affect its construction.

2.8                               Any reference to an Act of Parliament shall include any modification or re-enactment of such Act for the time being in force and all instruments, orders, plans, registrations, permissions and directions for the time being made issued or given thereunder or deriving validity from such Act.

2.9                               In the absence of any defined terms in this Agreement, definitions in the Leases shall apply, but in the event of any inconsistency any definitions in this Agreement shall prevail.

2.10                        The words “including”, “include”, “excluding” and “exclude” shall be deemed to be followed by the words “without limitation”.

3.                                      BUILDING WORKS AND TENANT’S WORKS

The Developer and the Tenant shall comply with their respective obligations in and accept the terms of:

(a)                                 Schedule 1 (Building Works);

(b)                                 Schedule 2 (Tenant’s Works); and

(c)                                  Schedule 3 (Tenant’s Extras).

4.                                      THE FORM AND GRANT OF THE LEASES

4.1                               The Leases shall be in the agreed form annexed at Annexure A with such modifications (if any) as may be required in accordance with this Agreement.

4.2                               On the Legal Completion Date the Developer shall grant and the Tenant shall accept the Leases and the Tenant and the Guarantor shall accept and execute counterparts of the Leases and the Tenant will be granted possession of the Premises in accordance with the provisions of the Leases.

4.3                              The Leases and (if applicable) the Licence for Alterations and their respective counterparts shall be prepared by the Developer’s Solicitors and an engrossment of each counterpart shall be delivered to the offices of the Tenant’s Solicitors at least five Working Days before the Legal Completion Date.

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

7

4.4                               Completion of the grant of the Leases shall take place at the offices of the Developer’s Solicitors or where in London they may reasonably require, and on completion the Tenant shall deliver to the Developer the counterpart of each of the Leases and (if applicable) the Licence for Alterations each duly executed by the Tenant and by the Guarantor and the Developer shall deliver to the Tenant the executed Leases and (if applicable) the executed Licence for Alterations.

4.5                               The term of the Leases shall be the Term.

4.6                               The dates to be inserted in the Leases shall be calculated in accordance with the instructions written as Engrossment Notes in square brackets in the agreed form Leases attached as Annexure A.

4.7                               The Principal Rent and the Second Rent and (if applicable) the Third Rent shall be payable by the Tenant with effect from and including the Rent Commencement Date (except that the Third Rent shall be payable with effect from and including the Term Commencement Date notwithstanding any variation of the Rent Commencement Date pursuant to this clause 4.7) provided that:

(a)                                 if the Date of Practical Completion occurs after the Anticipated Completion Date but before the Long Stop Date, then the Rent Commencement Date shall be such later date as is the same number of days after the Term Commencement Date as the Date of Practical Completion is after the Anticipated Completion Date but before the Long Stop Date; but

(b)                                 if the Date of Practical Completion occurs after the Long Stop Date, then clause 4.7(a) shall still apply (as though the words “but before the Long Stop Date” were not included) but — for every day of delay between the Long Stop Date and the Date of Practical Completion — the Rent Commencement Date shall be postponed by 1.556 days (the overall duration of such postponement to be rounded down to the nearest day) rather than by the 1 day provided for in clause 4.7(a).

4.8                               The service charge, insurance rent and other payments due under the Leases shall be payable by the Tenant with effect from and including the Term Commencement Date.

4.9                               All references in the Leases to the Third Rent shall be deleted before engrossment unless paragraph 5.2 of Schedule 3 applies.

4.10                        The Developer shall procure that the duly executed Warranties (together with certified copies of the contracts engaging the Contractor, the Consultants and the Sub-Contractors for which Warranties must be delivered and evidence of up to date professional indemnity insurance for each of them) are delivered to the Tenant as soon as reasonably practicable following the date of this Agreement and in any event prior to the Date of Practical Completion and in addition shall use reasonable endeavours to obtain duly executed warranties in favour of the Tenant from other sub-contractors involved in the Development prior to the Date of Practical Completion or as soon as reasonably practicable thereafter.

4.11                        The Developer shall procure that all of the Operating Documents are delivered to the Tenant as soon as reasonably practicable after the Date of Practical Completion.

5.                                      OCCUPATION PENDING GRANT OF THE LEASES

The Tenant shall not (save to the extent permitted under this Agreement) have access to the Premises prior to the grant of the Leases.

8

6.                                      TITLE

6.1                               Title to the Premises as revealed by official copies of title number *** has been deduced to the Tenant’s Solicitors prior to the date of this Agreement.

6.2                               The Premises are let subject to and (as the case may be) with the benefit of:

(a)                                 the exceptions, reservations, covenants, restrictions, stipulations and other matters (except financial charges) contained or referred to in the registers of title number *** dated and timed as set out in clause 6.1 and/or set out in the Leases;

(b)                                 all local land charges (whether registered or not prior to the date of this Agreement) and all matters capable of being registered as such but not so registered whether coming into existence before or after the date hereof;

(c)                                  all notices served and orders, demands, proposals or requirements made by any local or other public or competent authority whether before or after the date of this Agreement;

(d)                                 all rights of way, drainage, watercourses, light or other easements or quasi or reputed easements and rights of adjoining owners affecting the Premises; and

(e)                                  Overriding Interests as defined in clause 1,

but otherwise with vacant possession.

6.3                               The Developer confirms that it has prior to the date of this Agreement disclosed to the Tenant in writing all such matters referred to in clause 6.2 of which it is aware save to the extent such matters are or would be disclosed or revealed by the documentation supplied by the Developer’s Solicitors to the Tenant’s Solicitors prior to the date of this Agreement or by the usual searches of the relevant authorities which a prudent tenant would have undertaken or by inspection and survey.

6.4                               The Tenant is deemed to have full knowledge of all matters referred to in clauses 6.1 and 6.2 and shall not be entitled to raise any objection or requisition in respect of any such matter provided that the Tenant shall be entitled to raise any objection or requisition relating to previously undisclosed matters revealed by the usual pre-completion searches at the Land Registry against the registered title.

6.5                               The Developer consents to the Tenant registering an Agreed Notice at the Land Registry in respect of this Agreement.

7.                                      INTEREST

Where any sums payable by the Tenant under this Agreement remain unpaid for ten Working Days after the due date, the Tenant shall pay to the Developer interest on such sums at the default rate applicable to late payments of rent under the Leases, such interest to be calculated from the date such sum fell due until the date of actual payment.

8.                                      VAT

8.1                               All payments to be made pursuant to this Agreement shall (save where otherwise specifically stated) be taken to be exclusive of VAT (if applicable) and (subject to clause 8.2) any VAT

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

9

chargeable in respect of the matters giving rise to such payments shall be added to the amount thereof and paid in addition thereto.

8.2                               The Developer shall provide a valid VAT invoice addressed to the Tenant or shall procure that such a VAT invoice is provided to the Tenant in respect of any supply by the Developer to the Tenant under this Agreement on which VAT is chargeable.

9.                                      DISPUTES

9.1                               Any dispute or difference which may arise between the Developer and the Tenant in relation to the matters contained in Schedules 1 - 3 inclusive (or any other clause which expressly refers to this clause 9) shall (except to the extent such dispute or difference relates to the legal effect or construction of this Agreement) be referred to an Expert appointed in accordance with clause 9.2.

9.2                               The Expert shall be an independent chartered surveyor with at least 10 years’ relevant experience, shall be appointed by agreement between the parties or in the absence of such agreement by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors or his duly authorised delegate, and shall act as an expert and not as an arbitrator.

9.3                               The decision of the Expert shall be final and binding upon the parties.

9.4                               The parties shall instruct the Expert to give a decision to each party as speedily as possible and to give reasons in writing for his decision.

9.5                               Subject to the provisions of Schedule 1 paragraph 7.9, the cost of appointing the Expert and his costs and disbursements in connection with his duties shall be shared between the parties in such proportions as he shall determine, but in the absence of such determination shall be shared equally between the Developer and Tenant.

9.6                               If the Expert becomes unable or unwilling to act then the procedure for his appointment may be repeated as often as necessary.

10.                               TERMINATION

10.1                        If at any time before completion of the Leases:

(a)                                 the Tenant or the Guarantor commits any material breach of its obligations under this Agreement which has not been fully remedied at the expiry of 20 Working Days’ notice served on it by the Developer requiring such breach to be remedied;

(b)                                 the Tenant (being a company) enters into liquidation whether compulsory or voluntary (other than for the purpose of reconstruction or amalgamation not involving a realisation of assets) or a resolution is passed for such liquidation;

(c)                                  an administrator is appointed in respect of the Tenant pursuant to the Insolvency Act 1986 or the Insolvent Partnerships Order or application is made for such administration or notice is given under paragraphs 15 or 26 of Schedule B1 to the Insolvency Act 1986 (as amended);

(d)                                 a receiver is appointed in respect of the Tenant or any assets of the Tenant;

(e)                                  the Tenant becomes insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or makes a proposal for or enters into any composition with its or his creditors or makes a proposal for or enters into a voluntary

10

arrangement (within the meaning of section 1 or section 253 of the Insolvency Act 1986);

(f)                                   any of the above events referred to in clauses 10.1(b) to (e) inclusive occurs in relation to the Guarantor; or

(g)                                  any event analogous to any of the above events occurs in any jurisdiction other than England,

then and in any such case (unless the Developer has previously served notice under clause 11.3 in respect of the same event) the Developer may at any time before completion of the Leases serve notice on the Tenant to terminate this Agreement, whereupon this Agreement shall immediately determine and cease to have effect (save for clause 10.2 and without prejudice to any pre-existing rights of any third party against the other(s) in respect of any breach by the defaulting party of its obligations under this Agreement).

10.2                        If this Agreement determines for whatever reason prior to completion of the Leases, the Tenant shall immediately:

(a)                                 vacate the Premises if for any reason it has taken occupation;

(b)                                 apply to the Land Registry to cancel any registration of this Agreement; and

(c)                                  (unless released in writing by the Developer from this obligation) remove the Tenant’s Works (if any) and any other works carried out or items installed by the Tenant on the Premises and reinstate the relevant part or parts of the Premises impacted by the Tenant’s Works to their prior state and condition and if the Tenant defaults in carrying out such works of removal and reinstatement the Developer shall be entitled to carry out such works at the expense of the Tenant and all proper and reasonable costs and expenses properly and reasonably incurred by the Developer in so doing shall be repaid by the Tenant within 14 days following written demand together with supporting documentation of costs and such expenses claimed.

11.                               GUARANTOR

11.1                        The Guarantor covenants with the Developer that:

(a)                                 the Tenant will pay all the sums due and will fully perform and observe its obligations under this Agreement; and

(b)                                 the Guarantor will pay and indemnify the Developer against all losses and proper and reasonable costs and expenses sustained by the Developer as a result of any default by the Tenant in so performing and observing such obligations.

11.2                        It is hereby agreed that the Guarantor’s liability shall not be discharged, lessened or in any way affected by any neglect, forbearance or delay by the Developer in endeavouring to obtain payment of any such sums as and when the same become due or in taking steps to enforce performance or observance of the Tenant’s obligations under this Agreement or by any time, indulgence or other concession which may be given by the Developer to the Tenant or by any variation of or addition to the terms of this Agreement or by any disclaimer of this Agreement or by any other act or thing whereby (but for this clause) the Guarantor’s liability may have been discharged, lessened or otherwise affected.

11.3                        If at any time before completion of the Leases:

(a)                                 there occurs any event specified in clause 10.1 in relation to the Tenant; or

11

(b)                                 this Agreement is disclaimed,

then and in any such case the Developer may at any time before completion of the Leases (or in the event of disclaimer at any time within the period of three months from the date of the disclaimer) by notice in writing served on the Guarantor invoke the provisions of clause 11.4.

11.4                        Immediately upon service of notice pursuant to clause 11.3 (but without prejudice to any right of action in respect of any antecedent breach of this Agreement):

(a)                                 the rights of the Tenant under this Agreement shall cease and determine absolutely; and

(b)                                 this Agreement shall from that date have effect as if the obligations to accept the Leases and the other obligations on the part of the Tenant contained in this Agreement were primary obligations of the Guarantor and the Guarantor shall accept the Leases in place of the Tenant and shall otherwise be bound to the Developer accordingly.

11.5                        Unless the provisions of clause 11.4 are invoked, the Guarantor shall on the Legal Completion Date join in and execute a counterpart of the Leases to give the guarantee set out in it.

12.                               DEVELOPER’S RELEASE

The Developer shall have no further liability whatsoever in connection with any Defects in the Building Works under the provisions of this Agreement from the later of:

(a)                                 the date on which clause 4.10 has been complied with (apart from the obligation to use reasonable endeavours to obtain duly executed warranties from other subcontractors involved in the Development but for the avoidance of doubt the Developer shall continue to comply with the terms of clause 4.10 notwithstanding any release pursuant to this clause 12);

(b)                                 the date of issue of the Certificate of Making Good; and

(c)                                  the date on which all of the Operating Documents have been delivered to the Tenant.

13.                               CONTINUATION OF THIS AGREEMENT

Notwithstanding the grant and acceptance of the Leases all the provisions of this Agreement shall continue in full force and effect to the extent that they have not yet been fully performed, and shall not merge on the grant of the Leases.

14.                               NOTICES

14.1                        Any notice to be given or served hereunder may be given or served by sending it by registered or recorded delivery post (in which case it shall be deemed to be duly served on the Working Day following the date of posting) or by facsimile transmission (in which case it shall be deemed to have been duly served on the day of transmission if transmitted before 4.00 pm on a Working Day but otherwise on the next following Working Day) to the party to whom it is to be given or on whom it is to be served at its registered office.

14.2                        Service by electronic mail shall not be valid for the purposes of this Agreement.

12

15.                               ACKNOWLEDGEMENT BY THE TENANT (AND THE GUARANTOR)

The Tenant and the Guarantor acknowledge that this Agreement is not being entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Developer save in so far as any such statement or representation is expressly set out in this Agreement or has been made in writing by the Developer’s Solicitors in reply to enquiries raised by the Tenant’s Solicitors or in written correspondence between the Developer’s Solicitors and the Tenant’s Solicitors including replies to CPSE.1 and CPSE.3 enquiries provided by the Developer’s Solicitors.

16.                               MISCELLANEOUS AND SUPPLEMENTAL

16.1                        This Agreement shall be governed by and interpreted in accordance with English law, and the parties hereto irrevocably submit to the jurisdiction of the English courts.

16.2                       If any provision of this Agreement or its application to any person or circumstance is void or unenforceable then such provision or its application to such person or circumstances shall be severed from this Agreement so that the validity of the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such severance.

16.3                        The Tenant shall not assign, underlet, charge or otherwise deal with the benefit of this Agreement in whole or in part before completion of the Leases, and the Developer shall not be obliged to grant the Leases to any person other than the Tenant.

16.4                        No person other than a contracting party hereto may enforce any provision of this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999.

17.                               ENTIRE AGREEMENT

17.1                        Any additional conditions or variation of the conditions contained in this Agreement which are agreed in correspondence between the Developer and the Tenant (or their respective solicitors with their authority) where the correspondence makes express reference to this clause are deemed to be incorporated in this Agreement, and it is hereby acknowledged that this Agreement (with the incorporation of any such additional condition or variation) constitutes the entire contract between the parties.

17.2                        The Guarantor accepts that any additional conditions or variation as referred to in clause 17.1 are binding on it whether or not it has signed or otherwise authorised them.

AS WITNESS the hands of duly authorised representatives of the parties the day and year first above written.

13

SCHEDULE 1

BUILDING WORKS

1.                                      Approved Plans and Variations

1.1                               The Developer shall not make any Variations except with the Tenant’s prior approval or as otherwise provided for in this paragraph 1.

1.2                               The Developer may make Variations without requiring the Tenant’s consent where such Variation is required in order to comply with any Legal Requirement or as a condition of any Necessary Consent.

1.3                               The Developer shall not make or implement any Variation permitted in accordance with paragraph 1.2 without having first provided full details of such Variation to the Tenant.

1.4                               A Variation made in accordance and compliance with this paragraph 1 is an Approved Variation.

2.                                      Developer’s building obligations

2.1                               The Developer shall as soon as reasonably practicable after the date of this Agreement commence and thereafter carry out and complete the Building Works:

(a)                                 in accordance with the Necessary Consents, all Legal Requirements, CDM regulations and the Approved Plans;

(b)                                 in a good and workmanlike manner using good quality materials, goods and equipment selected in accordance with the guidance contained in the edition of “Good practice in Selection of Construction Materials” published by the British Council for Offices current as at the date of the Building Contract;

(c)                                  shall not use or specify and shall not permit to be used or specified in relation to the Building Works or any part or parts of it Deleterious Materials; and

(d)                                 in accordance with the provisions of this Agreement.

2.2                               The Developer shall apply for and obtain any Necessary Consents and shall provide copies to the Tenant of any that are obtained for the Building Works.

2.3                               The Developer shall use all reasonable endeavours to procure that Practical Completion occurs on or before the Anticipated Completion Date (provided that the Anticipated Completion Date shall be extended day for day by the period of any Relevant Extension which is agreed or determined pursuant to this Agreement).

2.4                               The Developer shall:

(a)                                 use reasonable endeavours to enforce the obligations of the Contractor under the Building Contract and of the Professional Team under the terms of their Appointments; and

(b)                                 enter into the Building Contract with the Contractor and enter into the Appointments with the Professional Team, supply a certified copy of the Building Contract and each Appointment to the Tenant as soon as reasonably practicable after each is completed, and provide to the Tenant copies of relevant brokers’ letters evidencing the Contractor’s and each member of the Professional Team’s professional indemnity and/or product liability insurance cover in the amounts and on the terms stipulated under the Building Contract or relevant Appointment (as the case may be) as soon as reasonably practicable after providing the copy of the completed Building Contract or Appointment.

3.                                      Long Stop Date and Final Date

3.1                               If for any reason the Date of Practical Completion has not occurred by the Long Stop Date (as such date may be extended in accordance with paragraph 3.3) (in respect of which time shall be of the essence but subject to the provisions of paragraph 3.2), then the Tenant may at any time thereafter (provided that at the date of service of such notice the Date of Practical Completion has still not occurred) by notice in writing to the Developer terminate this Agreement. On service of such notice this Agreement shall cease and determine but without prejudice to any right of action of either party in respect of any antecedent breach of this Agreement.

3.2                               If on the occurrence of the Long Stop Date the Employer’s Agent has on or prior to that date issued the Practical Completion Certificate, the Long Stop Date shall be deemed to be (if later) the date which is five Working Days after the issue of the Practical Completion Certificate. In the event that the Tenant disputes the issue of the Practical Completion Certificate in accordance with paragraph 7.9, then the Tenant may not terminate this Agreement under paragraph 3.1 above until the Expert determines whether Practical Completion has occurred and then only if the Expert determines that Practical Completion has not occurred.

3.3                               The Long Stop Date shall be extended day for day by a period, if any, equal to any Relevant Extension.

3.4                               If for any reason the Date of Practical Completion has not occurred by the Final Date (in respect of which time shall be of the essence but subject to the provisions of paragraph 3.5), then the Tenant may at any time thereafter (provided that at the date of service of such notice the Date of Practical Completion has still not occurred) by notice in writing to the Developer terminate this Agreement. On service of such notice this Agreement shall cease and determine but without prejudice to any right of action of either party in respect of any antecedent breach of this Agreement.

3.5                               If on the occurrence of the Final Date the Employer’s Agent has on or prior to that date issued the Practical Completion Certificate, the Final Date shall be deemed to be (if later) the date which is five Working Days after the issue of the Practical Completion Certificate. In the event that the Tenant disputes the issue of the Practical Completion Certificate in accordance with paragraph 7.9, then the Tenant may not terminate this Agreement under paragraph 3.4 above until the Expert determines whether Practical Completion has occurred and then only if the Expert determines that Practical Completion has not occurred.

4.                                      CDM Regulations

The Developer shall, in relation to the Building Works, be the client for the purposes of the CDM Regulations and shall comply with its obligations as such (including ensuring that the health and safety file in relation to the Building Works is maintained correctly and is available for inspection in accordance with the CDM Regulations, until such time as such file may be handed over to the Tenant).

5.                                      Insurance

5.1                               The Developer shall:

(a)                                 from the date of commencement on site of the Building Works until the Date of Practical Completion procure that the Building Works are insured in accordance with

15

the provisions of the Building Contract in their full reinstatement cost together with architect’s and surveyor’s fees and costs of demolition and site clearance against loss or damage by fire and such other risks as are provided for in the Building Contract;

(b)                                 whenever reasonably required in writing by the Tenant, produce to the Tenant evidence of the insurance cover required to be effected pursuant to the provisions of this paragraph and of payment of the last premium for it;

(c)                                  in the event of any of the Building Works being destroyed or damaged at any time by any of the risks so required to be insured, apply the proceeds of the policy of insurance towards reinstatement of the same; and

(d)                                 following the Date of Practical Completion, procure that the Premises are insured in accordance with the terms of the Leases as if the Leases had then been completed.

5.2                               The Developer shall be deemed to have fulfilled its obligation to insure notwithstanding that the insurance for the time being in force is subject to exclusions, excesses, deductibles and conditions which are usually required by the insurers and which cannot be omitted on reasonable terms and (without prejudice to the generality of the foregoing) the Developer shall not be obliged to effect insurance against a peril which is for the time being uninsurable or which can only be insured at a premium which in the reasonable view of the Developer is excessive.

6.                                      Site inspections/meetings

6.1                               The Tenant, the Tenant’s Representative and any other Tenant’s authorised representatives (being no more than a reasonable number of them) shall be entitled:

(a)                                 to attend site meetings with the Contractor on a monthly basis;

(b)                                 at a reasonable frequency and on reasonable notice to the Developer, to view the progress of the Building Works either to check compliance by the Developer with its obligations under this Agreement or to prepare plans and specifications for the carrying out of the Tenant’s Works; and

(c)                                  to receive (if requested) monthly detailed written updates on the progress of the Building Works.

6.2                               The Developer shall notify the Tenant as soon as reasonably practicable of any material delays or disputes which arise in connection with the Building Works.

6.3                              The Tenant shall procure that the Tenant’s Representative and any of its other authorised representatives when attending on site in accordance with paragraph 6.1:

(a)                                 shall report their presence to the works office on site on arrival and shall enter at their own risk;

(b)                                 shall comply with all safety requirements or other reasonable safety and security restrictions imposed by the Contractor and (if required by the Developer) shall be accompanied by a representative of the Developer (provided that if so required the Developer shall procure that such a representative is available);

(c)                                  shall not hinder, interfere with or cause any delay to the carrying out of the Building Works; and

16

(d)                                 shall not give or attempt to give instructions or make representations to the Contractor or any consultant or other person engaged in the carrying out of the Building Works.

6.4                               The Developer shall procure that the Employer’s Agent shall give to the Tenant’s Representative reasonable prior notice of each monthly site meeting in order to allow him to attend such meetings.

7.                                      Practical Completion and Commissioning

7.1                               (a)                                 The Developer shall procure that the Verification Engineer is present at and that the Tenant’s Representative is given not less than five Working Days’ notice of the proposed commencement of any procedures for witnessing and validating the testing and commissioning of the Building Systems and the Tenant’s Representative (and a reasonable number of those authorised by the Tenant) shall be entitled to be present at such witnessing and validating and to make representations to the Verification Engineer in respect of the same.

(b)                                 The Developer and the Tenant shall cooperate so as to ensure the efficient testing and commissioning of the Building Systems in accordance with the Building Contract and the Verification Engineer shall be instructed to monitor and validate the testing procedures to which the Building Systems are subjected and to establish whether those systems are functioning properly throughout the Premises at Practical Completion.

(c)                                  The Developer shall be responsible for the carrying out of all works which prove to be necessary in order for the Building Systems to be commissioned in accordance with the Building Contract as part of the Building Works.

7.2                               The Developer shall procure that, as a term of the Appointment of the Employer’s Agent, the Employer’s Agent is required to issue the Practical Completion Certificate but that such certificate shall not be issued unless the Practical Completion Condition set out in clause 7.3 has been satisfied.

7.3                               The Practical Completion Condition is that:

(a)                                 the Verification Engineer has provided to the Employer’s Agent, the Developer and the Tenant testing certificates or other confirmation in writing that the Building Systems have been tested and commissioned in accordance with clause 7.1(a) and (b) and are functioning properly throughout the Premises; and

(b)                                 EPCs for the Premises have been provided to the Tenant; and

(c)                                  the Warranties have been executed and delivered and released to the Tenant.

7.4                               The Developer shall procure that the Employer’s Agent gives the Tenant’s Representative not less than ten Working Days’ notice of the date upon which the Employer’s Agent proposes to carry out the Completion Inspection.

7.5                               If the Completion Inspection does not take place, or if following the Completion Inspection the Practical Completion Certificate is not issued, the Developer shall procure that notice is again given to the Tenant’s Representative in accordance with paragraph 7.4 before the next Completion Inspection, and this procedure shall be repeated as often as necessary until the Practical Completion Certificate is issued.

7.6                               The Developer shall procure that the Employer’s Agent shall have proper regard to any written representations concerning the issue of the Practical Completion Certificate which are

17

made by the Tenant’s Representative to the Employer’s Agent either at or within two Working Days after the relevant Completion Inspection.

7.7                               The decision to issue or not to issue any Practical Completion Certificate shall be in the sole professional discretion of the Employer’s Agent.

7.8                               The Developer shall send to the Tenant’s Representative within at least twenty Working days prior to the Completion Inspection a draft Defects List.

7.9                               If the Tenant does not agree that Practical Completion has occurred, it may within five Working Days after the occurrence of the relevant Completion Inspection (as to which period time shall be of the essence) refer the matter to the Expert for determination, in which case the following shall apply:

(a)                                 The Expert shall be requested to inspect the Building Works and determine whether the Building Works have been Practically Completed for the purpose of this Agreement. If the Expert decides that Practical Completion has occurred, the Tenant shall pay all the costs of the reference.

(b)                                 If the Expert determines that Practical Completion has not occurred and should not have been certified:

(i)            he shall specify what works need to be carried out in order to achieve a state of completion of the Building Works sufficient for a Practical Completion Certificate to be issued with which he would agree (“Remedial Works”);

(ii)           the Developer shall immediately commence and diligently proceed to carry out the Remedial Works and any further dispute as to whether they have been (or are being) properly carried out may be referred at any time to the Expert;

(iii)          the Developer shall be responsible for all the costs of the reference; and

(iv)          upon completion of the Remedial Works, the parties shall agree (or in default of agreement the Expert shall be instructed to confirm) the date upon which the Remedial Works were so completed and the date so agreed or confirmed shall be the date upon which Practical Completion shall be deemed to have taken place for the purposes of this Agreement.

(c)                                  If the Tenant takes occupation of the Premises it may not thereafter dispute (or continue to dispute) the Date of Practical Completion.

7.10                        The Developer shall procure that forthwith after Practical Completion of the Building Works:

(a)                                 the Employer’s Agent shall issue the Practical Completion Certificate; and

(b)                                 a copy of such certificate shall be delivered to the Tenant, the Tenant’s Representative and the Tenant’s Solicitors.

7.11                        The Developer shall after the issue of the Practical Completion Certificate procure that any items of unfinished work which are specified in the Defects List which is attached to the Practical Completion Certificate shall be completed within four months after the Date of Practical Completion.

18

7.12                        The Tenant shall use reasonable endeavours to notify the Developer of any Defects which the Tenant becomes actually aware of during the Defects Liability Period but without any obligation on the Tenant to make any inspections or investigations in this regard. The Developer shall procure that the Employer’s Agent shall prepare a schedule listing any Defects in the Building Works and shall supply a copy to the Tenant not later than 10 Working Days before the expiry of the Defects Liability Period. The Tenant may not later than five Working Days after receipt of such schedule request the Employer’s Agent to add to it any Defect which the Tenant has observed and the Employer’s Agent shall add such item(s) to the list. The Developer shall procure that any such Defects so notified by the Tenant to the Developer during the Defects Liability Period shall be remedied as soon as reasonably practicable after notification and at times to be agreed with the Tenant.

7.13                        If the Tenant is in occupation of the Premises under the provisions of this Agreement after the Date of Practical Completion it shall allow the Developer, the Contractor, the Employer’s Agent and/or their agents or workmen reasonable access to the Premises at a reasonable frequency and on reasonable prior notice for the purpose of inspection or carrying out any works required to be carried out under paragraphs 7.11 or 7.12 above or which may otherwise be required under the terms of the Building Contract or terms of this Agreement, and those taking access shall use reasonable endeavours to procure that as little disturbance is caused as is reasonably practicable and that any damage caused to the Premises or any fixtures and fittings in the Premises is made good forthwith.

7.14                        The provisions of Clauses 7.4 to 7.10 (inclusive) shall apply mutatis mutandis to the Defects Inspection and the issue or proposed issue of the Certificate of Making Good and the references to the “Completion Inspection” and to the “Practical Completion Certificate “ shall be construed accordingly.

8.                                      RELEVANT EXTENSIONS

If, following the certification by the Employer’s Agent of a Relevant Extension, the Tenant does not agree either that a Relevant Extension has occurred or the timing of it, it may within ten Working Days after the Employer’s Agent’s relevant certification (or their confirmation that no certification is required) refer the matter to the Expert for determination in accordance with clause 9.

19

SCHEDULE 2

TENANT’S WORKS

1.                                      Tenant’s Plans

1.1                               If the Tenant wishes to carry out any Tenant’s Works the Tenant shall submit to the Developer for approval three copies of all plans and specifications for the carrying out of the Tenant’s Works and a copy of the Tenant’s proposed method statement and timetable relating to the Tenant’s Works.

1.2                               The Developer shall notify the Tenant in writing as soon as practicable whether or not the Developer approves the Tenant’s Works.

1.3                               In deciding whether to approve the Tenant’s Works:

(a)                                 the Developer shall have absolute discretion to the extent that it would have absolute discretion under the Leases if the same had been granted; and

(b)                                 the Developer shall not unreasonably withhold its consent where it would not have been entitled to withhold its consent unreasonably (or where the Developer’s consent would not have been needed) under the Leases if the same had been granted, and any dispute between the parties concerning approval of the Tenant’s Works shall be determined by the Expert.

1.4                               Once the Tenant’s plans and specifications have been approved the Developer shall initial them by way of identification and such documents shall be the “Tenant’s Plans” for the purposes of this Agreement.

2.                                      Consents and approvals

2.1                               Before commencing any Tenant’s Works, the Tenant shall:

(a)                                 apply for and obtain all permissions, consents, licences and approvals of all statutory and regulatory authorities as may be necessary for the carrying out of the Tenant’s Works; and

(b)                                 provide copies of the same to the Developer; and

(c)                                  have entered into the Licence for Alterations.

2.2                              If notwithstanding paragraph 2.1(c) above, the Tenant commences any Tenant’s Works prior to completion of the Licence for Alterations then, pending entry into the Licence for Alterations, the Tenant shall comply with the provisions of that document as if the same had already been entered into.

3.                                      Tenant’s building obligations

3.1                               If the Tenant decides to commence any Tenant’s Works, the Tenant shall carry out and diligently complete such Tenant’s Works:

(a)                                 in a good and workmanlike manner and with suitable good quality materials, goods and equipment of their several kinds;

(b)                                 in accordance with:

20

(i)                                     the Tenant’s Plans; and

(ii)                                  all other permissions, consents, licences and approvals of all statutory and regulatory authorities;

(c)                                  to the reasonable satisfaction of the Developer.

3.2                               As between the Developer and the Tenant, all materials, goods, plant, machinery, equipment and other items used in connection with the Tenants Works shall be at the sole risk and responsibility of the Tenant and the acts or omissions of all agents, employees and contractors engaged in the Tenant’s Works shall be the responsibility of the Tenant.

3.3                               The Tenant shall be liable for and shall indemnify the Developer against any expense, liability, loss, claim or proceedings in respect of personal injury to or the death of any person whomsoever or injury or damage whatsoever to any property real or personal arising out of or in the course of or by reason of the carrying out of the Tenant’s Works.

3.4                               The Developer shall procure that the Employer’s Agent shall certify whether any actual delay is caused to Practical Completion by any Tenant’s Delay and shall certify the earlier date (if any) which would have been the Date of Practical Completion but for the Tenant’s Delay, and that earlier deemed Date of Practical Completion shall be the Term Commencement Date for the purposes of this Agreement.

21

SCHEDULE 3

TENANT’S EXTRAS

1.                                      DEFINITIONS OF TENANT’S EXTRAS

For the purposes of this Schedule 3:

“Tenant’s Extras” means any works requested by the Tenant additional to or in modification of the Building Works, but does not include the Tenant’s Works; and

“Approved Tenant’s Extras” means any Tenant’s Extras which are approved in accordance with paragraph 3.1(a) and in respect of which the Tenant’s Representative has confirmed to the Employer’s Agent in accordance with paragraph 3.4 that the Tenant wishes the Developer to proceed.

2.                                      Request for Tenant’s Extras

2.1                               The Tenant may request the Developer to incorporate Tenant’s Extras in the Building Works.

2.2                               The Developer and the Tenant shall liaise with each other in good faith to assess the viability of implementing the Tenant’s Extras.

2.3                               The Developer may reject a request for Tenant’s Extras if, in the Developer’s reasonable opinion:

(a)                                 they would involve the dismantling, undoing, removal, alteration or demolition of any Building Works already in the course of construction or completed or for which the materials have already been purchased;

(b)                                 they would cause any delay to the progress of the Building Works or any delay in Practical Completion which would exceed 28 days in aggregate;

(c)                                  they would detrimentally affect the character, quality or finish of the Building Works or the rental or investment value of the Premises or the Building;

(d)                                 their execution would constitute a breach of any Necessary Consents, Planning Obligations or Legal Requirements;

(e)                                  there is no reasonable prospect of obtaining the Necessary Consent(s) required for their execution; or

(f)                                   (without limitation) there are other reasonable grounds for the Developer to reject a request for such Tenant’s Extras.

2.4                               The Tenant shall procure that the Tenant’s Representative will provide the Employer’s Agent with three copies of the request for Tenant’s Extras, and will send one further copy to the Developer. Such request shall incorporate all drawings, specifications and other information in sufficient detail to define the Tenant’s requirements so as to enable the Developer and the Employer’s Agent to determine whether to approve such request.

3.                                      Response to Tenant’s request

3.1                               If the Tenant requests Tenant’s Extras, the Developer or the Employer’s Agent shall as soon as reasonably practicable:

22

(a)                                 inform the Tenant in writing whether the request for Tenant’s Extras is approved; and

(b)                                 (if it is approved) provide the Tenant with written details of the Developer’s good faith estimate of both the proper and reasonable cost of implementing such Tenant’s Extras (having regard to paragraph 5.3 below) and the anticipated effect (if any) on the timetable for the carrying out of the Building Works which would be caused by the implementation of the requested Tenant’s Extras.

3.2                               Within five Working Days after the Tenant receives the estimates referred to in paragraph 3.1(b), the Tenant’s Representative shall confirm to the Employer’s Agent in writing whether or not the Tenant wishes the Developer to proceed with such Tenant’s Extras.

3.3                               If the Tenant’s Representative does not so reply within such five Working Day period, or confirms during that period that the Tenant does not wish such Tenant’s Extras to proceed, then the Tenant’s request relating to such Tenant’s Extras shall lapse and the Developer shall not give effect to it.

3.4                               If the Tenant’s Representative confirms to the Employer’s Agent in writing within such five Working Day period that the Tenant wishes the Developer to proceed with the Tenant’s Extras, then the Tenant shall within 15 Working Days after such confirmation pay to the Developer the estimated cost as notified in accordance with paragraph 3.1(b) and calculated in accordance with paragraph 5.3 but only to the extent such estimated cost exceeds £250,000.

4.                                      Developer to carry out Tenant’s Extras

4.1                               Where the Developer has approved a request for Tenant’s Extras and the Tenant has confirmed the request pursuant to paragraph 3.2 and the Developer has received any payment due from the Tenant pursuant to paragraph 3.4, the Developer shall then proceed to carry out the Tenant’s Extras as soon as reasonably practicable or convenient having regard to the timetable and progress of the Building Works as a whole.

4.2                               The provisions of Schedule 1 shall apply to Tenant’s Extras incorporated within the Building Works as they do to the other Building Works, except where inconsistent with this Schedule 3.

4.3                               Where the Developer is unable (having used all reasonable endeavours) to obtain all additional licences, consents, permissions and orders necessary for the Tenant’s Extras in sufficient time to carry them out at a reasonably practicable and convenient stage within the programme for the Building Works, then the Developer may notify the Tenant that such Tenant’s Extras will no longer be implemented and shall refund to the Tenant within 10 Working Days thereafter the whole of the amount paid by the Tenant pursuant to paragraph 3.4 less any proper and reasonable costs and expenses incurred by the Developer pursuant to this paragraph 4.

5.                                      Costs of Tenant’s Extras

5.1                               The Developer shall prepare a final statement showing the proper and reasonable costs of and expenses incurred in relation to the implementation of the Tenant’s Extras (the “Final Statement”) which shall include all supporting documentation evidencing such costs and expenses, credit being given for:

(a)                                 any payments already made by the Tenant pursuant to paragraph 3.4; and

23

(b)                                 the aggregate amount of any consequential saving or reduction in the cost of the Building Works originally provided for but omitted as a result of the Tenant’s Extras.

To the extent such proper and reasonable costs and expenses (after taking account of such credit(s)) exceed £250,000, the Tenant shall pay such amount to the Developer within 15 Working Days of delivery of the Final Statement or, to the extent that the Final Statement shows a credit being due to the Tenant, the Developer shall return such sum to the Tenant within 10 Working Days of the issue of the Final Statement.

5.2                               To the extent that the costs and expenses referred to in paragraph 5.1 do not exceed £250,000, the amount of such costs and expenses shall be divided by ten and apportioned across each of the Leases based on the following floor areas being *** — 3,391 sq ft, *** — 8,029 sq ft and *** — 3,347 sq ft and the resulting sums shall comprise the Third Rent (which shall be the yearly rent reserved by clause 2.3 of the Leases and which shall be payable with effect from and including the Term Commencement Date until but excluding the tenth anniversary of the Term Commencement Date).

5.3                               The costs and expenses referred to in paragraph 5.1 shall include the proper and reasonable costs of preparing all necessary design details and cost estimates, obtaining all additional licences, consents, permissions and orders, together with all additional professional fees, statutory fees, disbursements and VAT (to the extent not recoverable by the Developer).

5.4                               Notwithstanding the provisions of paragraphs 3.4 and 5.1, the Developer shall be entitled to require the sums payable under paragraph 5.1 to be paid in instalments at such times on such dates as the Developer may notify to the Tenant in writing.

5.5                               Any dispute as to any matter relating to the Tenant’s Extras including the certificate of the Employer’s Agent as to the amount of any sums payable by the Tenant pursuant to this Schedule 3 (and whether by way of additional rent under the Leases or otherwise).

6.                                      Effect on rent review

6.1                               With respect to the provisions for rent review contained in the Leases, the rental effect of the Tenant’s Extras shall be as follows:

(a)                                 to the extent that the Tenant’s Extras effect improvements to the Premises or increase the market rental value of the Premises, they shall be disregarded; and

(b)                                 to the extent that the Tenant’s Extras or any omissions consequent thereon diminish the market rental value of the Premises, it shall be assumed that the Premises have been constructed as they would have been had such Tenant’s Extras not been incorporated.

6.2                               The rent review provisions in the Leases shall if necessary be modified before the Legal Completion Date to take account of or (as the case may be) to disregard the rental effect of the Tenant’s Extras.

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

24

SCHEDULE 4

APPROVED PLANS

25

Signed by	)
for and on behalf of	)
the Developer	)

Signed by	)
for and on behalf of	)	/s/ David J. Kirk
the Tenant	)

Signed by	)
for and on behalf of	)	/s/ David J. Kirk
the Guarantor	)

26

DATED	2012

***
and
***

- and -

GW RESEARCH LIMITED

- and -

GW PHARMACEUTICALS PLC

LEASE

- of -

***
***
***

Hogan

Lovells

Ref:  CM1/CMS/VJS
21552/30588

Hogan Lovells International LLP, Atlantic House, Holborn Viaduct, London EC1A 2FG

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

5.1	Interest on late payments	24

5.2	Re-entry	25

5.3	Rent cesser	26

5.4	Reinstatement prevented	27

5.5	Reinstatement following damage by an Uninsured Risk	27

5.6	Statutory compensation	29

5.7	Data Protection Act 1998	29

5.8	Exclusion of liability	29

6.	RENT REVIEW	29

7.	TENANT’S OPTION TO DETERMINE	32

8.	ACCIDENTAL HAPPENINGS OR INJURIES	33

9.	NOTICES	33

10.	VAT	33

11.	SURETY’S COVENANTS	33

12.	LANDLORD AND TENANT (COVENANTS) ACT 1995	33

13.	ADDRESS FOR RENT DEMANDS	34

14.	DELIVERY AS A DEED	34

15.	RIGHTS OF THIRD PARTIES	34

SCHEDULE 1	35

1.	Rights granted	35

SCHEDULE 2	36

2.	Rights reserved	36

SCHEDULE 3	38

3.	Documents to be observed	38

SCHEDULE 4	38

4.	Service Charge	39

SCHEDULE 5	40

5.	Index-linked review of service charge	40

SCHEDULE 6	43

6.	Covenants by the Surety	43

SCHEDULE 7	45

7.	Authorised Guarantee Agreement	45

SCHEDULE 8	47

8.	The Regulations	47

SCHEDULE 9	48

9.	Utilities Charge	48

2

LAND REGISTRY PRESCRIBED CLAUSES

LR1 Date of lease	2012

LR2 Title number(s)	LR2.1 Landlord’s title number(s) ***

LR2.2 Other title numbers None

LR3 Parties to this lease	Landlord *** and *** whose registered offices are both at ***

Tenant GW Research Limited a company registered in England and Wales (registered number 3107561) whose registered office is at Porton Down Science Park Salisbury Wiltshire SP4 OJQ

Other parties
Surety
G W Pharmaceuticals plc a company registered in England and Wales (registered number 4160917) whose registered office is at 114 Porton Down Science Park Salisbury Wiltshire SP4 0JQ

LR4 Property	In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail. The Premises as defined in clause 1.1

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

LR5 Prescribed statements etc	LR5.1 Not applicable

LR5.2 Not applicable

LR6 Term for which the Property is leased	The Term is as follows: 15 years from and including [ ] [Engrossment note: the Term Commencement Date will be determined pursuant to the Agreement for Lease]

LR7 Premium	None

LR8 Prohibitions or restrictions on disposing of this lease	The lease contains a provision that prohibits or restricts dispositions

LR9 Rights of acquisition etc	LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land None

LR9.2 Tenant’s covenant to (or offer to) surrender this lease None

LR9.3 Landlord’s contractual rights to acquire this lease None

LR10 Restrictive covenants given in this lease by the Landlord in respect of land other than the Property	None

LR11 Easements	LR11.1 Easements granted by this lease for the benefit of the Property The rights and matters set out in Schedule 1

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property The rights and matters set out in Schedule 2

ii

LR12 Estate rentcharge burdening the Property	None

LIR13 Application for standard form of restriction	None

LR14 Declaration of trust where there is more than one person comprising the Tenant	Not applicable

iii

LEASE

THIS LEASE is made on the date set out in clause LR1

BETWEEN:

(1)                                 the Landlord as set out in clause LR3;

(2)                                 the Tenant as set out in clause LR3; and

(3)                                 the Surety as set out in clause LR3.

1.                                      INTERPRETATION

1.1                               In this Lease:

“Access Roads” means the roads footpaths and accessways within the Science Park not adopted from time to time and the road connecting the Science Park to ***;

“adjoining or neighbouring premises” includes any part or parts of the Science Park other than the Premises;

“Authorised Guarantee Agreement” means an agreement between the Landlord and the Tenant entered into by the Tenant as covenantor in the circumstances set out in clause 3.18 and containing the provisions set out in Schedule 7;

“Centre Common Parts” means any entrances, passageways, Access Roads, Conducting Media, car parking, hardstanding, verges, landscaping and other parts of the Science Park available or intended to be available for use and/or enjoyment by two or more of the Landlord’s tenants of the Science Park in common (but for the avoidance of doubt including all car parking areas whether or not the subject of exclusive parking rights);

“Conducting Media” means tanks, pipes, cables, wires, meters, drains, sewers, gutters and other things of a similar nature for the passage of electricity, gas, water, soil and other services;

“Environmental Audit” means an audit of the Tenant’s activities on the Premises to be commissioned by the Landlord from time to time but not more than once per year;

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

“EPC” means energy performance certificate and recommendation report, as defined in the Energy Performance of Buildings (Certificates and Inspections) (England and Wales) Regulations 2007 as amended or updated from time to time;

“Existing EPC” means a copy of the EPC for the Premises reference no [number]; [Engrossment Note: EPC Number to be inserted prior to Completion of the Lease]

“First Termination Date” means [Engrossment Note: insert the date which is the expiry of the 10th year of the Term];

“Gateway Tenant” means an individual, partnership or company whose prime activity either is within the areas of Science or High Technology or is the provision of support directly related to the scientific community as would maintain an appropriate mix of tenants for a science park;

“Group Company” means a company which is in the same group of companies (within the meaning of section 42 Landlord and Tenant Act 1954) as the Tenant;

“High Technology” means research, development, design, distribution, manufacturing or service activities utilising, employing or manufacturing product or processes which apply research, pharmaceuticals, bio-technology, electronics, robotics, informatics or other such scientific disciplines as the Landlord (in conjunction with the local planning authority) determines to be representative of the field of high technology;

“Insurance Rent” means the rent reserved by clause [2.3] [2.4]; [Engrossment note: depends on whether a Third Rent is included pursuant to the Agreement for Lease]

“Insured Risks” means (to the extent insurance for such risks remains available in the London insurance market) fire, lightning, aircraft, explosion, riot, malicious persons, earthquake, storm, flood, burst pipes, impact, theft, subsidence, sprinkler leakage, terrorism and such other risks or perils (if any) as the Landlord or any superior landlord (acting reasonably) may from time to time deem it prudent to insure against;

“Landlord” includes the person or persons for the time being entitled to the reversion immediately expectant on the Term;

“Office Areas” means the areas within the Premises which are designed for use and/or occupation as offices;

“Planning Acts” means and includes the “planning Acts” as defined in section 117 Planning and Compulsory Purchase Act 2004 together with that Act and all other legislation from time to time imposing controls on the development or use of land;

“Premises” means the premises (shown edged red on the plan numbered 1 annexed hereto) known as *** as well as any landlord’s fixtures and fittings from time to time in the Premises and each and every part of the Premises (but (if applicable) excluding the outer half, severed vertically, of any wall dividing the Premises from any adjoining or neighbouring premises);

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

3

***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

[Engrossment Note: There will be one lease per building)

“Principal Rent” means the principal rent reserved by this Lease at the rate from time to time payable under clause 2.1 and clause 6;

“Regulations” means the regulations set out in Schedule 8;

“Rent Review Specification” means the specification annexed to this Lease;

“Research and Development Areas” means the areas which are designed for use and/or occupation for research and development;

“Science” means dependence upon the application of scientific or technological skills or knowledge in the production of new goods or services for competitive advantage;

“Science Park” means ***, *** and any other land from time to time owned by the Landlord which is adjoining or neighbouring;

“Second Rent” means the second rent reserved by this Lease at the rate from time to time payable under clause 2.2;

“Second Termination Date” means [Engrossment Note: insert the date which is the date of expiry of the 12th year of the Term);

“Service Charge” means the Service Charge as defined in and calculated pursuant to Schedule 4;

“Tenant” includes the successors in title and assigns of the Tenant;

“Term” means the term set out in Clause LR6 together with any continuation by statute or implication of law;

[“Third Rent” means the third rent reserved by this Lease at the rate from time to time payable under clause 2,3;] [Engrossment Note: to be included if applicable pursuant to Agreement for Lease]

“Uninsured Risk” means an Insured Risk against which insurance is not or ceases to be obtainable for such risk on normal commercial terms in the London insurance market at reasonable commercial rates generally available in the London insurance market for a property of this type, size and location; and

“VAT” means Value Added Tax and any other tax of a similar nature.

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

1.2                               In this Lease unless there be something in the context inconsistent therewith:

(a)                                 words importing the masculine gender shall include the feminine gender and vice versa and words importing the singular shall include the plural and vice versa and words importing persons and all references to persons shall include companies, corporations and firms and vice versa;

(b)                                 if at any time two or more persons are included in the expression the “Landlord”, the “Tenant” or the “Surety” then covenants contained in this Lease or implied by or on the part of the Landlord, the Tenant or the Surety as the case may be shall be deemed to be and shall be construed as covenants entered into by and binding on such persons jointly and severally;

(c)                                  wherever the consent or approval of the Landlord is required it may be given subject to the Tenant obtaining any necessary further consent or approval under any headlease and nothing in this Lease implies that such further consent or approval under any headlease will not be unreasonably withheld;

(d)                                 where the Tenant is placed under a restriction by this Lease it includes an obligation not to permit or allow the restriction to be infringed;

(e)                                  references to “lease” shall include “underlease” and vice versa.

2.                                      DEMISE AND RENT

The Landlord at the request of the Surety DEMISES unto the Tenant ALL THOSE the Premises TOGETHER with the particular rights set out in Schedule 1 BUT EXCEPT AND RESERVED AND SUBJECT to the particular rights and matters set out in Schedule 2 AND SUBJECT ALSO to the matters contained or referred to in the documents brief particulars of which are set out in Schedule 3 TO HOLD the Premises unto the Tenant (together with but except and reserved and subject as above) for the Term YIELDING AND PAYING to the Landlord during the Term and so in proportion for any time less than a year without any deductions whatsoever the following rents namely:

2.1                               until and including [Engrossment Note: insert date which is the day before 1st anniversary of Term Commencement Date] the yearly Principal Rent of £[19,234] [45,531.50] [18,984.50] and thereafter until and including [Engrossment Note: insert date which is the day before date which is 30 months from and including the Term Commencement Date] the yearly Principal Rent of £[28,851] [68,297.25] [28,476.75] and thereafter until and including [Engrossment Note: insert date which is the day before the 5th anniversary of the Term Commencement Date] the yearly Principal Rent of £[38,468] [91,063] [37,969] and during the remainder of the Term the same yearly Principal Rent or such higher yearly rent as may become payable pursuant to review under clause 6 by equal quarterly payments in advance on the four usual quarter days in each year of which the first payment (being the due proportion for the period commencing on [Engrossment Note: insert the Term Commencement Date] and ending on

                                                [Engrossment Note: insert the day before the quarter day next following lease completion]) shall be paid on or before the date of this Lease;

2.2                               until and including [Engrossment Note: insert date which is the day before lst anniversary of term commencement date] the yearly Second Rent of £[24,095] [41,950] [17,705] and thereafter until and including [Engrossment Note: insert date which is the day before date which is 30 months from and including the Term Commencement Date] the yearly Second Rent of £[36,142.50] [62,925] [26,557.50] and thereafter during the remainder of the Term the yearly Second Rent of £[48,190] [83,900] [35,410] by equal quarterly payments in advance on the four usual quarter days in each year of which the first payment (being the due proportion for the period commencing on [Engrossment Note: insert the Term Commencement Date] and ending on [Engrossment Note: insert the day before the quarter day next following lease completion]) shall be paid on or before the date of this Lease;

2.3                               [until and including [Engrossment Note: insert date which is the day before the 10th anniversary of the Term Commencement Date] the yearly Third Rent of £[    ] per annum by equal quarterly payments in advance on the four usual quarter days in each year of which the first payment (being the due proportion for the period commencing on [Engrossment Note: insert the Term Commencement Date] and ending on [Engrossment Note: insert the day before the quarter day next following lease completion]) shall be paid on or before the date of this Lease;] [Engrossment Note: included if required pursuant to Agreement for Lease]

2.4                               throughout the Term sums equal to a just proportion fairly attributable to the Premises of the total amounts which the Landlord shall from time to time expend by way of premium and incidental costs (including the cost of periodic valuations and any premium payable under any headlease and the whole of any increase in any premium from time to time as a result of or arising out of the manner or the purposes in or for which the Premises are kept used and occupied) in effecting and maintaining the several insurances referred to in clause 4.1 (together with any insurance effected by the Landlord against public liability risks in respect of the Science Park) each such sum to be paid within 14 days following written demand the first such payment in respect of amounts already so expended by the Landlord (being the due proportion commencing on [Engrossment Note: insert the date which is the Term Commencement Date] to the next renewal date or dates for such insurances) to be paid on or before the date of this Lease and in the event of any dispute as to any such sum the same shall be determined by the Landlord’s surveyor (acting as an independent expert and not as an arbitrator) whose determination shall in the absence of manifest error be final and binding on the parties;

2.5                               throughout the Term sums equal to the Service Charge at the times and in the manner specified in Schedule 4; and

2.6                               VAT on the rents reserved by this Lease payable at the time such rents are payable.

3.                                      TENANTS’ COVENANTS

The Tenant to the intent that the obligations created shall continue throughout the whole of the Term COVENANTS with the Landlord as follows:

3.1                               Pay Rent

(a)                                 To pay the Principal Rent, the Second Rent, [the Third Rent], the Insurance Rent and the Service Charge at the times and in the manner required by clause 2 without deduction or set off and to pay the Principal Rent, the Second Rent[, the Third Rent] and the Fixed Charge (as defined in Schedule 5) by bankers standing order or similar form of bank transfer if so required by the Landlord.

(b)                                 To pay all rents and other sums as they fall due under this Lease whether or not such rents or other sums relate to a period before the Term became vested in the Tenant (provided such rents or other sums do not relate to any period prior to the commencement of the Term).

3.2                               Pay outgoings

(a)                                 To pay and keep the Landlord fully indemnified from and against all liability for all general and other rates of whatever nature or kind and all taxes, charges, duties, levies, assessments, impositions and outgoings whatever (whether parliamentary, parochial, local or of any other description) which are now or may become rated taxed charged levied assessed or imposed upon the Premises or the owner, landlord, tenant or occupier of the Premises and whether or not required to be paid by the Tenant himself but “taxes” does not include value added tax or taxes imposed on the Landlord in respect of the yearly rent reserved by this Lease or in respect of a disposal of the interest in immediate reversion to this Lease.

(b)                                 Where not supplied directly by the relevant utility company to the Tenant to pay to the Landlord the cost (which may for the avoidance of doubt and without limitation include reasonable provision for management by the Landlord’s own staff) incurred by the Landlord in or incidental to arranging for the supply of services pursuant to clause 4.4 consumed at the Premises, such payment to be made in accordance with the provisions of Schedule 9 (which provisions are hereby incorporated)

SAVE THAT whilst the Tenant is GW Research Limited or a Group Company of GW Research Limited or of GW Pharmaceuticals plc Schedule 9 shall not apply and the Tenant shall pay such cost within 14 days of written demand (and where not separately metered such cost shall be a due proportion determined by the Landlord (acting reasonably) of such costs payable or incurred by the Landlord in respect of the Premises together with other premises).

3.3                               Repair and decorate

(a)                                 (Damage by the Insured Risks always excepted unless the policy or policies of insurance effected by the Landlord against them shall be rendered void or payment of the insurance moneys be refused in whole or in part by reason of or arising out of any act, omission, neglect or default by the Tenant or any subtenant or other person under the control of the Tenant or any subtenant) to keep the Premises in good and substantial repair and in good decorative and clean condition with the glass cleaned both inside and (unless the cost of the same is being met by the Tenant as part of the Service Charge) outside at least once a month.

(b)                                 (Without prejudice to the generality of the above obligations of the Tenant) in a good and workmanlike manner whenever necessary and also in the last three months of the Term (however and whenever it may terminate) to decorate the Premises and in the case of decoration in the last three months of the Term the Landlord shall have the right to insist on a particular colour scheme being used.

3.4                               Observe legislation

(a)                                 To observe and perform all requirements of any Act of Parliament, local Act or bylaw and notices issued under such legislation or by any public, local or other competent authority (together referred to in this clause 3.4 as “Acts”) (whether or not required of the Tenant himself) in any way affecting the Premises or any thing in or any activity carried on by persons resorting to or working or employed at the Premises or the use and occupation of the Premises within the time prescribed by law or the notice requiring the same (or if no time is so prescribed then within a reasonable time) to the reasonable satisfaction of the Landlord and to indemnify and keep the Landlord fully indemnified against all such requirements and all actions, proceedings, costs, claims, demands, expenses and liability whatever arising out of or in connection with non-observance or non-performance of such requirements.

(b)                                 At its own expense to obtain from the appropriate authorities all licences consents and permissions as may be required for the carrying out by the Tenant of any operations on or for the use of any part of the Premises.

(c)                                  Not to do anything in the Premises or cause them to be used or occupied in such a way that the Landlord or any tenant or occupier of the Science Park is disabled from complying with any Acts in respect of the whole or any part of the Science Park or may under any Acts incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses.

(d)                                 In particular but without prejudice to the generality of the foregoing to comply with all the lawful requirements from time to time of the following bodies or their successors:

(i)                                     Health and Safety Executive;

(ii)                                  Environment Agency;

(iii)                               Home Office;

(iv)                              Department of Health;

(v)                                 ***;

(vi)                              HM Revenue and Customs;

(vii)                           Department for Environment Food and Rural Affairs; and

(viii)                        Health Protection Agency,

3.5                               Yield up

Quietly to surrender and yield up the Premises to the Landlord (or as the Landlord may direct) at the end or sooner determination of the Term in a state and condition in all respects in accordance with the covenants on the part of the Tenant contained in this Lease provided that:

(a)                                 unless the Landlord notifies the Tenant in writing that such removal is not required, the Tenant shall at the Tenant’s expense remove from the Premises any partitioning contained within the Office Areas but shall have no obligation to remove or reinstate any other works of alteration or addition of whatsoever nature made to the Office Areas;

and the Tenant agrees:

(b)                                 to ensure that all fixtures and plant within the Research and Development Areas are in working order but shall have no obligation to remove or reinstate any works of alteration or addition of whatsoever nature made to the Research and Development Areas;

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

(c)                                  to hand over to the Landlord all keys relating to the Premises; and

(d)                                 to provide the Landlord with details of the utility companies providing utilities to the Premises and with sufficient details of the Tenant’s accounts with such utility companies (so far as relating to the Premises) to enable the Landlord to contact the utility companies in relation to such accounts.

3.6                               Entry by Landlord

(a)                                 To permit the Landlord and others authorised by the Landlord after at least three days’ prior notice (except in an emergency when no notice need be given) to enter upon the Premises to view and inspect the Premises and ascertain how the Premises are being used and occupied and their state and condition and to take schedules of all landlord’s fixtures and fittings and to estimate the current value of the Premises for insurance, mortgage or other purposes and to carry out an Environmental Audit.

(b)                                 Whenever on any such inspection anything is found which constitutes a breach, non-performance or non-observance of the covenants on the part of the Tenant contained in this Lease and of which the Landlord gives notice to the Tenant to commence to remedy and make good the same within one month of the date of such notice (or immediately in the case of any breach, non-performance or non-observance of clause 3.26 or in respect of any other matter which the Landlord reasonably deems as requiring immediate remedial action) and thereafter proceed diligently with the requisite works but if the Tenant shall fail so to do to permit the Landlord if it so desires (although the Landlord shall be under no obligation so to do) without prejudice to the Landlord’s right of re-entry or any other right or remedy of the Landlord to enter upon the Premises with contractors, workmen and others and all necessary equipment, tools and materials and to execute or complete such works and to pay to the Landlord on written demand either during or on completion of such works as the Landlord may require the costs and expenses incurred by the Landlord together with all solicitors’, surveyors’ and other professional fees and expenses incurred by the Landlord in relation to such works.

3.7                               Works to adjoining or neighbouring premises

To permit the Landlord and others authorised by the Landlord and their respective agents and contractors to enter upon the Premises with workmen and others and all necessary equipment, tools and materials after at least three days’ prior written notice (except in an emergency when no prior written notice need be given) in order to carry out repairs, alterations, additions or any other works to or of any adjoining or neighbouring premises which cannot reasonably be carried out without entry on to the Premises PROVIDED ALWAYS that the persons so entering shall:

(a)                                 be accompanied at all times by a representative of the Tenant (provided such a representative is made available for such purpose);

(b)                                 cause as little inconvenience and disruption as possible to the Tenant and the other occupiers of the Premises; and

(c)                                  with the minimum of delay and make good all damage thereby caused to the Premises to the reasonable satisfaction of the Tenant.

3.8                               Costs of default

To pay all proper costs, charges and expenses (including solicitors’ costs and bailiffs’, architects’ and surveyors’ fees) reasonably payable by the Landlord for the purposes of and incidental to the preparation, service and enforcement (whether by proceedings or otherwise) of:

(a)                                 any notice under section 146 or 147 Law of Property Act 1925 requiring the Tenant to remedy a breach of any of the Tenant’s obligations hereunder notwithstanding forfeiture for any such breach shall be avoided otherwise than by relief granted by the Court;

(b)                                 any notice to repair or schedule of dilapidations accrued at or prior to the end or sooner determination of the Term whether served during or within three months after the end of the Term;

(c)                                  the payment of any arrears in the rents reserved by this Lease;

and in default of payment all such sums shall be recoverable as rent in arrears.

3.9                               User

(a)                                 Not to use the Premises otherwise than for any use within Class B1 of the Town and Country Planning (Use Classes) Order 1987 (as in force at the date of the agreement for lease pursuant to which this Lease was entered into) (but not as diplomatic offices or as a betting office or bookmaker’s office) and not in any other manner or for any other purpose or for any immoral or unlawful purpose or for any sale by auction and the Tenant acknowledges that nothing in this Lease constitutes a warranty that the above use complies or will continue to comply with the Planning Acts and the Tenant shall not be entitled to any relief or compensation whatsoever from the Landlord in that respect.

(b)                                 Not to keep any animal on or about the Premises nor to conduct allow or permit to be conducted anywhere on or about the Premises any research or experiments of any kind on or involving animals of whatever kind whether live or dead.

(c)                                  Not to carry out (nor to allow or permit to be carried out) on or from the Premises research into or involving any of the following:

(i)                                     genetic modification within the meaning of Directive 2001/18/EC;

(ii)                                  human embryology within the meaning of the Human Fertilisation and Embryology Act 1990 (as amended); and/or

(iii)                               cloning, being (for the purposes of this clause) any process, including techniques of embryo splitting, designed to create a human being (or animal) with the same nuclear genetic information as another living or deceased human being (or animal as the case may be),

(d)                                 Not to overload any floor of the Premises or any lift in or serving the Premises and not to pass anything of a harmful nature through the Conducting Media in or serving the Premises (whether exclusively or jointly with other premises) or do anything at the Premises which shall be or may become a nuisance (whether indictable or not) or which shall cause any damage or disturbance to the Landlord or the owners, tenants or occupiers from time to time of any adjoining or neighbouring premises.

3.10                        Alterations

(a)                                 (Without prejudice to sub clause (b) of this clause) not to carry out any alterations, additions or other works to the Premises without the prior written consent of the Landlord having been obtained (such consent not to be unreasonably withheld or delayed, and provided that — without prejudice to the generality of the foregoing — it shall be reasonable for the Landlord to withhold consent in any circumstances where a proposed alteration or addition to any of the Conducting Media or the systems for the supply of heating, air-conditioning (if any), lighting, electric power or water installed within or upon the Premises would or might have a material adverse impact upon the Existing EPC rating (and it is agreed that a downgrade in the Existing EPC rating shall constitute a material adverse impact).

(b)                                 Not to carry out any alterations, additions or other works to the Premises before all necessary approvals, consents, licences, permits or permissions of any competent authority, body or person have been obtained and such alterations, additions or works shall be carried out strictly in accordance with their terms and conditions.

(c)                                  To permit the Landlord and others authorised by the Landlord to enter upon the Premises at reasonable hours during the daytime for the purpose of seeing that all alterations, additions or other works are being or have been carried out in all respects in conformity with this clause and immediately upon being required to do so to remove any alteration, addition or other works of or to the Premises which do not so conform or in respect of which any such approvals, consents, licences, permits or permissions of the competent authority, body or person have been withdrawn or have lapsed and thereupon to make good all damage caused to the Premises and restore and reinstate all affected parts of the Premises to the reasonable satisfaction of the Landlord.

(d)                                 If any alterations or additions are made to the Premises, within 30 days following completion of such works to give written notice to the Landlord and at the same time (or at such later date as is reasonable) to provide to the Landlord a copy of the as-built drawings for such works.

(e)                                  To pay as additional rent any sums which the Landlord may properly expend by way of additional premiums for the insurance of the Premises by reason of any alterations or additions made to the Premises by the Tenant.

3.11                        Signage

No fascia, sign, name plate, bill, notice, placard, advertisement or similar device shall be affixed to or displayed in or on any part of the Premises so as to be visible from the exterior other than those indicating the name of any occupier for the time being and his business and which have (with their size and positioning) been previously approved by the Landlord in writing (such approval not to be unreasonably withheld or delayed).

3.12                        Aerials, etc

No television or wireless or other form of mast or aerial nor any flagpole shall be affixed to any part of the exterior of the Premises other than those which have (with their positioning) been previously approved by the Landlord in writing (such approval not to be unreasonably withheld or delayed).

3.13                        Planning Acts

(a)                                 Without prejudice to the generality of clause 3.4 fully to observe and perform all the requirements of the Planning Acts in respect of the Premises or their use and all the requirements of any approval, consent, licence, permit or permission granted under the Planning Acts which remain lawfully enforceable and affect the Premises and to indemnify and keep the Landlord fully indemnified from and against all actions, proceedings, costs, claims, demands, expenses and liability whatsoever arising out of or in connection with any non-observance or non-performance of this covenant.

(b)                                 No application shall be made for any approval, consent, licence, permit, permission, certificate or determination under the Planning Acts in respect of the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed).

(c)                                  Unless the Landlord shall otherwise direct in writing to carry out to the reasonable satisfaction of the Landlord during the Term (however and whenever it may terminate) all works to the Premises which as a condition of any such approval, consent, licence, permit or permission obtained by or on behalf of the Tenant or any subtenant are required to be carried out at the Premises by a date after the Term (however and whenever it may terminate).

3.14                        Statutory Notices

To give the Landlord a copy of every notice of whatsoever nature affecting or likely to affect the Premises made given or issued by or on behalf of the local planning authority or any other authority, body or person having lawful jurisdiction within seven days of its receipt by the Tenant or any subtenant and to produce the original to the Landlord on written request and to take all reasonable and necessary steps to comply with every such notice And if so required in writing by or on behalf of the Landlord to make or join with the Landlord and any other persons for the time being interested in the Premises or any lawful adjoining or neighbouring premises in making such objections or representations against or in respect of any such notice as the Landlord may reasonably and properly require provided that such objections or representations are not adverse to the legitimate business interests of the Tenant.

3.15                       Insurer’s requirements

(a)                                 (Save with the prior written consent of the Landlord) nothing of a noxious, dangerous, explosive or inflammable nature shall be stored, placed or kept or remain on the Premises nor (subject and to the extent that the Tenant has received appropriate details and notification from the Landlord of such insurances) shall any other thing be done in or about the Premises by the Tenant or any subtenant which does or may invalidate or render void or voidable or cause any increased premium to be payable for any policy of insurance maintained by the Landlord in respect of the Premises or any adjoining or neighbouring premises,

(b)                                 To repay to the Landlord upon written demand as part of the Insurance Rent an amount equal to any such increased premium referred to in sub clause (a) of this clause as may become so payable.

(c)                                  If the Premises or any other premises shall be destroyed or damaged as a result of any matter referred to in sub clause (a) of this clause or as a result of any act, omission, neglect or default by or on the part of the Tenant or any subtenant or any person under the control of the Tenant or any subtenant as a result of which any policy of insurance maintained by the Landlord is rendered void or payment of the insurance money is refused in whole or in part, to pay to the Landlord within 21 days of written demand the amount so refused or which would (other than for the policy having been rendered void as aforesaid) have been payable.

3.16                        To Let board

To permit the Landlord during the period of six months immediately preceding the end or sooner determination of the Term (and at any time during the Term in the event of any proposed disposal by the Landlord of its interest in the Premises or in any of the events set out in clause 5.2) to affix and retain on any part of the Premises (but not so as materially to interfere with any trade or business carried on at the Premises or with reasonable access of light and air to the Premises) notices and boards relating to any proposed disposal by the Landlord of its interest in the Premises for reletting or otherwise dealing with the same and to permit all persons with written authority from the Landlord or the Landlord’s agents to inspect and view the Premises at reasonable times of the day by previous appointment.

3.17                        Prohibited alienation

(a)                                 The Tenant shall not assign, transfer, [Engrossment Note: for buildings *** + *** only — sublet,] part with or share possession or occupation of, mortgage or charge any part (as opposed to the whole) of the Premises nor, save as permitted by Clauses 3.17(b), 3.18, and 3.19, part with or share possession or occupation of the whole of the Premises.

(b)                                 Nothing in clause 3.17(a) shall restrict the right of the Tenant to allow any Group Company to occupy or share the occupation of the Premises from time to time which the Tenant shall be entitled to do without the consent of the Landlord PROVIDED THAT:

(i)                                     no relationship of landlord and tenant shall be created or deemed to exist between the Tenant and the Group Company;

(ii)                                  the Group Company shall not be permitted to have exclusive occupation of the whole or any part or parts of the Premises; and

(iii)                               the relevant company shat[ vacate the Premises forthwith upon ceasing to be a Group Company.

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

3.18                        Assignment

(a)                                 Not to assign the whole of the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) provided that the Landlord shall be entitled:

(i)                                     to withhold its consent in the circumstances set out in sub clause (c);

(ii)                                  to impose all or any of the matters set out in sub clause (d) as a condition of its consent.

(b)                                 The provisos to sub clause (a) shall operate without prejudice to the right of the Landlord to withhold such consent on any other ground or grounds where such withholding of consent on such other ground or grounds would be reasonable or to impose any further condition or conditions upon the grant of consent where the imposition of such condition or conditions would be reasonable.

(c)                                  The circumstances referred to in sub clause (a)(i) are as follows:

(i)                                     where the assignee is a Group Company unless in the reasonable opinion of the Landlord the assignee (when assessed together with any proposed guarantor for the assignee) is of at least equivalent financial standing to the Tenant; and

(ii)                                  where in the reasonable opinion of the Landlord the assignee is not a Gateway Tenant.

(d)                                 The conditions referred to in sub clause (a)(ii) are as follows:

(i)                                     the execution and delivery by the Tenant to the Landlord prior to the assignment in question of a deed of guarantee (being an Authorised Guarantee Agreement);

(ii)                                  the payment to the Landlord of all rents which have fallen due under the Lease prior to the date of assignment;

(iii)                               the giving of any requisite consent of any superior landlord or mortgagee and the fulfilment of any lawful condition of such consent; and

(iv)                              if reasonably required by the Landlord either:

(1)                                 the execution and delivery to the Landlord prior to the assignment of a rent deposit deed in such form as the Landlord shall reasonably require together with the payment to the Landlord by way of cleared funds of the amount of the rent deposit (being a reasonable sum) specified in the rent deposit deed; or

(2)                                 the execution and delivery to the Landlord of a deed of guarantee entered into by a third party guarantor reasonably acceptable to the Landlord incorporating the provisions of Schedule 6.

3.19                        Subletting

(a)                                 Not to sublet the whole of the Premises [Engrossment Note: for *** only insert: (and not to sublet a “Permitted Part” (meaning a complete floor or floors of the Premises)] except in accordance with the provisions of sub clauses (b), (c), (d), (e) and (f) of this clause, and not to sublet any part (as distinct from the whole) of the Premises [Engrossment Note: insert for *** only: other than a permitted part].

(b)                                 Not to sublet the Premises or agree to sublet the Premises [Engrossment Note: insert for *** only: or any Permitted Part] at less than the open market rent then reasonably obtainable for the whole [Engrossment Note: insert for *** only: or the Permitted Part (as the case may be)] of the Premises with vacant possession without fine or premium being taken (but this shall not preclude the payment of any fine or premium or concessions or incentives which are standard in the market at the time of the subletting) nor to do so without provision for upwards only review of such rent as at each Review Date (as defined in clause 6.1(a)) which shall occur during the term of the relevant underlease in a similar manner (mutatis mutandis) as provided in clause 6 and every permitted underlease (whether mediate or immediate) of the whole [Engrossment Note: insert for *** only: or any Permitted Part] of the Premises shall (so far as applicable) contain covenants by the subtenant in the same form as those contained in clauses 3.17, 3.18 and 3.19.

(c)                                  Before or at the same time as any subletting of the whole of the Premises [Engrossment Note: for *** only insert: or of a Permitted Part of the Premises] shall be effected the proposed subtenant shall enter into direct covenants with the Landlord in such form as the Landlord shall reasonably require to observe and perform all the covenants and agreements on the part of the Tenant and the stipulations and conditions contained in this Lease (other than the payment of the Principal Rent, the Second Rent, [the Third Rent,] the Insurance Rent and the Service Charge) during the term of the underlease.

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

(d)                                 Any underlease shall contain a valid and effective agreement to exclude the provisions of sections 24-28 (inclusive) of the Landlord and Tenant Act 1954 in relation to such underlease.

(e)                                  The Tenant shall not sublet the Premises or agree to sublet the Premises otherwise than to a subtenant who in the reasonable opinion of the Landlord is a Gateway Tenant.

(f)                                   Subject and without prejudice to the other provisions of this clause there shall be no subletting of the whole of the Premises [Engrossment Note: for *** only insert: or of a Permitted Part of the Premises] without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed).

3.20                        Registration of dealings

Within 21 days of every assignment or transfer (whether by deed, will or otherwise) and every mortgage or charge and every permitted subletting of the Premises [Engrossment Note: for *** only insert: or any Permitted Part] and upon every other disposition or transmission or devolution of the Premises (including all Orders of Court, Probates and Letters of Administration) notice shall be given to the Landlord’s solicitors with the date and short particulars of the dealing and the names and addresses of every party and at the same time the deed, document or instrument creating or evidencing the dealing shall be produced to the Landlord’s solicitors for registration (with a certified copy for retention by the Landlord) and such solicitors’ reasonable fee of not less than £40 for such registration shall be paid by the Tenant.

3.21                        Encroachments

(a)                                 Not to effect, authorise or permit any encroachment upon or acquisition of any right, easement, quasi-right, quasi-easement or privilege adversely affecting the Premises or any closing or obstruction of the access of light or air to any windows or openings of the Premises nor to give any acknowledgement to any third party that the enjoyment of access of light or air is by the consent of such third party or give any consideration to any third party or enter into any agreement with any third party for the purpose of inducing or binding such third party to abstain from obstructing the access of light or air.

(b)                                 If any such encroachment or acquisition or closing or obstruction shall be threatened or attempted to give notice of the dealing to the Landlord as soon as the same comes to the knowledge of the Tenant or of any subtenant and upon

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

request by the Landlord to take immediate steps (in conjunction with the Landlord and other interested persons if the Landlord shall so require) and to adopt all such lawful means and do all such lawful things as the Landlord may reasonably deem appropriate for preventing any such encroachment or acquisition.

3.22                        Costs of applications

To pay all reasonable and proper costs and expenses (including surveyors’ fees and solicitors’ charges and all disbursements) reasonably and properly incurred or payable by the Landlord in respect of every application to the Landlord for any consent or approval hereunder whether or not such consent or approval is granted or refused or the application for same is withdrawn save where a consent is withheld unlawfully or unlawful conditions are imposed.

3.23                        Observe documents

By way of indemnity only to observe and perform the agreements, covenants and stipulations contained or referred to in the documents brief particulars of which are set out in Schedule 3 in so far as the same are still subsisting, relate to the Premises and are capable of being enforced against the Premises or the owner, landlord, tenant or occupier of the Premises and to keep the Landlord throughout the Term fully indemnified against all actions, proceedings, costs, claims, demands, expenses and liability in any way incurred by or made against the Landlord arising as a result of a breach by the Tenant of this covenant.

3.24                        Energy Performance Certificate

(a)                                 Not to obtain an EPC for the Premises without the consent of the Landlord (not to be unreasonably withheld or delayed where an EPC is required by statute).

(b)                                 Where supplied directly to the Tenant by the relevant utility company rather than by the Landlord, to provide to the Landlord within a reasonable period following written request any such information to the extent that the same is in the possession of the Tenant as may be reasonably required to enable the Landlord to measure or assess energy consumed at the Premises.

(c)                                  It shall be reasonable for the Landlord to withhold consent pursuant to clause 3.24(a) if:

(I)                                   the Existing EPC remains valid; or

(i)                                     the Landlord provides to the Tenant a valid EPC for the Premises; or

(ii)                                  the Landlord agrees to obtain an EPC for the Premises.

(d)                                 If the Tenant requests (and the Landlord provides) any information in order to allow an energy assessor to prepare an EPC then the Tenant shall on demand pay to the Landlord the Landlord’s costs and expenses incurred in providing such information.

3.25                        Keyholder

To ensure that at all times the Landlord has written notice of the name home address and home telephone number of at least two keyholders of the Premises.

3.26                        Environmental liability

(a)                                 In this clause:

(i)                                     “Environmental Claim” means any formal written notice given by any person or body including without limitation any relevant enforcing or regulatory authority alleging liability or potential liability including (without limitation) investigatory costs remedial costs administrative costs fines damages and penalties arising out of or based on or resulting from either regulatory civil or criminal action relating to either the presence or release migration or escape into the environment of any Hazardous Materials and forming the basis of any infringement of any Environmental Laws;

(ii)                                  “Environmental Laws” means all legal requirements relating to the pollution or protection of the environment (as defined in Section 1(2) of the Environmental Protection Act 1990) or harm to human health or the environment including without limitation those relating to Environmental Matters or otherwise relating to the manufacture processing distribution use treatment storage keeping disposal transport or handling of Hazardous Materials or of goods containing Hazardous Materials;

(iii)                               “Environmental Matters” means waste (as defined in Section 75 of the Environmental Protection Act 1990), contaminated land, discharges and emissions of Hazardous Materials into any environmental medium, noise and vibration, heat light and radiation, dangerous hazardous or toxic substances and materials, nuisance (including statutory nuisance) and health and safety;

(iv)                              “Hazardous Materials” means all chemicals pollutants contaminants waste petroleum petroleum products pesticides dangerous or noxious or hazardous or toxic or carcinogenic or radioactive or explosive or combustible or inflammable substances and materials (in each case whether in the form of a solid liquid, gas or vapour, and whether alone or in combination) which are in each case causing or in a condition capable of causing harm or damage to the environment or to the health and safety of persons;

(v)                                 “Pre-existing Environmental Matters” means the presence of any Hazardous Materials at the Premises or any Environmental Matters in existence at the Premises in either case prior to the first occupation of the Premises by the Tenant (except to the extent the condition of such Hazardous Materials or Environmental Matters has been made worse by the act or negligent omission of the Tenant).

(b)                                 Save in relation to Pre-existing Environmental Matters, not to discharge or permit or suffer to be discharged any Hazardous Materials from the Premises to any adjoining or neighbouring property and not to cause contamination or pollution at, on, in or under the Premises.

(c)                                  As soon as is reasonably practicable to notify the Landlord in writing of the following and to supply to the Landlord such further information relating to such matters as the Landlord may reasonably (save for information which has the benefit of legal privilege) require:

(i)                                     the presence at the Premises of any Hazardous Materials in any condition or any occurrence on the Premises that either results or could result in the breach of the terms of this Lease relating to Environmental Matters or that might form the basis of an Environmental Claim in respect of the Premises or any other property;

(ii)                                  any pending or threatened Environmental Claim in respect of the Premises.

(d)                                 If the Landlord acting reasonably shall believe that the terms of this Lease relating to Environmental Matters have been breached or that Hazardous Materials (other than petrol in the petrol tanks of vehicles at the Premises in accordance with the provisions of this Lease or usual waste or any Hazardous Materials used in the ordinary course of the Tenant’s business which have been notified to and approved by the Landlord acting reasonably) have been brought on to the Premises then the Landlord may cause an independent environmental consultant chosen by the Landlord to make an inspection of the Premises (including making such tests and taking such samples as the consultant considers necessary or desirable) on such terms as the Landlord shall reasonably determine Provided that if such inspection reveals that the terms of this Lease have been so breached the Tenant shall pay to the Landlord on demand the costs and expenses of such inspection.

(e)                                  Whenever required by the Landlord and save in relation to Pre-existing Environmental Matters, the Tenant shall at the Landlord’s option either:

(i)                                     carry out at the Tenant’s expense such remedial works as the Landlord shall reasonably require to ensure that the Premises comply with all Environmental Laws insofar as any act default or omission of the Tenant has caused or is causing a breach of such laws; or

(ii)                                  grant the Landlord uninterrupted access to carry out such remedial works and reimburse the Landlord on demand all costs and expenses of and associated with such remedial works.

(f)                                   Save in relation to Pre-existing Environmental Matters, to keep the Landlord indemnified from and against all expenses, costs, claims, demands, losses, liabilities, damages, fines and penalties which the Landlord may suffer or incur as a consequence of Environmental Claims arising out of any act default or omission of the Tenant and against all expenses, costs, claims, demands, losses, liabilities, damages, fines and penalties in respect of or arising from damage to or pollution of the environment or damage to property or harm to human health caused or permitted by the Tenant at the Premises and against all expenses, costs, claims, demands, losses, liabilities, damages, fines and penalties arising from the Tenant’s breach of its covenants given in this clause 3.26.

(g)                                  To comply with the Regulations and all such further reasonable regulations and directions as the Landlord may from time to time make and provide to the Tenant in writing. Insofar as there is any inconsistency between the terms of such regulations or directions and this Lease, the terms of this Lease shall prevail.

(h)                                 The Tenant hereby acknowledges and covenants that its obligations and all its liabilities in relation to all Environmental Claims and environmental matters arising during the subsistence of this Lease shall continue despite expiry or sooner determination of this Lease.

4.                                      LANDLORD’S COVENANTS

The Landlord COVENANTS with the Tenant as follows:

4.1                               Insure

(a)                                 To insure and (unless such insurance shall become void by reason of any act, omission, neglect or default by or on the part of the Tenant or any subtenant or other person under the control of the Tenant or any subtenant) to keep insured (and pay all premiums for insuring) the Science Park including the Premises (whether or not with other premises) with a reputable insurance office in the

                                                United Kingdom against loss or damage by the Insured Risks for the full reinstatement cost together with insurance against:

(i)                                     architects’, surveyors’ and other professional advisers’ fees at the usual scales current for the time being and the cost of demolition and site clearance consequent upon rebuilding or reinstatement; and

(ii)                                  three years’ loss of the Principal Rent, the Second Rent[, the Third Rent] and the Service Charge or loss of the Principal Rent, the Second Rent[, the Third Rent] and the Service Charge for such longer period as the Landlord shall in its absolute discretion (acting reasonably) deem necessary for the rebuilding or reinstatement of the Premises taking into account any likely increases in such rents during such period subject to such exclusions, conditions, limitations and uninsured excesses as the insurer may reasonably apply, provided that the Landlord shall use reasonable endeavours to ensure that any such exclusions, conditions, limitations and uninsured excesses are no more onerous than would be applied as standard in the London insurance market to a policy at normal commercial rates for a property of this location, size and type.

(b)                                 If the Premises (or those parts of the Centre Common Parts that provide access to the Premises) shall at any time or times be destroyed or damaged by any of the Insured Risks:

(i)                                     to apply all such moneys (except moneys received in respect of loss or damage of or to such adjoining or neighbouring premises or any fixtures and fittings liability to third parties or loss of rent) as the Landlord may receive under or by virtue of such insurance in rebuilding or reinstating the Premises or such parts as may have been damaged or destroyed or the means of access to the same (as the case may be) as expeditiously as possible (subject always to the Landlord being able to obtain all such approvals, consents, licences, permits and permissions from any superior landlord or other competent authorities (which the Landlord shall use reasonable endeavours to obtain) and all such materials and labour as may be necessary for such rebuilding and reinstatement); and

(ii)                                  (save to the extent payment of the insurance moneys shall be refused in whole or in part by reason of any act, omission, neglect or default by or on the part of the Tenant or any subtenant or other person under the control of the Tenant or any subtenant and the Tenant fails to pay such monies to the Landlord in accordance with clause 3.15(c)) to pay any shortfall out of its own moneys.

(c)                                  To cause a note of the Tenant’s interest (either generally or specifically) to be endorsed on the insurance policy or policies and to produce to the Tenant within a reasonable time following demand (but not more than once in every year) a copy of the Landlord’s insurance policy or policies required to be effected by the Landlord in respect of the Science Park (including the Premises) pursuant to clause 4.1 and reasonable evidence of the payment of the insurance premium for the same.

4.2                               Quiet enjoyment

That the Tenant paying the Principal Rent, the Second Rent, [the Third Rent] the Insurance Rent, the Service Charge and all other moneys which may become payable hereunder by the Tenant and observing and performing the several covenants and agreements on the Tenant’s part and the conditions and stipulations contained in this Lease shall and may peaceably hold and enjoy the Premises during the Term in accordance with the provisions of this Lease without any lawful interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord or by title paramount.

4.3                               Provide services

(Unless prevented by strikes, lockouts, unavailability of materials or labour or by any other matter outside the control of the Landlord and so long as the Tenant shall pay the Service Charge) to use its best endeavours to carry out the works and to provide the services referred to in Schedule 4 Part B, and provided that the Landlord shall not be liable to the Tenant for any loss, damage or inconvenience which may be caused because of:

(a)                                 temporary interruption of such services during periods of inspection, maintenance, repair and renewal so long as such periods are kept as short as reasonably practicable and the Landlord shall use all reasonable endeavours to prevent or mitigate the effect of such interruption and to restore the services as soon as possible; or

(b)                                 the breakdown, failure, stoppage, leaking, bursting or defect of any Conducting Media provided the Landlord uses its best endeavours to remedy such matters (so far as they are within its control) as soon as reasonably practicable.

4.4                               Provision of power water etc

(a)                                 Until such time (if any) as the Landlord shall arrange for the provision of all or any of the following services directly from the relevant utility company the Landlord shall subject to the Tenant paying the outgoings referred to in clause 3.2(b) use all reasonable endeavours to procure the supply of the following services to the Premises:

(i)                                     electricity;

(ii)                                  heated water;

(iii)                               mains raw water;

(iv)                              sewerage;

(v)                                 medium temperature hot water for heating.

(b)                                 The Landlord may upon written notice to the Tenant of not less than five working days suspend for such reasonable period as may be necessary for repair replacement modernisation (including works to supply any service to the Premises directly from the relevant utility company) any of the services referred to in clause 4.4(a) and in any event the Landlord shall be under no liability in respect of any failure in the performance or observance of any such obligation Provided that if such suspension exceeds 24 continuous hours the landlord shall at its own cost provide a means of supplying equivalent temporary services.

(c)                                  All liability on the part of the Landlord pursuant to this clause shall cease in respect of any service which the Landlord shall, acting reasonably and in the interest of good estate management (but without any obligation so to do), make arrangements to have supplied directly to the Premises by the relevant utility company.

5.                                      PROVISOS

PROVIDED ALWAYS AND IT IS AGREED as follows:

5.1                               Interest on late payments

(a)                                 Whenever the whole or any part of the Principal Rent, the Second Rent, [the Third Rent,] the Insurance Rent or the Service Charge (whether formally or legally demanded or not) or any other moneys which may become payable hereunder by the Tenant to the Landlord shall remain unpaid after becoming due and payable then the amount or the balance for the time being unpaid shall (without prejudice to the Landlord’s right of re-entry or any other right or remedy of the Landlord) as from the due date for payment and until the same is duly paid bear and carry interest thereon (as well after as before any judgment) at the rate of four per cent per annum above the base rate for the time being of Barclays Bank PLC or (in the event of such rate ceasing to be published) at such equivalent rate as the Landlord shall notify to the Tenant in writing.

(b)                                 In the event of there being any breach by the Tenant of the covenants on its part contained in this Lease and the Landlord having notified the Tenant in writing that by reason of such breach the Principal Rent, the Second Rent, [the Third Rent,] the Insurance Rent or the Service Charge will not be accepted for the time being then the amount or the balance for the time being outstanding shall (but without prejudice as mentioned above) as from the date of the notice served by the Landlord in respect of such breach or (if later) from the due date for payment until the date on which payment is tendered by the Tenant following the remedying of such breach bear and carry interest thereon (as well after as before any judgment) at the above rate;

and the Tenant accordingly COVENANTS with the Landlord that in every such case the Tenant will pay such interest thereon to the Landlord in addition to the Principal Rent Second Rent [Third Rent] Insurance Rent Service Charge and other moneys (as well after as before any judgment) at the above rate and in default of payment such interest shall be recoverable as rent in arrears.

5.2                               Re-entry

Without prejudice to any other provisions contained in this Lease, if:

(a)                                 any of the rents reserved by this Lease are unpaid for 21 days after becoming payable (whether formally demanded or not);

(b)                                 the Tenant is in breach of any of its obligations in this Lease;

(c)                                  the Tenant (being a company) enters into liquidation whether compulsory or voluntary (other than for the purpose of reconstruction or amalgamation not involving a realisation of assets) or a resolution is passed or a petition is presented for such liquidation;

(d)                                 an administrator is appointed in respect of the Tenant pursuant to the Insolvency Act 1986 or the Insolvent Partnerships Order or application is made for such administration or notice is given under paragraph 15 or 26 of Schedule B1 to the Insolvency Act 1986 (as amended);

(e)                                  a receiver is appointed in respect of the Tenant or any assets of the Tenant;

(f)                                   (where the Tenant comprises or includes one or more individuals) a bankruptcy order is made against any such individual or a petition is presented for such bankruptcy order;

(g)                                  the Tenant becomes insolvent or unable to pay its debts within the meaning of section 123 Insolvency Act 1986 or makes a proposal for or enters into any composition with its or his creditors or makes a proposal for or enters into a voluntary arrangement (within the meaning of section 1 or section 253 Insolvency Act 1986);

(h)                                 distress, sequestration or execution is levied on the Tenant’s goods;

(i)                                     any of the above events occurs in relation to the Surety (excluding for this purpose any person whose liability at the time of such event derives from an Authorised Guarantee Agreement); or

(j)                                    any event analogous to any of the above events occurs in any jurisdiction other than England and Wales then the Landlord may at any time re-enter the Premises or any part of the Premises in the name of the whole and immediately this Lease shall terminate absolutely but without prejudice to any rights of the Landlord in respect of any breach of any of the obligations on the Tenant’s part in this Lease.

5.3                               Rent cesser

If the Premises or any part of them or any access roads within the Science Park shall at any time or times be destroyed or damaged by any of the Insured Risks so as to render the Premises unfit for occupation and use and/or inaccessible then and in every such case (save to the extent provided in clause 4.1(b)(ii)) the Principal Rent, the Second Rent[, the Third Rent] and the Service Charge or a fair and just proportion according to the nature and extent of the damage sustained (as agreed between the Landlord and the Tenant in writing within one month of such destruction or damage) shall be suspended and cease to be payable for a period of three years (or for such other period as the Landlord shall have insured under clause 4.1(a)) from the date of such damage or destruction or (if earlier) until the Premises (or access roads within the Science Park, as the case may be) have been rebuilt or reinstated so that the Premises are again fit for occupation and use and accessible and failing such agreement or in case any dispute shall arise as to the amount of such suspension and/or such period the same shall be determined by an independent surveyor who shall:

(a)                                 be a chartered surveyor with at least ten years’ experience in the assessment of rent for premises of a similar nature in the locality of the Premises;

(b)                                 be appointed by the President or Vice President for the time being of the Royal Institution of Chartered Surveyors on the application of whichever of the Landlord and the Tenant shall first so apply;

(c)                                  act as an expert and not as an arbitrator;

(d)                                 on his appointment serve written notice on the Landlord and the Tenant;

(e)                                  consider any written representations by or on behalf of the Landlord or the Tenant concerning such matter which are received by him within 28 days of such service but otherwise have an unfettered discretion to determine such matter;

(f)                                   serve notice of such determination on the Landlord and the Tenant as soon as he has made it;

(g)                                  be paid his proper fee and expenses in connection with such determination by the Landlord and the Tenant in equal shares or any such shares as he may determine;

and any such determination shall be final and binding on the parties PROVIDED that if and whenever any person so appointed shall die, be adjudged bankrupt or become of unsound mind or if both the Landlord and the Tenant shall serve upon such person written notice that in their opinion he has unreasonably delayed making such determination such person shall ipso facto be discharged and be entitled only to his reasonable expenses prior to such discharge and another such independent surveyor shall be appointed to act in his place.

5.4                               Reinstatement prevented

If the Premises or any part of them or any access roads within the Science Park are destroyed or damaged by any of the Insured Risks and the Landlord has not completed reinstatement of the Premises or the relevant access roads (so that the Premises are fit again for occupation and use and accessible) within two years and nine months after the date of such damage or destruction then (unless payment of the insurance moneys was refused in whole or in part by reason of any act, omission, neglect or default by or on the part of the Tenant or any subtenant or other person under the control of the Tenant or any subtenant and the Tenant failed to pay such monies to the Landlord in accordance with clause 3.15(c)) at any time thereafter this Lease may be terminated by either the Landlord or the Tenant giving to the other not less than three months’ notice and upon the expiry of such notice the Term shall end but if by the expiry of such notice the Premises (or the access roads) have been reinstated so that at that date the Premises are again fit for occupation and use and accessible the notice will be void and this Lease will continue in full force and effect, and if this Lease is terminated pursuant to this clause the Landlord will be entitled to retain the whole of the insurance moneys for its absolute use and benefit.

5.5                               Reinstatement following damage by an Uninsured Risk

For the purpose of this clause 5.5 and clauses 5.6 and 5.7 below:

(a)                                 these provisions shall apply from the date on which any Insured Risk becomes an Uninsured Risk but only in relation to the Uninsured Risk;

(b)                                 references to an Insured Risk becoming an Uninsured Risk shall, without limitation, include the application by insurers of an exclusion, condition or limitation to an Insured Risk to the extent to which such risk thereby is or becomes an Uninsured Risk but:

(i)                                     an Insured Risk shall not become an Uninsured Risk due to the Landlord’s failure to comply with the provisions of clause 4.1; and

(ii)                                  an Insured Risk shall not become an Uninsured Risk owing to the act or default of the Tenant or any person deriving title under the Tenant or their respective agents, employees, licensees or contractors;

(c)                                  the Landlord shall notify the Tenant in writing as soon as reasonably practicable after an Insured Risk becomes an Uninsured Risk.

5.6          If, during the Term, the Premises or any part of them or any access roads within the Science Park shall be damaged or destroyed by an Uninsured Risk so as to make the Premises or any part of them unfit for occupation or use or inaccessible:

(a)                                 then the provisions of clause 5.3 (except for [the words “[, the Third Rent]” and] the words “for a period of three years (or for such other period as the Landlord shall have insured under clause 4.1(a)) from the date of such damage or destruction or (if earlier)”) shall apply as if there had been damage or destruction by an Insured Risk;

(b)                                 the Landlord may serve notice on the Tenant within six months of the date of damage or destruction (time being of the essence) confirming that it will reinstate the Premises (or the access roads as the case may be) (“a Reinstatement Notice”); and

(c)                                  if the Landlord serves a Reinstatement Notice in accordance with clause 5.6(b) then clause 4.1(b) and clause 5.4 shall apply as if there had been damage or destruction by an Insured Risk (but as though the period of two years and nine months mentioned in clause 5.4 were deemed to be a period of three years).

5.7                               If the Landlord does not serve a Reinstatement Notice following damage or destruction by an Uninsured Risk, then at any time after the date six months after the date on which such damage or destruction occurred (time being of the essence) either party may by service of a written notice on the other terminate this Lease with immediate effect (unless in the meantime the Premises or the access roads within the Science Park have been reinstated so that the Premises are again fit for occupation and use and accessible) but without prejudice to the rights of either party against the other in respect of any antecedent breach of this Lease.

5.8                               Statutory compensation

The Tenant shall not be entitled on quitting the Premises to any compensation under section 37 Landlord and Tenant Act 1954 (as amended).

5.9                               Data Protection Act 1998

For the purposes of the Data Protection Act 1998 or otherwise the Tenant and the Surety acknowledge that information relating to this tenancy will be held on computer and other filing systems by the Landlord or the Landlord’s managing agent (if any) for the purposes of general administration and/or enforcement of this Lease and agree to such information being used for such purposes and being disclosed to third parties so far only as is necessary in connection with:

(a)                                 the management of the Landlord’s interest in the Science Park;

(b)                                 the insurance and/or the maintenance of the Premises;

(c)                                  checking the credit-worthiness of the Tenant and the Surety; or

(d)                                 the disposal or sub-letting of the Premises or the Science Park,

or is necessary to conform with recognised industry practice in the management and letting of property.

5.10                        Exclusion of liability

The Landlord shall not be liable to observe or perform any obligation on its part contained in this Lease after it has ceased to be entitled to the reversion immediately expectant upon the Term (and, without prejudice to any right of the Tenant in respect of any antecedent breach by the Landlord of any of the obligations on the Landlord’s part prior to that date, the Tenant releases the Landlord from all liability in respect of any future breach or non-observance of any such obligation occurring after it has disposed of such reversion).

6.                                      RENT REVIEW

IT IS ALSO AGREED AND DECLARED as follows:

6.1                               In this clause:

(a)                                 the “Review Date” means and includes [Engrossment Note: insert the dates which are the fifth anniversary and the tenth anniversary of the Term Commencement Date];

(b)                                 the “Market Rent” means the yearly rent exclusive of all outgoings at which the Premises might reasonably be expected to be let as a whole as between a willing landlord and a willing tenant in the open market with vacant possession for a term of ten years commencing on the relevant Review Date without payment of any fine or premium upon the terms and subject to covenants, agreements, stipulations and conditions similar to those contained in this Lease (except as to the Term and the amount of the Principal Rent and the fact of the payment and the amount of the payment of the Second Rent [and the Third Rent] but including similar provisions for review of the Principal Rent) but upon the assumption that:

(i)            the Tenant has complied with all of the covenants on the part of the Tenant in this Lease contained;

(ii)           the Premises have been finished at the Landlord’s cost to a specification equivalent to the Rent Review Specification and are accordingly ready to receive the willing tenant’s fitting out works and that the willing tenant has had the benefit of such rental concessions (including any rent free or reduced rent period) as are usual in the market to compensate it for the time and inconvenience of it having to fit out the Premises (but no other rent free periods or incentives);

(iii)          the Premises may be used for any use permitted by this Lease and by any licence or consent granted by the Landlord prior to the relevant Review Date at the request of the Tenant or any permitted undertenant or any predecessor in title of them or either of them respectively;

(iv)          in case the Premises have been destroyed or damaged they have been fully restored;

(v)           all Value Added Tax payable by the Tenant under the provisions of this Lease is recoverable by the Tenant in full; and

(vi)          the Premises comply with all requirements of all Acts (as defined in clause 3.4);

and disregarding (if appropriate, and without prejudice to the assumptions at paragraphs (ii) and (vi) above):

(1)                                 any effect on the rent of the fact that the Tenant or any permitted undertenant or their respective predecessors in title or any other permitted occupier has been or is in occupation of the whole or any part of the Premises;

(2)                                 any goodwill attached to the Premises by reason of the carrying on at the Premises of the business of the Tenant or any permitted undertenant or other permitted occupier;

(3)                                 any permitted improvement to the Premises carried out by and at the expense of the Tenant or any permitted undertenant or any predecessor in title of them or either of them respectively (otherwise than in pursuance of an obligation to the Landlord save where the obligation arises pursuant to clauses 3.4 or 3.13(a)) and being such an improvement completed after the date of this Lease but not more than 21 years before the relevant Review Date;

(4)                                 any works of demolition, construction, alteration or addition carried out or being carried out on the Premises by the Tenant or any undertenant or other permitted occupier or their respective predecessors in title (otherwise than by and at the instance of the Landlord or in pursuance of an obligation to the Landlord save where the obligation arises pursuant to clauses 3.4 or 3.13(a)) which diminish the rental value of the Premises at the relevant Review Date.

6.2                               As at each Review Date there shall be a review of the Principal Rent and the Landlord and the Tenant shall seek to agree the Market Rent but failing written agreement between the parties the Landlord or the Tenant may at any time not more than two months prior to the relevant Review Date refer the determination of the Market Rent to an independent surveyor (being such a person as is mentioned in clause 5.3(a) and who shall be appointed as mentioned in clause 5.3(b)) acting as an arbitrator (in which case the Arbitration Act 1996 shall apply) or (if the Landlord and the Tenant shall so agree) such independent surveyor shall act as an expert and not as an arbitrator.

6.3                               If the determination of the Market Rent shall be referred to an expert in accordance with the previous clause then clause 5.3(d), 5.3(e), 5.3(f) and 5.3(g) shall also apply and such expert shall give notice in writing of his decision within two months of his appointment or within such extended period as the parties may agree.

6.4                               The Principal Rent payable hereunder as from each Review Date (the “Reviewed Rent”) until the subsequent Review Date or the end or sooner determination of the Term (as the case may be) shall be the greater of the Principal Rent payable hereunder immediately prior to the relevant Review Date (the “Current Rent”) and the Market Rent agreed or determined in accordance with clause 6.2.

6.5                               If the Reviewed Rent shall not be ascertained by the Review Date then until it has been ascertained the Tenant shall continue to pay on account Principal Rent at the rate of the Current Rent until the quarter day after it has been ascertained on which quarter day the Tenant shall pay the Landlord an additional sum equal to the excess (if any) of Principal Rent at the rate of the Reviewed Rent over Principal Rent at the rate of the Current Rent for the period from the Review Date to such quarter day plus interest on such additional sum from the date on which each instalment would have been due during such period if the Reviewed Rent had then been ascertained such interest being chargeable at the base rate for the time being of Barclays Bank PLC or (in the event of such rate ceasing to be published) at such equivalent rate as the Landlord shall notify to the Tenant in writing.

6.6                               A Memorandum of the Market Rent shall be entered into between the parties in such terms as the Landlord shall reasonably require.

7.                                      TENANT’S OPTION TO DETERMINE

7.1                               The Tenant may end this Lease on either the First Termination Date or on the Second Termination Date (each being a “Termination Date”) by giving at least 12 months’ written notice expiring on the relevant Termination Date provided that at the relevant Termination Date:

(a)                                 there are no arrears of the Principal Rent or the Second Rent [or the Third Rent] (or any VAT which may be chargeable in respect of the Principal Rent or the Second Rent [or the Third Rent]) up to and including the relevant Termination Date but excluding any period falling after the relevant Termination Date;

(b)                                 occupation of the Premises is given up by the Tenant and no underleases of the Premises (or any part of the Premises) remain subsisting.

7.2                               If any of the conditions referred to in clause 7.1 (a) or (b) above are not satisfied at the relevant Termination Date the relevant Tenant’s notice served pursuant to clause 7.1 is deemed to be of no effect and this Lease shall continue as before, provided that the Landlord may waive all or any of such conditions by giving notice to the Tenant at any time.

7.3                               The ending of this Lease shall not affect any party’s rights in respect of any earlier breach of any provision of this Lease. Within twenty working days following termination of the Lease pursuant to this clause 7, the Landlord shall reimburse to the Tenant any Principal Rent, Second Rent, [Third Rent,] Service Charge or Insurance Rent paid in advance by the Tenant in respect of the period after (but excluding) the relevant Termination Date.

7.4                               On the date on which this Lease ends pursuant to this clause, the Tenant shall hand over to the Landlord the original Lease and all other title deeds and documents relating to the Premises where the same are in possession of the Tenant.

8.                                      ACCIDENTAL HAPPENINGS OR INJURIES

8.1                               The Landlord shall not be responsible to the Tenant or the Tenant’s licensees servants agents tradesmen or other persons in the Premises or any part thereof or calling upon the Tenant or upon the Science Park for any accidental happening or injury suffered to or loss of any chattel or property (save where the same are due to the act, default or negligence of the Landlord or the Landlord’s employees servants agents tradesmen or those under the control of the Landlord) sustained on the Premises the Science Park or any part thereof.

8.2                               The Landlord shall not be liable to the Tenant or any other person claiming through the Tenant for any loss or damage whatsoever which may be caused by stoppage interruption or defect of any plant or machinery in or service to the Premises or the Science Park or any neighbouring premises provided that the Landlord shall use all reasonable endeavours to prevent or mitigate the effect of such stoppage, interruption or defect and to remedy such matters as soon as possible.

9.                                      NOTICES

This Lease shall incorporate the provisions as to notices contained in section 196 Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 and every notice required to be given hereunder shall be in writing.

10.                               VAT

10.1                        All rents and other sums payable by the Tenant hereunder which are for the time being subject to VAT shall be considered to be tax exclusive sums and the VAT at the appropriate rate for the time being shall be payable by the Tenant in addition.

10.2                        The Tenant shall indemnify and keep indemnified the Landlord against any VAT paid or payable by the Landlord in respect of any costs, fees, disbursements, expenses or other sums which the Landlord is entitled to recover under the terms of this Lease.

11.                               SURETY’S COVENANTS

The Surety covenants with the Landlord in the terms of Schedule 6.

12.                               LANDLORD AND TENANT (COVENANTS) ACT 1995

This Lease is a new tenancy within the meaning of section 1 Landlord and Tenant (Covenants) Act 1995.

13.                               ADDRESS FOR RENT DEMANDS

Whilst GW Research Limited is the Tenant all rent demands should be sent to c/o GW Pharmaceuticals plc, Building 114, Porton Down Science Park, Porton, Wiltshire SP4 0JQ unless it notifies the Landlord of another address.

14.                               DELIVERY AS A DEED

This document shall be treated as having been executed as a deed only upon being dated.

15.                               RIGHTS OF THIRD PARTIES

No person other than a contracting party may enforce any provision of this Lease by virtue of the Contracts (Rights of Third Parties) Act 1999.

16.                               GOVERNING LAW

16.1                        This deed shall be governed by and construed in accordance with English law.

16.2                        Each party irrevocably submits to the exclusive jurisdiction of the English courts to settle any dispute which may arise under or in connection with this deed or the legal relationships established by this deed.

IN WITNESS of the above the parties have executed this deed the day and year first before written

SCHEDULE 1

Rights granted

1.                                      The right in common with all others having similar rights from time to time:

1.1                               of passage to and from the Premises with or without vehicles over the Access Roads subject to the Landlord’s right in its absolute discretion to alter, stop up or divert the Access Roads or any part or parts of them at any time during the Term provided that:

(a)                                 any expenses in altering, stopping up or diverting the Access Roads are borne by the Landlord; and

(b)                                 the Landlord leaves available for use by the Tenant reasonable means of access to the Premises;

1.2                               of full, free and uninterrupted passage and running of water, soil, gas, electricity and all other services from and to the Premises through the Conducting Media which are now in, upon, over or under other parts of the Science Park.

2.                                      The exclusive right to use [Engrossment note: ***] [8] [Engrossment note:  ***] [15] [Engrossment note: ***] [8] coloured [       ] on the plan numbered 2 attached hereto but:

2.1                               only for parking private motor cars (duly insured and taxed for use on the public highway) belonging to the Tenant or any undertenant or their respective invitees or others authorised by them (but for the avoidance of doubt the Tenant shall not be entitled to demand any consideration in money or money’s worth from any third party for the use of such spaces); and

2.2                               if at any time acting reasonably and in the interests of good and proper estate management the Landlord desires to re-designate all or any of the said parking spaces, the Landlord shall have full right and liberty so to do on giving to the Tenant prior written notice of such re-designation, but at its own expense and subject to the Landlord making available for use by the Tenant always at least the same number of parking spaces as are coloured [         ] on the aforementioned plan.

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

SCHEDULE 2

Rights reserved

1.                                      The full, free and uninterrupted passage and running of water, soil, gas, electricity and all other services for the benefit of the Landlord and the owners, tenants or occupiers for the time being of the adjoining or neighbouring premises through the Conducting Media which are now or may at any time hereafter be in, upon, over or under the Premises.

2.                                      The right at all reasonable times to enter such parts of the Premises as may be necessary after three working days’ prior notice (except in case of emergency) for the purposes of:

2.1                               anything connected with the provision of the services referred to in clauses 4.3 and 4.4;

2.2                               carrying out an assessment or survey of the Premises for the purposes of obtaining an EPC;

2.3                               connecting, laying, inspecting, cleansing, maintaining, repairing, replacing, amending, altering, relaying or renewing the Conducting Media; and/or

2.4                               erecting, constructing or laying in, under, over or across such reasonable parts of the Premises(as shall be agreed with the Tenant (whose agreement shall not be unreasonably withheld or delayed) any Conducting Media, poles, structures, fixtures or other works for the drainage of or for the supply of water, gas, electricity, telephone, heating, steam and other services to any adjoining or neighbouring premises;

subject to performing such tasks as quickly as reasonably practicable.

3.                                      The right to erect scaffolding (and the right to enter in order to erect such scaffolding) for the purpose of inspecting repairing or cleaning the Premises or any buildings now or after the date of this Lease on adjoining or neighbouring premises notwithstanding that such scaffolding may temporarily restrict the access of light and air to the Premises.

4.                                      The right to enter after three working days’ prior notice (except in case of emergency) upon the Premises for the purpose of carrying out any necessary repairs, alterations or improvements to any adjoining or neighbouring premises

5.                                      The Landlord must make good in a reasonable manner to the Tenant’s reasonable satisfaction all damage occasioned to the Premises in the exercise of the rights referred to in paragraphs 2, 3 and 4 above but the Landlord will not be liable to pay compensation for any inconvenience caused to the Tenant.

6.                                      All rights of light and air which the Premises enjoy over any other property.

7.                                      The right to deal with, modify or vary all covenants of which the Premises enjoy the benefit provided that in so doing the Tenant’s use of the Premises shall not be materially adversely affected.

8.                                      All rights of entry in clause 3 of this Lease.

9.                                      The right to erect any new buildings of any height on adjoining or neighbouring premises in such manner as it shall think fit notwithstanding the fact that the same may obstruct affect or interfere with the amenity of or access to the Premises or the passage of light and air to the Premises.

SCHEDULE 3

Documents to be observed

1.                                      All those documents and matters referred to in the Property and Charges Registers of the Landlord’s freehold title of the Science Park as registered at the Land Registry under title number *** as at [             ] (save for any financial charges).

2.                                      Wayleaves granted to British Telecom (and its successors) variously:

2.1                               dated May 2002 between *** and British Telecommunications plc (2);

2.2                               dated 6 September 2001 between *** and British Telecommunications plc (2);

2.3                               dated 24 May 2001 between *** and British Telecommunications plc (2);

2.4                               dated 15 February 2001 between Robert Williams, *** and British Telecommunications plc (2);

2.5                              dated 13 February 2001 between Robert Williams, *** and British Telecommunications plc (2).

3.                                      Wayleaves granted to The South Eastern Electricity Board variously:

3.1                               dated 26 January 1967 between Shell Research Limited (1) and The South Eastern Electricity Board (2);

3.2                               dated 15 February 1989 between Shell Research Limited (1) and The South Eastern Electricity Board (2).

4.                                      Wayleave agreement dated 19 May 2004 between *** and *** and Neos Networks Limited (2).

5.                                      Wayleave agreement dated 30 March 2010 between *** and *** and Virgin Media Limited (2).

6.                                      Wayleave agreement dated 21 May 2010 between *** and *** and British Telecommunications plc (2)

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

SCHEDULE 4

Service Charge

Part A

1.                                      The service charge referred to in this Schedule (the “Service Charge”) shall be the Fixed Charge as defined in Schedule 5,

2.                                      The Tenant shall pay the Fixed Charge by equal quarterly payments in advance on the usual quarter days and so in proportion for any broken period.

3.                                      Notwithstanding the other provisions of this Part of this Schedule the first payment of the Fixed Charge for the period from [Engrossment Note: insert the date which is the Term Commencement Date] to the next quarter day hereafter shall be paid on or before the date of this Lease.

4.                                      The Landlord shall not be concerned in the administration and collection of or accounting for the Service Charge on an assignment of this Lease and accordingly the Landlord shall:

4.1                               not be required to make any apportionment relative to the assignment; and

4.2                               be entitled to deal exclusively with the Tenant in whom this Lease is for the time being vested (and for this purpose in disregard of any assignment which has not been registered in accordance with clause 3.20).

Part B

1.                                      Maintaining, repairing, cleansing, decorating and renewing (and landscaping as deemed appropriate by the Landlord in its discretion) the Centre Common Parts.

2.                                      Providing security at the Science Park to include (if and as deemed necessary by the Landlord in its discretion acting reasonably) 24 hour manned presence CCTV surveillance security fencing and gates or other equivalent perimeter security measures.

SCHEDULE 5

Index-linked review of service charge

1.                                      In this Schedule the following expressions shall have the meanings set opposite them:

“Fixed Charge”	until 24 December 201[2][3] [Engrossment note: insert year in which Term Commencement Date occurs] the Initial Charge and thereafter as determined in accordance with paragraph 2 of this Schedule 5;

“Review Date”

the 25th day of December 201[2][3] [Engrossment note: insert year in which Term Commencement Date occurs] and every anniversary of that date and the date which is one day before the date on which the Term would expire by effluxion of time (disregarding any statutory continuation thereof);

“Initial Charge”	£[8,477.50][20,072.50] [8,367.50] per annum;

“Index”

the Index of Retail Prices (All Items) published by H M Government or any equivalent index stated by H M Government to be the official successor to the Index of Retail Prices (All Items) PROVIDED that if the method of computation and/or the reference base of the Index shall materially change after the date of this Lease then the figure deemed to be shown in the Index for the purposes of this Lease after such change shall be the figure which would have been shown in the Index if the method of computation and/or reference base current at the date of this Lease had been retained, and any official reconciliation between such differing methods of computation or reference bases shall be binding on the parties to this Lease;

“Relevant Fraction”	a fraction of which the numerator is the figure of the Index published in the four weeks preceding the relevant Review Date and the denominator is the figure of the Index published in December 2011;

“Expert”

an independent chartered accountant (acting as an expert) being a partner in or a director of a leading firm or company of chartered accountants to be nominated in default of agreement by the Landlord and the Tenant by the President for the time being of the Institution of Chartered Accountants in England and Wales on the application of the Landlord or the Tenant made not more than one month before the relevant Review Date.

2.                                      From and including each Review Date the Fixed Charge shall be whichever is the higher of:

(a)                                 the Fixed Charge which was payable immediately before the relevant Review Date (the “Old Charge”); and

(b)                                 the figure calculated by multiplying the Initial Charge by the Relevant Fraction (the “Revised Charge”).

3.                                      If the Landlord and the Tenant shall fail to agree upon the Revised Charge, then either of them may not more than one month before the relevant Review Date require the Revised Charge to be determined by the Expert.

4.                                      The Expert shall on being appointed invite the Landlord and the Tenant to submit to him within such time limits as he shall consider appropriate (but not being less than 21 days) representations and cross representations as to the calculation of the Revised Charge, supported if they so wish by a statement of reasons and/or schedule of calculations. The Expert shall consider such matters submitted to him but shall not be fettered thereby and shall determine the Revised Charge in accordance with his own knowledge, judgment and opinion having regard to such matters as he may consider appropriate. The Expert’s decision shall (save as to any question of law) be final and binding on all matters referred to him under this Lease.

5.                                      If after the date of this Lease it becomes impossible (because of any change in the methods used to calculate the Index, or for any other reason) to calculate the Revised Charge, then the Expert shall have full power to determine what the increase in the Index would have been had it continued on the same basis as is assumed to be available for the operation of this rent review or (if that determination shall also be impossible) shall determine a reasonable charge having regard to the purposes and intent of this Schedule.

6.                                      If the Expert shall die or be unable or unwilling to accept his appointment or to carry out his functions then either the Landlord or the Tenant may apply for a replacement to be appointed in his stead, and this procedure may be repeated as often as necessary.

7.                                      If at any Review Date there is any statutory restriction upon the review or increase of the Fixed Charge or the Landlord’s right to recover it, then at any time after the lifting, removal or modification of such restriction and prior to the next following Review Date the Landlord may give the Tenant not less than one month’s notice requiring an additional review to take place on a quarter day to be specified in such notice which quarter day shall thereupon be treated for the purposes of this Lease as a Review Date.

8.                                      The costs of the Expert and the parties’ costs of the reference to him shall lie in his award but, in the absence of such award, the Landlord and Tenant shall each bear their own costs and one half of the Expert’s costs. One party may pay the costs required to be borne by another party if they remain unpaid for more than 14 days after they become due, and then recover these and any incidental expenses incurred from that other party on demand.

9.                                      Time is not of the essence in relation to any matter contained in this Schedule.

10.                               If the Revised Charge has not been ascertained by the relevant Review Date, then the Old Charge shall be payable until such time as the Revised Charge has been ascertained.

11.                               Once the Revised Charge has been ascertained, the Tenant shall on demand pay the Landlord a sum equal to the amount (if any) by which the Revised Charge exceeds the Old Charge for the period from the relevant Review Date until the next quarter day following the date of such demand together with interest on each quarterly shortfall calculated on a daily basis from the date upon which each instalment of the shortfall would have been payable if the Revised Charge had then been ascertained at the base rate of Barclays Bank plc until seven days after the date of such demand, and thereafter together with interest calculated on a daily basis at the rate referred to in clause 5.1(a).

12.                               The Landlord and the Tenant may at any time settle the Revised Charge in more than one amount and agree to reserve such amounts increasing in steps until the next Review Date or, if none, until the termination of the Term, or as they may otherwise agree.

13.                               The parties will procure that a memorandum of the Revised Charge signed by the Landlord and Tenant shall be endorsed on or annexed to this Lease and its counterpart.

SCHEDULE 6

Covenants by the Surety

1.                                      The Surety (if any) in consideration of the grant of this Lease (or the agreement to the assignment of this Lease as appropriate) COVENANTS AND GUARANTEES with and to the Landlord that:

1.1                               The Tenant shall punctually pay the rents and perform and observe the covenants and other terms of this Lease.

1.2                               if the Tenant shall make any default in payment of the rents or in performing or observing any of the covenants or other terms of this Lease the Surety will pay the rents and perform or observe the covenants or terms in respect of which the Tenant shall be in default and make good to the Landlord on demand and indemnify the Landlord against all losses, damages, costs and expenses arising or incurred by the Landlord as a result of such non-payment, non-performance or non-observance notwithstanding:

(a)                                 any time or indulgence granted by the Landlord to the Tenant or any neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the covenants or other terms of this Lease;

(b)                                 that the terms of this Lease may have been varied by agreement between the parties;

(c)                                  any other act or thing (apart from an express release by deed) by which but for this provision the Surety would have been released.

1.3                               These provisions are to take effect immediately on the grant (or the assignment as appropriate) of the Lease to the Tenant and are to remain in force so long and to the extent that the Tenant is not released by law from liability for any of the covenants and other terms of this Lease.

2.                                     The Surety FURTHER COVENANTS with the Landlord that if this Lease is disclaimed or forfeited prior to any lawful assignment by the Tenant of this Lease the Landlord may within six months after the disclaimer or forfeiture by notice in writing require the Surety to accept a new lease of the Premises for a term equivalent to the residue which if there had been no disclaimer or forfeiture would have remained of the Term at the same rent and subject to similar covenants and conditions as are payable under and applicable to the tenancy immediately before the date of such disclaimer or forfeiture (such new lease and the rights and liabilities under it to take effect as from the date of such disclaimer or forfeiture) and in such case the Surety shall pay the Landlord’s costs incurred by the Landlord in connection with such new lease and the Surety shall accept such new lease accordingly and will execute and deliver to the Landlord a counterpart of it.

3.                                      if this Lease is disclaimed or forfeited and for any reason the Landlord does not require the Surety to accept a new lease of the Premises in accordance with paragraph 2 the Surety shall pay to the Landlord on demand an amount equal to the difference between any money received by the Landlord for the use or occupation of the Premises (less any expenditure incurred by the Landlord in connection with the Premises) and the rents which would have been payable under the Lease but for such disclaimer or forfeiture in both cases for the period commencing with the date of such disclaimer or forfeiture and ending on whichever is the earlier of the following dates:

(a)                                 the date six months after such disclaimer or forfeiture; and

(b)                                 the date (if any) upon which the Premises are relet.

4.                                      The Surety FURTHER COVENANTS and guarantees the obligations of the Tenant under any Authorised Guarantee Agreement entered into by the Tenant pursuant to the terms of this Lease.

5.                                      It is hereby agreed that if any payment is made under the terms of this guarantee and the Surety is thereupon subrogated to all the Landlord’s rights of recovery in relation thereto then the Surety shall not exercise any such rights against the Tenant.

6.                                      For the purposes of these provisions references to the Tenant are to the Tenant in relation to whom the Surety’s covenant is given but not any lawful assignee of such Tenant.

SCHEDULE 7

Authorised Guarantee Agreement

1.                                      The Tenant in consideration of the agreement to the assignment of the Lease COVENANTS AND GUARANTEES with and to the Landlord that:

1.1                               The Assignee shall punctually pay the rents and perform and observe the covenants and other terms of the Lease.

1.2                               If the Assignee shall make any default in payment of the rents or in performing or observing any of the covenants or other terms of the Lease the Tenant will pay the rents and perform and observe the covenants or terms in respect of which the Assignee shall be in default and make good to the Landlord on demand and indemnify the Landlord against all losses, damages, costs and expenses arising or incurred by the Landlord as a result of such non-payment, non-performance or non-observance notwithstanding:

(a)                                 any time or indulgence granted by the Landlord to the Assignee or any neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the covenants or other terms of the Lease;

(b)                                 that the terms of the Lease may have been varied by agreement between the parties (but subject always to section 18 Landlord and Tenant (Covenants) Act 1995);

(c)                                  any other act or thing (apart from an express release by deed) by which but for this provision the Tenant would have been released.

2.                                      The Tenant FURTHER COVENANTS with the Landlord that if the Lease is disclaimed prior to any lawful assignment by the Assignee of the Lease the Landlord may within six months after the disclaimer require the Tenant to accept a new lease of the Premises for a term equivalent to the residue which if there had been no disclaimer would have remained of the Term at the same rent and subject to similar covenants and conditions as are payable under and applicable to the tenancy immediately before the date of such disclaimer (such new lease and the rights and liabilities under it to take effect as from the date of such disclaimer) and in such case the Tenant shall pay the Landlord’s costs incurred by the Landlord in connection with such new lease and the Tenant shall accept such new lease accordingly and will execute and deliver to the Landlord a counterpart of it.

3.                                      If the Lease is disclaimed and for any reason the Landlord does not require the Tenant to accept a new lease of the Premises in accordance with paragraph 2 the Tenant shall pay to the Landlord on demand an amount equal to the difference between any money received by the Landlord for the use or occupation of the Premises (less any expenditure incurred by the Landlord in connection with the Premises) and the rents which would have been payable under the Lease but for such disclaimer in both cases for the period commencing with the date of such disclaimer and ending on whichever is the earlier of the following dates:

(a)                                 the date six months after such disclaimer;

(b)                                 the end or sooner determination of the Term.

4.                                      Notwithstanding any of the above provisions the Tenant:

(a)                                 shall not be required to guarantee in any way the liability for the covenants and other terms of the Lease of any person other than the Assignee; and

(b)                                 shall not be subject to any liability, restriction or other requirement (of whatever nature) in relation to any time after the Assignee is by law released from the covenants and other terms of the Lease.

5.                                      It is hereby agreed that if any payment is made under the terms of this guarantee and the Tenant is thereupon subrogated to all the Landlord’s right of recovery in relation thereto then the Tenant shall not exercise any such rights against the Assignee.

6.                                      No person other than a contracting party may enforce any provision of this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999.

7.                                      Words and expressions used in this Deed shall have the same meaning as in the Lease.

SCHEDULE 8

The Regulations

1.                                      Not to store rubbish or waste of any description outside the Premises save in any area so designated by the Landlord from time to time.

2.                                     Not to allow empty containers or rubbish of any description to accumulate upon the Premises or the Centre Common Parts nor to discharge into the Conducting Media or onto any wall or parking area or forecourt of the Science Park any deleterious matter or substance including chemicals radioactive material diesel fuel or oil which might be or become a source of danger or injury to the Conducting Media or any other property or person.

3.                                      Not to use any container for rubbish or refuse other than such type and so constructed as to prevent any leakage or spillage therefrom and to keep the same in the area (if any) provided for the purpose and to prevent such rubbish or refuse causing a nuisance or annoyance to the Landlord or the owners or occupiers of neighbouring premises.

4.                                      Not to use any part of the Premises in such manner as to subject it to any excessive strain or interference and not to install machinery on the Premises which shall be unduly noisy or cause vibration.

5.                                      Not to do anything on the Premises which might reasonably be expected to produce directly or indirectly corrosive fumes or vapours or moisture or humidity in excess of that which the Premises were designed to bear and are otherwise reasonable.

6.                                      Not to load or unload any vehicle unless the vehicle shall be in a loading area provided from time to time for that purpose and not to obstruct or damage any access ways roads or landscaped areas in the Science Park or leading to the Premises.

7.                                      In the event of a spill or deposit on the Premises of any Hazardous Materials to inform the Landlord of this and permit him to enter and inspect the Premises.

8.                                      To observe the speed limits and traffic signs on the Access Roads.

SCHEDULE 9

Utilities Charge

1.                                      In this Schedule, the following meanings shall apply:

1.1                               “Estimated Utilities Charge” means the Landlord’s reasonable and proper estimate of the Utilities Charge for the forthcoming Utilities Charge Period.

1.2                               “Utilities Charge” means the cost referred to in clause 3.2(c), calculated in accordance with this Schedule;

1.3                               “Utilities Charge Period” means each period of 12 months commencing on [term commencement] falling wholly or partly within the Term (but only to the extent falling within the Term) provided that the Landlord may vary the Utilities Charge Period at its sole discretion at any time during the Term;

1.4                               “End Date” means the date on which the Term expires or (if earlier) on which the Term is determined;

1.5                               “Final Utilities Charge Period” means the Utilities Charge Period which ends on the End Date;

1.6                               “First Utilities Charge Period” means the Utilities Charge Period which begins when the Term commences;

1.7                               “Meters” means the measuring equipment (if any) installed in the Building for the purposes of measuring the supply of services to the Premises.

2.                                      Subject to paragraph 8, the Landlord will, prior to each Utilities Charge Period (or on or prior to the commencement of the Term, in the case of the First Utilities Charge Period), submit to the Tenant a statement setting out the Estimated Utilities Charge for the forthcoming Utilities Charge Period,

3.                                      The Tenant will pay the Estimated Utilities Charge to the Landlord by equal quarterly payments in advance on the usual quarter days, the first payment (being the due proportion for the period commencing on [term commencement] and ending on the day before the next quarter day hereafter) to be paid on or before the date of this Lease.

4.                                      At the end of each Utilities Charge Period the Landlord shall procure that readings are taken and recorded from the Meters and the readings taken and recorded shall (subject to manifest error) be accepted by the Landlord and the Tenant. Should Meters not be installed the Landlord’s surveyor shall calculate (the Landlord’s surveyor’s determination to be conclusive) a just proportion fairly attributable to the Premises of the actual cost to the Landlord of supplying the relevant services to the Science Park during the relevant Utilities Charge Period and such proportion shall be the Utilities Charge for the relevant Utilities Charge Period.

5.                                      Upon having taken the readings or made the calculations in accordance with paragraph 4, the Landlord shall deliver to the Tenant a statement setting out in respect of the previous Utilities Charge Period:

5.1                               the Estimated Utilities Charge received from the Tenant;

5.2                               the Utilities Charge; and

5.3                               the difference (if any) between the sums referred to in paragraphs 5.1 and 5.2.

6.                                      If in respect of a Utilities Charge Period the Utilities Charge is more or less than the Estimated Utilities Charge received from the Tenant then any sum payable to or by the Landlord by way of adjustment (with the intent that the Tenant shall have paid the whole of the Utilities Charge to the Landlord in respect of the relevant Utilities Charge Period) will become due and shall be paid by the Tenant (within 14 days of delivery of the statement referred to in paragraph 5) or credited to the Tenant for the succeeding Utilities Charge Period (or paid to the Tenant in the case of the Final Utilities Charge Period) as the case may require.

7.                                      The Tenant shall be liable only for the Utilities Charge up to and including the End Date but the provisions of this schedule shall otherwise continue to apply after the End Date.

8.                                      The Landlord may, on prior written notice to the Tenant, vary the means by which the Utilities Charge is charged to the Tenant provided that such variation is fair, proper and in the interests of good estate management.

9.

9.1                               Within one month after delivery to the Tenant of the statement referred to in paragraph 5 (time being of the essence) the Tenant may request the Landlord to provide (and the Landlord will promptly provide) to the Tenant all vouchers and invoices which the Tenant shall reasonably need in order to satisfy itself as to the accuracy of the Utilities Charge in accordance with this Schedule.

9.2                               Within two months after delivery of the statement referred to in paragraph 5 (time being of the essence) the Tenant may challenge it on the ground that it contains errors or is otherwise incorrectly drawn by giving to the Landlord notice to that effect but only if it has first made full payment of any amount due from the Tenant under paragraph 6 and if so:

(a)                                 both parties must endeavour to resolve the relevant issue; but if they cannot do so;

(b)                                 the issue in dispute may be referred by either party to the determination of an independent surveyor being such a person as is mentioned in clause 5.3(a) and who shall be appointed as mentioned in clause 5.3(b) and clauses 5.3(c), 5.3(d), 5.3(e), 5.3(f) and 5.3(g) shall also apply and the independent surveyor’s determination shall be final and binding on the parties Provided that if and whenever any person so appointed shall die, be adjudged bankrupt or become of unsound mind or if both the Landlord and the Tenant shall serve upon such person written notice that in their opinion he has unreasonably delayed making such determination such person shall ipso facto be discharged and be entitled only to his reasonable expenses prior to such discharge and another such independent surveyor shall be appointed to act in his place;

(c)                                  any adjustments to the statement required to be made in consequence of the determination of the independent surveyor shall be made and any sum payable to or by the Landlord shall immediately be paid (with interest in respect of the period during which the relevant amount has been underpaid, such interest to be at the base rate for the time being of Barclays Bank PLC or, in the event of such rate ceasing to be published, at such equivalent rate as the Landlord shall notify to the Tenant) or allowed as appropriate;

but if not the Tenant’s right of challenge to that statement shall lapse.

10.                               The Landlord shall not be concerned in the administration and collection of or accounting for the Utilities Charge on an assignment of this Lease and accordingly the Landlord shall:

10.1                        not be required to make any apportionment relative to the assignment; and

10.2                        be entitled to deal exclusively with the Tenant in whom this Lease is for the time being vested (and for this purpose in disregard of any assignment which has not been registered in accordance with clause 3.20).

11.                               The statement referred to in paragraph 5 shall for the purposes of this Schedule be deemed to have been delivered to the Tenant on the next working day after it is posted by first class post to the address referred to in clause 13 or to such other address as may have been notified by the Tenant to the Landlord as the address to which rent demands should be sent.

***

Landlord Base Build Specification

The landlord base build specification is to reflect open plan modern offices which are to include but not limited to the following:

Building Fabric

Open plan office space with all newly decorated surfaces including painted new and existing plastered walls, mineral fibre lay in grid suspended ceilings and new carpet tiles.

Double glazed windows throughout

Basic statutory signage.

Building Service

Electrical supply sub metered from ***.

Perimeter skirting trunking and floor boxes recessed into screed for small power and data provision. 1 per 7.5m2

New modern LG7 compatible fluorescent lighting for open plan office space, with both surface and recessed luminaires. Complete with open plan light switching configuration in compliance with building regulations,

Statutory Compliant open plan emergency lighting.

Fire alarm to suit open plan arrangement in office areas.

An open plan VRF/VRV heating and cooling system designed for an occupation of 1 person/10m2.

Access to male, female and disabled WC & shower room

Externally

Externally walls repaired /repointed where required

Flat roof coverings renewed including new insulation

Renewal of soffit boards and decoration of fascias.

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

3

***

Landlord Base Build Specification

The landlord Base Build specification is to reflect open plan modern offices which are to include but not limited to the following:-

Building Fabric

Open plan office space with all newly decorated surfaces including painted new and existing plastered walls, mineral fibre lay in grid suspended ceilings and new carpet tiles to office area — vinyl to toilet and kitchen area.

Double glazed windows throughout

Basic statutory signage.

Reception Area

To include carpet to existing screed and matwell.

Feature ceiling and specialist lighting

Painted plastered walls to two elevations and existing glazed walling

Building Service

New main distribution board with sub metering to ***

Perimeter skirting trunking and floor boxes recessed into screed for small power and data provision. 1 per 7.5m2

New modern LG7 compatible fluorescent lighting for open plan office space, with both surface and recessed luminaires. Complete with open plan light switching configuration in compliance with building regulations.

Statutory Compliant open plan emergency lighting.

Fire alarm to suit open plan arrangement in office areas.

An open plan VRF/VRV heating and cooling system designed for an occupation of 1 person/10m2.

1 person disabled platform lift rising from ground to first.

Demised toilets, disabled toilet and shower room

Water and waste point to kitchen.

Externally

Externally walls repaired /repointed where required

Flat roof coverings renewed including new insulation

Renewal of soffit boards and decoration of fascias.

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Decoration to external stairs

lnfilling roof lights

***

Landlord Base Build Specification

The landlord base build specification is to reflect open plan modern offices which are to include but not limited to the following:-

Building Fabric

Open plan office space with all newly decorated surfaces including painted new and existing plastered walls, mineral fibre lay in grid suspended ceilings and new carpet tiles.

Double glazed windows throughout Basic statutory signage.

Building Service

Electrical supply sub metered from ***.

Perimeter skirting trunking and floor boxes recessed into screed for small power and data provision. 1 per 7.5m2

New modern LG7 compatible fluorescent lighting for open plan office space, with both surface and recessed luminaires. Complete with open plan light switching configuration in compliance with building regulations.

Statutory Compliant open plan emergency lighting.

Fire alarm to suit open plan arrangement in office areas.

An open plan VRF/VRV heating and cooling system designed for an occupation of 1 person/10m2.

Access to male, female and disabled WC & shower room

Externally

Externally walls repaired /repointed where required

Flat roof coverings renewed including new insulation

Renewal of soffit boards and decoration of fascias.

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

EXECUTED as a deed by GW Research	)
Limited acting by:	)

Director

Director/Secretary

EXECUTED as a deed by GW	)
Pharmaceuticals plc acting by:	)

Director

Director/Secretary	)

DATED	20

***
and
***

- and -

[           ]

- and -

[          ]

LICENCE

- for —

ALTERATIONS AND WORKS AT

[             ]
***
***

Hogan
Lovells

Ref:  [ *** ]

Hogan Lovells International LLP, Atlantic House, Holborn Viaduct, London EC1A 2FG

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

LICENCE FOR ALTERATIONS AND WORKS

THIS LICENCE is made on	20

BETWEEN:

(1)                                 *** and *** whose registered offices are both at *** (the “Landlord”); [and]

(2)                                 [                 ] [a company incorporated in England and Wales (registered number [      ]) whose registered office is at] [          ] (the “Tenant”); [and]

(3)                                 [             ] [a company incorporated in England and Wales (registered number [         ]) whose registered office is at/of] [       ] (the “Surety”).

WHEREAS:

(A)                               This Licence is supplemental to [a lease/an underlease] (the “Lease” which expression includes any documents supplemental to the Lease) made on [ between [the Landlord [and] the [Tenant] [and the Surety] by which the premises known as [           ] (the “Premises”) were let by [the Landlord] to [the Tenant] for a term expiring on [             ] at the rent and on the covenants and conditions contained in the Lease,

(B)                               The reversion immediately expectant upon the determination of the term granted by the Lease [remains/is now] vested in the Landlord and the Premises [remain/are now] vested in the Tenant for all the residue of the said term.

WITNESSES:

1.                                      IN CONSIDERATION OF THE COVENANTS ON THE PART OF THE TENANT [AND OF THE SURETY] SET OUT BELOW AND SUBJECT TO THE RIGHTS OF ANY PERSON NOT A PARTY TO THIS LICENCE, THE LANDLORD GRANTS TO THE TENANT LICENCE TO EXECUTE IN AND UPON THE PREMISES THE SEVERAL ALTERATIONS AND WORKS SHORTLY DESCRIBED IN THE [SPECIFICATION [AND DRAWING[S] NUMBERED [             ]] ANNEXED TO THIS LICENCE (WHICH ALTERATIONS AND WORKS TOGETHER WITH ANY WORKS TO WHICH THE LANDLORD MAY CONSENT PURSUANT TO CLAUSE 2(F) ARE REFERRED TO IN THIS LICENCE AS THE “WORKS”).

2.                                      IN CONSIDERATION OF THE LICENCE GRANTED BY CLAUSE 1 ABOVE AT THE REQUEST OF THE TENANT [AND OF THE SURETY], THE TENANT [AND THE SURETY] COVENANT[S] WITH THE LANDLORD AS FOLLOWS (BUT ONLY IF IT CARRIES OUT THE WORKS, WHICH THIS LICENCE DOES NOT OBLIGE THE TENANT TO DO):

(a)                                 to use all reasonable endeavours to ensure that the Works shall be completed within six months after the date of this Licence;

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

(b)                                 that the Works shall be carried out with good quality materials of their several kinds and in a workmanlike manner to the satisfaction in all respects of the Landlord’s surveyor (acting reasonably);

(c)                                  that the Works shall be carried out in a manner which shall not constitute any nuisance to the Landlord or any superior landlord or their tenants or the owners or occupiers of any adjacent premises;

(d)                                 that before the Works shall be commenced the Tenant will pay as additional rent during the residue of the tenancy created by the Lease any sums which the Landlord may reasonably expend in additional premiums for the insurance of the Premises incurred wholly by reason of the Works;

(e)                                  that all necessary consents for the execution of the Works shall (if required) be obtained from the local authority, the local planning authority and any other statutory authority and the Works shall be completed in accordance with such consents and with all bylaws and requirements of such authorities and with the provisions of all primary and secondary legislation from time to time in force relating to the Works and with the requirements of any superior landlord and in particular (but without prejudice to the generality of the foregoing):

(i)                                     to comply with the provisions of all primary and secondary legislation from time to time in force relating to town and country planning and environmental matters;

(ii)                                  that any works to the electricity supply or electrical installations which are included in the Works will be carried out only in accordance with the terms and conditions laid down by the Institution of Engineering and Technology and the regulations of the local electricity supply authority;

(iii)                               that any works to the gas supply or gas installations which are included in the Works will be carried out only in accordance with the requirements of the local gas supply authority; and

(iv)                              that any works to the water supply which are included in the Works will be carried out only in accordance with the requirements of the relevant water authority;

(f)                                   that in the event of any such authority as aforesaid requiring any works additional to or differing from the alterations and works referred to in clause 1 above, such further or other works shall not be executed without the consent of the Landlord (which consent shall not be unreasonably withheld);

2

(g)                                  to indemnify the Landlord against any expense, liability, loss, damage, claim or proceedings whatsoever arising out of or in relation to the execution of the Works;

(h)                                 without prejudice to its other obligations under this Licence, that the Tenant shall, in relation to the Works:

(i)                                     comply with the requirements of the Construction (Design and Management) Regulations 2007 as amended, supplemented or replaced from time to time (the “CDM Regulations”);

(ii)                                  be the only client for the purposes of the CDM Regulations and the Tenant warrants to the Landlord that it has the competence and resources to comply with the requirements of the CDM Regulations (and in particular shall make sufficient arrangements as referred to in regulation 9 of the CDM Regulations);

(iii)                               make an election that the Tenant is the only client and the parties agree that this clause is an election and consent for the purposes of regulation 8 of the CDM Regulations;

(iv)                              deliver to the Landlord (without charge and subject to an irrevocable royalty free licence in favour of the Landlord to use the same for any purpose connected with the Premises or any other part of the building of which the Premises form part) as soon as reasonably practicable, but in any event no later than completion of the Works, the health and safety file complying with the requirements of the CDM Regulations and, as identified in this Licence, of the Landlord;

(v)                                 keep a copy of the health and safety files referred to in clause 3(h)(iv) above available at the Premises for inspection on reasonable prior notice by the Landlord and third parties properly entitled to inspect the same; and

(vi)                              as soon as reasonably practicable after it becomes aware of any information relevant to health and safety in relation to the premises or any other part of the building, the Tenant shall provide such information to the Landlord.

3.                                      It is agreed as follows:

3.1                               All the covenants and provisions contained in the Lease shall be applicable to the Works and to the Premises in their altered state in the same manner as to the Premises prior to the execution of the Works.

3

3.2                               [Any neglect or forbearance of the Landlord in enforcing the performance or observance of any covenant contained in this Licence shall not release or in any way affect the liability of the Surety.]

3.3                              On all future reviews in accordance with the terms of the Lease of the rent first reserved by the Lease, the effect of the Works upon the rent payable in respect of the Premises shall be disregarded.

3.4                               The consent given by this Licence does not imply any warranty on the part of the Landlord that the Premises can or should be used for the execution of the Works and the Tenant must satisfy itself as to the ability or otherwise of the structure or fabric of the Premises being such as to enable the Works to be carried out and that any existing services in the Premises will not be adversely affected by the carrying out of the Works.

3.5                               In this Licence any covenant entered into by more than one person shall take effect as a joint and several covenant by all the persons who shall have entered into the same.

3.6                               No person other than a contracting party may enforce any provision of this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999.

3.7                               This document shall be treated as having been executed and delivered as a deed only upon being dated.

IN WITNESS of which this deed has been duly executed and delivered the day and year first before written

4

SIGNED as a deed by	)
and	)
as attorneys for *** in the presence of:	)

Name of Witness and Signature

Address

SIGNED as a deed by	)
and	)
as attorneys for *** in the presence of:	)

Name of Witness and Signature

Address

EXECUTED as a deed by [ ]	)
acting by:	)

Director

Director/Secretary

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

5

DATED	201

[THE PURCHASER/THE TENANT]

- and -

[THE CONTRACTOR]

-and

[THE GUARANTOR]

CONTRACTOR’S WARRANTY

in relation to

[PROPERTY]

Hogan
Lovells

Hogan Lovells International LLP, Atlantic House, Holborn Viaduct, London EC1A 2FG

CONTRACTOR’S WARRANTY

THIS WARRANTY is made on	201

BETWEEN:

(1)                                [                           ] (registered under company number [                ]) whose registered office is at [                             ] (the “Beneficiary”);

(2)                                [                           ] (registered under company number [                        ]) whose registered office is at [                ] (the “Contractor”); and

(3)                                [                           ] (registered under company number [                ]) whose registered office is at [                ] (the “Guarantor”).]

WHEREAS:

(A)                              The Beneficiary has entered into an agreement to acquire an interest in [                                                                                                                            ] (the “Property”).

(B)                              By a contract dated [                 ] (the “Building Contract”) Mars Pension Trustees Limited whose registered office is at 3D Dundee Road, Slough, Berkshire SL1 4LG (the “Employer”) has engaged the Contractor to carry out [                                                                                                                                        ] (the “Works”).

[(C)                          The Guarantor has agreed to guarantee the obligations of the Contractor under this Deed on the terms set out in this Deed].

IT IS AGREED:

In consideration of the payment by the Beneficiary of one pound (E1) receipt of which is hereby acknowledged by the Contractor, it is agreed as follows:

1.                                     WARRANTY OF PERFORMANCE

The Contractor warrants that it has exercised and will continue to exercise all reasonable and proper skill and care in carrying out the Works and that it has complied and will continue to comply with all its express and implied obligations under the Building Contract provided that the Contractor shall have no greater liability to the Beneficiary than it would have had if the Beneficiary had been named joint employer with the Employer under the Building Contract with the Contractor owing its duties thereunder to each employer separately.

2.                                     DELETERIOUS MATERIALS

The Contractor further warrants that it, in so far as the terms of the Building Contract permit the Contractor’s choice of materials, it shall select materials for use in the Works in accordance with the guidance contained in the publication “Good Practice in the Selection of Construction Materials” (2011 British Council for Offices) and that it shall see that materials as used in construction of the Works will be in accordance with such guidance.

3.                                     LICENCE TO USE DOCUMENTS

The Contractor hereby grants to the Beneficiary an irrevocable, non-exclusive, royalty-free licence to use and reproduce all documents prepared or provided by the Contractor relating to the Works and all amendments and additions thereto (whether in existence or to be made) and any works, designs, or inventions of the Contractor incorporated or referred to therein, together with the right to grant sub-licences in respect of the same, for all purposes relating to the Property including (but not limited to) the construction, re-construction, modification, extension, repair, use, letting, sale and advertisement of the Property or any part thereof. The Contractor shall not be liable for the use of such documents for a purpose other than for which they were prepared.

4.                                     INSURANCE OF OBLIGATIONS

The Contractor hereby covenants with the Beneficiary that it will maintain with reputable insurers carrying on business in the United Kingdom from the date hereof, for a period expiring no earlier than 12 years after the date of Practical Completion of the Works, professional indemnity insurance to provide cover without unusual or onerous conditions, exclusions or material excesses in respect of each and every claim with a limit of indemnity of not less than [£             ] for any occurrence or series of occurrences arising out of one event and it will provide to the Beneficiary within 10 working days of the Beneficiary’s written request, made not more than once in each year, written confirmation from an independent company of insurance brokers that the Contractor has such insurance as aforesaid in force for a period to be specified in the written confirmation.

5.                                     TRANSFER OF BENEFIT OF THIS DEED

The Beneficiary may at any time, transfer the benefit of this Deed in whole or in part to:

(a)                                to an Associated Company; and

(b)                                to any other assignee up to a maximum of two assignments without the Contractor’s consent. Any further assignments shall be with the Contractor’s consent, such consent not to be unreasonably withheld or delayed.

For the purposes of this clause 5, “Associated Company” means a company which is a subsidiary, a Holding Company (as that term is described in Section 1159 of the Companies Act 2006) or a company that is a subsidiary of the ultimate Holding Company of the Beneficiary.

6.                                     [GUARANTEE

6.1                              The Guarantor guarantees to the Beneficiary that the Building Contractor will observe and perform the obligations on its part contained in this Deed and that in the case of any default the Guarantor will on demand by the Beneficiary perform and observe the obligations in respect of which the Contractor is in default and will be responsible to the Beneficiary for all losses, damages, costs and expenses thereby suffered or incurred by the Beneficiary PROVIDED THAT:

(a)                                no alterations in the terms of or termination of or under the Contract or in the extent or nature of the Works and no neglect or forbearance on the part of the Beneficiary in endeavouring to enforce the performance of observance of the said obligations or any extra time allowed in respect thereof or any compromise or arrangements made by the Beneficiary with the Contractor (with or without the

2

Guarantor’s consent) shall release or exonerate the Guarantor or in any way prejudice the rights and remedies of the Beneficiary under this clause; and

(b)                                the Guarantor’s liability in respect of this guarantee will not be greater than the liability of the Contractor under this Deed in either extent or duration.

6.2                              The Guarantor covenants with the Beneficiary that if the Contractor goes into liquidation and the liquidator shall disclaim the Contract or this Deed the liability of the Guarantor hereunder shall remain in full force and effect as if such disclaimer had not occurred.

6.3                              For the benefit of the Beneficiary and the Contractor, the Guarantor waives any right or remedy that it has or may have to subrogation, indemnification or payment on any other basis by the Contractor and any other remedy against the Contractor (each a “Relevant Right”) by reason of or in connection with the performance of the Guarantor’s obligations under this Warranty in circumstances where the Contractor promotes, enters into, or implements a voluntary arrangement (as defined in section 1(1) of the Insolvency Act 1986 or equivalent legislation in another jurisdiction (as the case may be)) or formal scheme of arrangement (under Part 26 of the Companies Act 2006 or equivalent legislation in another jurisdiction (as the case may be)). Damages shall not be an adequate remedy for the Employer or the Contractor in respect of a breach of this clause and the parties shall consent to any application brought by the Employer or the Contractor for injunctive relief to prevent any such Relevant Right being enforced.]

7.                                     NOTICES

Any notice to be given under the terms of this Deed shall be deemed to be duly given if it is delivered by hand at or sent by registered post to the above mentioned addresses of the parties hereto or other business addresses for the time being and in the case of such notices sent by registered post the same shall be deemed to have been received two days after being posted.

8.                                     GOVERNING LAW

This Deed shall be governed and construed in all respects in accordance with the laws of England and the parties hereby submit to the non-exclusive jurisdiction of the English Courts.

9.                                     THIRD PARTY RIGHTS

No person may enforce any term of this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999.

IN WITNESS this document has been executed as a deed the day and year first before written.(1)

EXECUTED as a deed by [the Purchaser/	)
the Tenant] acting by:	)

Signature of Director

(1)                               If a limited company or a public limited company proposes to execute other than by signature of two statutory directors or one statutory director and the company secretary, this must be approved by Mars Pension Trustees Limited’s lawyers before the document is executed.

3

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

EXECUTED as a deed by the Contractor	)
acting by:	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

[EXECUTED as a deed by the Guarantor	)
acting by:	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

4

Name of Director/Secretary (printed)

5

DATED	201

[THE PURCHASER/TENANT/FUND]

-and

[The Sub-Contractor]

Sub-Contractor’s Warranty

In relation to

[Property]

Hogan
Lovells

Hogan Lovells International LLP, Atlantic House, Holborn Viaduct, London EC1A 2FG

SUB-CONTRACTOR’S WARRANTY — PURCHASER/TENANT/FUND

THIS WARRANTY is made on	201

BETWEEN:

(1)                                 [             ] (registered under company number [           ]) whose registered office is at [             ] (the “Purchaser”/the “Tenant”/the “Fund”)

(2)                                 [             ] (registered under company number [            ]) whose registered office is at [               ] (the “Sub-Contractor”)

WHEREAS:

*[FOR A PURCHASER]

[(A)                       The Purchaser has entered into an agreement with Mars Pension Trustees Limited for the purchase of an interest in [              ] (the “Property”).]

*[FOR A TENANT]

[(A)                       The Tenant has entered into an [Agreement for Lease/Lease] with Mars Pension Trustees Limited for a leasehold interest in [             ] (the “Property”).]

*[FOR A FUND]

[(A)                       The Fund has agreed to provide finance to [              ] [in connection with a project at/on the security of/for the purchase of [              ] (the “Property”).]

*[delete as appropriate]

(B)                               By a contract dated [        ] (the “Building Contract”) Mars Pension Trustees Limited (the “Employer”) has engaged [         ] (the “Main Contractor”) to carry out [       ] at the Property (the “Contractor’s Works”).

(C)                               By a sub-contract dated            (the “Sub-Contract”) the Main Contractor has engaged the Sub-Contractor to carry out part of the Contractor’s Works (the “Sub-Contract Works”).

IT IS AGREED:

In consideration of the payment by the [Purchaser/Tenant/Fund] to the Sub-Contractor of one pound (£1) receipt of which is hereby acknowledged.

1.                                      COMPLIANCE WITH SUB-CONTRACT TERMS

The Sub-Contractor warrants that it has duly performed and/or will duly perform the services required by the Sub-Contract in accordance with its terms and that it has complied and/or will comply in all respects with all its express and implied obligations under the Sub-Contract.

2.                                      DESIGN, MATERIALS, PERFORMANCE SPECIFICATION, CONSTRUCTION

The Sub-Contractor warrants that it has exercised and will continue to exercise all reasonable and proper skill and care in:

(a)                                 the design of the Sub-Contract Works in so far as the Sub-Contract Works have been or will be designed by or for the Sub-Contractor;

(b)                                 the selection of materials and goods for the Sub-Contract Works in so far as such materials and goods have been or will be selected by or for the Sub-Contractor;

(c)                                  the satisfaction of any performance specification or requirement in so far as such performance specification or requirement is included or referred to in the tender of the Sub-Contractor or has otherwise been made known to the Sub-Contractor;

(d)                                 ensuring that all materials and goods comprised in the Sub-Contract Works will be of satisfactory quality; and

(e)                                  the installation and/or construction of the Sub-Contract Works.

For the avoidance of doubt, the Warranty contained in this clause shall extend to any work (including without limitation any work of design or selection of materials or goods) carried out prior to the entering into of the Sub-Contract.

3.                                      DELETERIOUS MATERIALS

The Sub-Contractor further warrants that in so far as the terms of the Sub-Contract permit the Sub-Contractor’s choice of materials, it has and shall select materials for use in the Sub-Contract Works in accordance with the guidance contained in the publication “Good Practice in the Selection of Construction Materials” (2011 British Council for Offices) and that it shall see that materials as used in construction of the Sub-Contract Works will be in accordance with such guidance.

4.                                      LICENCE TO USE DOCUMENTS ETC

The Sub-Contractor hereby grants to the [Purchaser/Tenant/Fund] an irrevocable, non-exclusive, royalty-free licence to use and reproduce all documents prepared or provided by the Sub-Contractor relating to the Sub-Contract Works and all amendments and additions thereto (whether in existence or to be made) and any works, designs or inventions of the Sub-Contractor incorporated or referred to therein, together with the right to grant sub-licences in respect of the same, for all purposes relating to the Property including (but not limited to) the construction, re-construction, modification, extension, repair, use, letting, sale and advertisement of the Property or any part thereof. The Sub-Contractor shall not be liable for the use of such documents for a purpose other than for which they were prepared.

5.                                      INSURANCE OF OBLIGATIONS

The Sub-Contractor hereby covenants with the [Purchaser/Tenant/Fund] that it will maintain with reputable insurers carrying on business in the United Kingdom from the date hereof, for a period expiring no earlier than 12 years after the date of Practical Completion of the Contractor’s Works, professional indemnity insurance to provide cover without unusual or onerous conditions, exclusions or material excesses in respect of each and every claim with a limit of indemnity of not less than [£     ] for any occurrence or series of occurrences arising out of one event, provided that such insurance is available at commercially reasonable rates,

2

and it will provide to [the Purchaser/the Tenant/the Fund] within 10 working days of the [Purchaser/Tenant/Fund]’s written request, made not more than once in each year, written confirmation from an independent company of insurance brokers that the Sub-Contractor has such insurance as aforesaid in force for a period to be specified in the written confirmation.(1)

6.                                      EFFECT OF OTHER AGREEMENTS

Nothing in the Sub-Contract or in the tender of the Sub-Contractor shall operate to exclude or limit the Sub-Contractor’s liability for breach of the warranties and obligations set out herein.

7.                                      TRANSFER OF BENEFIT OF THIS DEED

The [Purchaser/Tenant/Fund] may at any time, by way of absolute legal assignment, transfer the benefit of this Deed in whole or in part to any entity without the consent of the Main Contractor or the Sub-Contractor being required and such assignment shall be effective upon written notice thereof being given to the Main Contractor and the Sub-Contractor.

8.                                      NOTICES

Any notice to be given under the terms of this Deed shall be deemed to be duly given if it is delivered by hand at or sent by registered post to the above mentioned addresses of the parties hereto or other business addresses for the time being and in the case of such notices sent by registered post the same shall be deemed to have been received two days after being posted.

9.                                      GOVERNING LAW

This Deed shall be governed and construed in all respects in accordance with the laws of England and the parties hereby submit to the non-exclusive jurisdiction of the English Courts.

10.                               THIRD PARTY RIGHTS

No person may enforce any term of this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999.

IN WITNESS this document has been executed as a deed the day and year first before written.

EXECUTED as a deed by [the Purchaser/	)
the Tenant/Fund] acting by:	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

(1)                                 If the Sub-Contractor does not have a significant design responsibility clause 5 should be deleted and the following clauses renumbered accordingly.

3

Name of Director/Secretary (printed)

EXECUTED as a deed by the Sub-Contractor	)
acting by:	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

4

SCHEDULE 3

Deed of Warranty

THIS DEED OF WARRANTY is made on	20[ ]

BETWEEN:

(1)                                 Stace LLP a company incorporated in England and Wales (registered number OC312683) whose registered office is at 273 High Street, Epping, Essex, CM16 4DA (the “Consultant”); and

(2)                                 [                                         ] a company incorporated in England and Wales (registered number [        ]) whose registered office is at [      ] (the “Purchaser”/“Tenant”).

WHEREAS:

(A)                               The Purchaser/Tenant has entered into an agreement dated [       ] (the “Property Agreement”) with Mars Pension Trustees Limited (the “Client”) to acquire an interest in the property at [          ] (the “Project”).

(B)                               By an agreement dated [         ] (the “Consultancy Agreement”) the Client has appointed the Consultant to provide services in connection with the Project.

(C)                               It is a term of the Consultancy Agreement that the Consultant executes this Deed.

OPERATIVE PROVISIONS

In consideration of £10 paid by the Purchaser/Tenant to the Consultant, receipt of which the Consultant hereby acknowledges:

1.                                      The Consultant warrants that it has complied with and shall continue to comply with its obligations under the Consultancy Agreement provided that it shall have no greater liability to the Purchaser/Tenant than it would have owed if the Purchaser/Tenant had been named joint client under the Consultancy Agreement with the Consultant owing its duties thereunder to each client separately.

2.                                      The Consultant warrants that it has selected and shall select materials for use on the Project in accordance with the guidance contained in the publication “Good Practice in the Selection of Construction Materials” (2011: British Council for Offices) and that it has and shall use the skill, care and diligence required by the Consultancy Agreement to see that materials as used in construction of the Project will be in accordance with such guidance.

3.                                      Copyright in all documents prepared by or for the Consultant in connection with the Project and in any designs depicted in and works executed from these documents shall, unless otherwise agreed, remain the property of the Consultant but the Purchaser/Tenant shall have a non-exclusive, irrevocable, royalty free, transferable licence to use and publish such documents (including copies thereof) and the right to grant sublicenses in respect of the same for any purpose connected with the Project including without limitation its sale, letting, use maintenance, redesign, repair, reinstatement, advertisement, marketing, alterations, extension, renewal, redevelopment or refurbishment and the Consultant agrees not to assert any moral rights in such documents or the Project granted pursuant to the Copyright Designs and Patents Act 1988 or any statutory re-enactment or modification thereof. The Consultant

22

shall not be liable for the use of such documents for a purpose other than that for which they were prepared.

4.                                      The Consultant shall maintain professional indemnity cover with reputable insurers based in the UK with a limit of indemnity of not less than [£2,000,000 any one claim (but limited to an aggregate basis in respect of pollution/contamination and £1,000,000 aggregate in respect of asbestos)] for a period from the commencement of its obligations under the Consultancy Agreement to the expiry of a period of 12 years from the date of practical completion of the Project provided that such insurance remains available at commercially reasonable rates. The insurance shall cover claims hereunder arising out of the performance of the Consultant’s duties under the Consultancy Agreement. The Consultant shall produce to the Purchaser/Tenant at its request satisfactory evidence of the insurance arrangements described herein within 7 days of being so required.

5.                                      The liability of the consultant shall be limited to such sum as it would be just and equitable for the Consultant to pay having regard to the extent of the responsibility of the Consultant for the loss or damage suffered on the basis that all other consultants and any contractors who have liability shall be deemed to have provided contractual undertakings to the Client in terms no less onerous than those applying in the case of this agreement and shall be deemed to have paid to the Client such sums as it would be just and equitable for them to pay having regard to the extent of their responsibility for such loss or damage.

6.                                     The Purchaser/Tenant may assign the benefit of and rights under this Deed only once. Thereafter subject to the written consent of the Consultant, not to be unreasonably withheld.

7.                                      No person may enforce any term of this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999.

8.                                      The total liability of the Consultant under or in connection with each and every claim made pursuant to this Deed, is limited to [£10 million].

9.                                      Notwithstanding the terms of this Deed, the Consultant will not be liable for any indirect and/or consequential loss or damage suffered by the Purchaser/Tenant arising out of or in connection with the Services carried out by the Consultant in respect of the Project.

10.                               The Consultant shall be entitled in an action or proceedings by the Purchaser/Tenant to rely on any limitation in the Consultancy Agreement and to raise the same rights of defence in respect of a claim by the Purchaser/Tenant as it would have in respect of a claim by the Client under the Consultancy Agreement.

IN WITNESS whereof this document has been executed as a Deed on the day and year first before written.

Executed as a Deed by the Consultant	)
acting by , member	)
and , member	)

Member

Member

Executed as a Deed by the Purchaser/Tenant	)

23

by means of these signatures and delivered	)

Director

Director/Secretary

[End of Schedule 3]

24

SCHEDULE 3

Deed of Warranty

THIS DEED OF WARRANTY is made on	20

BETWEEN:

(1)           [                                       ] a company incorporated in England and Wales (registered number [                      ]) whose registered office is at [                                  ] (the “Consultant”); and

(2)           [                                       ] a company incorporated in England and Wales (registered number [                       ]) whose registered office is at [                           ] (the “Purchaser”/“Tenant”).

WHEREAS:

(A)                               The Purchaser/Tenant has entered into an agreement dated [             ] (the “Property Agreement”) with Mars Pension Trustees Limited (the “Client”) to acquire an interest in the property at [                               ] (the “Project”).

(B)                               By an agreement dated [              ] (the “Appointment”) the Client has appointed the Consultant to provide services (the “Services”) in connection with the Project.

(C)                               It is a term of the Appointment that the Consultant executes this Deed.

OPERATIVE PROVISIONS

In consideration of £10 paid by the Purchaser/Tenant to the Consultant, receipt of which the Consultant hereby acknowledges:

1.                                      The Consultant warrants that it has complied with and shall continue to comply with its obligations under the Appointment provided that it shall have no greater liability to the Purchaser/Tenant (whether in time or amount) than it would have owed if the Purchaser/Tenant had been named joint client under the Appointment with the Consultant owing its duties thereunder to each client separately and the Consultant shall be entitled in any action or proceedings by the Beneficiary to rely on any limitation or exclusion of liability in the Appointment and to raise the equivalent rights in defence of liability (except set off or counterclaim) as it would have against the Client under the Appointment.

2.                                      The Consultant warrants that it has selected and shall select materials for use on the Project in accordance with the guidance contained in the publication “Good Practice in the Selection of Construction Materials” (2011: British Council for Offices) and that it has and shall use the skill, care and diligence required by the Appointment to see that materials as used in construction of the Project will be in accordance with such guidance.(1)

3.                                      The liability of the Consultant shall be limited to such sum as it would be just and equitable for the Consultant to pay having regard to the extent of the responsibility of the Consultant for the loss or damage suffered on the basis that all other consultants, the contractor and any subcontractors who have a liability shall be deemed to have provided contractual undertakings to the Client on terms no less onerous than those applying in the case of the Appointment and shall be deemed to have paid the Client such sums as it

(1)           Remove if clause 3.2 is removed from the Consultancy Agreement

18

would be just and equitable for them to pay having regard to the extent of their responsibility for such loss or damage.

4.                                      Copyright in all documents prepared by or for the Consultant in connection with the Project and in any designs depicted in and works executed from these documents shall, unless otherwise agreed, remain the property of the Consultant but the Purchaser/Tenant shall have a non-exclusive, irrevocable, royalty free, transferable licence to use and publish such documents (including copies thereof) and the right to grant sublicenses in respect of the same for any purpose connected with the Project including without limitation its sale, letting, use maintenance, redesign, repair, reinstatement, advertisement, marketing, alterations, extension, renewal, redevelopment or refurbishment and the Consultant agrees not to assert any moral rights in such documents or the Project granted pursuant to the Copyright Designs and Patents Act 1988 or any statutory re-enactment or modification thereof. The Consultant shall not be liable for the use of such documents for a purpose other than that for which they were prepared.

5.                                      The Consultant shall maintain professional indemnity cover with reputable insurers based in the UK without any unusually onerous conditions with a limit of indemnity of not less than [Insert the same amount as appears in the Appointment] for each and every claim for a period from the commencement of its obligations under the Appointment to the expiry of a period of 12 years from the date of practical completion of the Project provided that such insurance remains available at commercially reasonable rates. The insurance shall cover claims hereunder arising out of the performance of the Consultant’s duties under the Appointment. The Consultant shall produce to the Purchaser/Tenant at its request satisfactory evidence of the insurance arrangements described herein within 5 days of being so required.

6.                                      The Purchaser/Tenant may assign all or any part of the benefit of and rights under this Deed:

(a)                                 to an Associated Company at any time; and

(b)                                 to any other assignee up to a maximum of two assignments without the Consultant’s consent.

For the purposes of this clause 7, “Associated Company” means in respect of the Purchaser/Tenant, a company which is a subsidiary, a Holding Company (as that term is described in Section 1159 of the Companies Act 2006) or a company that is a subsidiary of the ultimate Holding Company of the Purchaser/Tenant.

7.                                      No person may enforce any term of this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999.

19

IN WITNESS whereof this document has been executed as a Deed on the day and year first before written.

Executed as a Deed by the Consultant	)
by means of these signatures and delivered	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

or

Executed as a Deed by [name of Partner]	)
of the Consultant in the presence of:	)

[To be repeated for all partners]

Executed as a Deed by the Purchaser/Tenant	)
by means of these signatures and delivered	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

[End of Schedule 3]

20

SCHEDULE OF AMENDMENTS FOR JCT STANDARD BUILDING CONTRACT
WITHOUT QUANTITIES 2011 EDITION

[To be inserted between pages 4 and 5 of the Standard Form]

This Schedule of Amendments shall be deemed to form part of the Articles of Agreement and the Recitals, Articles and the Conditions shall be deemed to be amended as set out below. All references in and to the Recitals, Articles and the Conditions shall be to the Recitals, Articles and the Conditions as so amended.

AMENDMENTS TO THE RECITALS

1.                                      Delete the Fifth Recital and replace with “[Number not used]”.(1)

2.                                      Delete the Sixth Recital and replace with “[Number not used]”.(2)

3.                                      Delete the Ninth to Twelfth Recitals and replace in each case with “[Number not used]”.(3)

4.                                      Delete the first sentence in the Twelfth Recital and replace with the following:

“The Contractor has examined the Employer’s Requirements and, subject to the Conditions, confirms that the Employer’s Requirements are satisfied by the Contractor’s Proposals and the CDP Analysis.”(4)

AMENDMENTS TO THE ARTICLES

5.                                      Delete the wording in Article 8 and replace with “[Number not used]”.

6.                                      In Article 9, delete “and (where it applies) to Article 8”.

7.                                      Insert a new Article 10 as follows:

“Within 7 days of execution of this Contract, the Contractor shall deliver to the Employer a bond from a surety approved by the Employer in the amount of 10% of the Contract Sum in the form scheduled to these Articles of Agreement and a parent company guarantee from his ultimate parent company for his performance of this Contract in the form scheduled to these Articles of Agreement.”

AMENDMENTS TO THE CONTRACT PARTICULARS

8.                                      In Part 1 of the Contract Particulars:

8.1                               Delete the entry for the Sixth Recital.(5)

8.2                               In the entry for Eighth Recital and Schedule 8:

[Consider which of the Supplementary Provisions should be disapplied, in particular consider paragraphs 3 and 4].

8.3                               Delete the entries for the Tenth and Eleventh Recitals.(6)

(1)                                 Where there is no Information Release Schedule.

(2)                                 Where there is no Sectional Completion.

(3)                                 Where there is no Contractor’s Designed Portion.

(4)                                 Only use where there is a Contractor’s Designed Portion.

(5)                                 Where there is no Sectional Completion.

8.4                               Delete the entry for Article 8.

8.5                               [In the entry for clause 2.4 (Sections: Dates of Possession of Sections) [      ].](7)

8.6                               Delete the entry for clause 2.19.3.

8.7                               in the entry for clause 2.32.2, insert “and pro rata for any part thereof’ after the space following “per” on each occasion it appears.

8.8                               Delete the entry for clause 2.37.(8)

8.9                              In the entry for clause 2.38, the period is 12 months, in each case.

8.10                        In the first entry for clause 4.8, delete “applies/”.

8.11                        In the second entry for clause 4.8, delete “is/”.

8.12                        Delete the entries for clause 4.17.4 and clause 4.17.5.

8.13                        In the entry for clause 4.19, delete “applies/”.

8.14                        Delete the entries for clause 4.21 and Schedule 7.

8.15                        In the entry for clause 6.12, delete “is the aggregate amount for any one period of insurance, “6 years”.(9)

8.16                        Delete the entry for clause 7.2.

8.17                        Delete the entry for clause 9.4.1.

9.                                      In Part 2 of the Contract Particulars:

9.1                               Section (A) is completed as follows:

Name, class or description of person	The part of the Works to be purchased or let	State in each case which of clause 7A or 7C is to apply
First purchaser or purchasers of whole or part of the property at which the Works are undertaken; and First tenant or tenants of whole or part of the property at which the Works are undertaken.	The whole or any part of the Works.	In respect of a purchaser or purchasers, clause 7C. In respect of a tenant or tenants, clause 7C.

9.2                               Delete Section (B).

9.3                               Section (C) is completed as follows “any party providing finance in connection with the Works”.

(6)                                 Where there is no Contractor’s Designed Portion.

(7)                                 Only use where there is Sectional Completion. Consider whether the Dates of Possession are dependent on completion of earlier Sections.

(8)                                 Where there is no Sectional Completion.

(9)                                 Only use where there is a Contractor’s Designed Portion.

2

9.4                               In Section (D), delete “Clause 7B (Third Party Rights) applies/”.

9.5                               Complete Section (E) as follows:

Sub-contractors from whom warranties maybe required	Types of warranty required	Level of Professional Indemnity insurance required (if applicable)
[The following sub-consultants: Architect; Mechanical and Electrical Engineer; Civil and Structural Engineer.](10) The following sub-contractors].	Clause 7E applies.	[£5,000,000]

10.                               Delete the provisions for execution under hand.

AMENDMENTS TO THE CONDITIONS

11.                               IN CLAUSE 1.1:

11.1                        Before the entry for “Fonder”, insert a new entry as follows:

“Force Majeure:                                                       events or circumstances which:

•                                          could not have been reasonably foreseen at the Base Date; and

•                                          could not have been avoided by steps which might have reasonably be expected to be taken by the Contractor; and

•                                          do not arise directly or indirectly as a result of any wilful act or default of the Contractor,

provided that neither failure to secure labour, goods or materials that are essential to the proper carrying out of the Works nor any strike by the Contractor’s or any sub-contractor’s workforce shall constitute force majeure.”

11.2                        Delete the entries for “Finance Agreement” and “Fluctuation Options A, B and C”.

11.3                        11.3 In the entry for “Interest Rate” delete “5%” and replace with “2%”

12.                               Delete the wording in clause 1.3 and replace with “[Number not used)”.

13.                               Delete the wording in clause 1.6 and replace with the following:

(10)                          Only where there is a Contractor’s Designed Portion.

3

“No person may enforce any term of this Contract by virtue of the Contracts (Rights of Third Parties) Act 1999.”

14.                               Delete the wording in clause 1.9.1.1 and replace with “[Number not used]”.

15.                               insert a new clause 1.12 as follows:

“Notwithstanding any other provision in this Contract, the term “approval” when used in the context of any approval to be given by the Architect shall have the meaning “acceptance of general principles only”, and no such approval shall diminish or relieve the Contractor from any of his obligations or responsibilities under this Contract. For the avoidance of doubt, approval of drawings or other documents shall not constitute an acceptance of any variations incorporated thereon and only variations specifically instructed or sanctioned by the Architect in accordance with clause 3.14 shall constitute a Variation for the purpose of this Contract.”

16.                               In clause 2.3.1, delete “so far as procurable” on both occasions that it appears and insert after “Specification/Work Schedules” “or equal to the said standards and approved by the Architect or, where no kinds or standards are described in the Specification/Work Schedules, materials and goods shall be of satisfactory quality”.

17.                               In clause 2.3.2, insert after “Specification/Work Schedules” “or equal to the said standards and approved by the Architect or, where no standards are described in the Specification/Work Schedules, workmanship shall be to the reasonable satisfaction of the Architect”.

18.                              Delete the second sentence of clause 2.3.3 [and replace with the following:

“in the case of the Contractor’s Designed Portion, to the extent that the quality of materials and goods or standards of workmanship are not described in the manner referred to in clause 2.3.1 or 2.3.2, materials and goods shall be of satisfactory quality and workmanship shall be of a standard appropriate to it”.](11)

19.                               Insert a new clause 2.3.6 as follows:

“The Contractor shall use materials in the Works in accordance with the guidance contained in the edition of “Good Practice in the Selection of Construction Materials” (British Council for Offices) current as at the date of this Contract.”

20.                               Delete the wording in clause 2.16.1 and 2.16.2 replace with the following:

“2.16.1        The Contractor shall be fully responsible for and shall correct any mistake, inadequacy or inaccuracy in the design of the Works and/or any discrepancy in or divergence between the CDP Documents and/or any drawings or documents issued by him under clause 2.9. If the Contractor finds any such mistake, inadequacy, inaccuracy, discrepancy or divergence, he shall immediately notify the Architect/Contract Administrator of his proposed amendment to deal with the same, and the Architect/Contract Administrator shall issue an instruction in relation thereto.

2.16.2              The Contractor shall not be entitled to an extension of time under clauses 2.26 to 2.29 nor to recover direct loss and/or expense under clauses 4.23 to 4.26 and clauses 8.9 and 8.11 shall not have effect where and to the extent that the cause of the Works having been delayed, affected or suspended is any mistake,

(11)                          Only where there is a Contractor’s Designed Portion.

4

inadequacy, inaccuracy, discrepancy or divergence as referred to in clause 2.16.1 or any failure by the Contractor to submit any Contractor’s Design Documents in accordance with clause 2.9.

2.16.3              Any mistake, inaccuracy, discrepancy or divergence as referred to in clause 2.16.1 shall be corrected by the Contractor. If the Contractor shall find any such mistake, inaccuracy, discrepancy or divergence he shall immediately notify the Architect/Contract Administrator of his proposed amendment to deal with the same and the Architect/Contract Administrator may (whether upon receipt of such notification or otherwise) issue an instruction in relation thereto. No adjustment of the Contract Sum shall be made in respect of such correction or in respect of compliance by the Contractor with any instruction issued by the Architect/Contract Administrator pursuant to this clause 2.16.3.”(12)

21.                               Delete clauses 2.19.2 and 2.19.3.(13)

22.                               In clause 2.29.2.1, after “2.15” insert:

“(excluding an instruction to address a matter referred to in clause 2.15.4 or a discrepancy or divergence within or between the CDP Documents other than the Employer’s Requirements)”.(14)

23.                               Delete the wording in clause 2.29.6 and replace with the following:

“any breach of this Contract, negligence or other default by or on behalf of the Employer, the Quantity Surveyor, the Architect/Contract Administrator or any of the Employer’s Persons except to the extent that it was caused or contributed to by any default, whether by act or omission, of the Contractor or any of the Contractor’s Persons.”

24.                               In clause 2.29.7 insert the following words at the end of the clause:

“provided that the Contractor has taken all reasonably practical steps to procure that the Statutory Undertaker carries out such work in accordance with the programme and in co-ordination with the Works, including but not limited to:

•                                          giving the Statutory Undertaker reasonable notice of the requirement for such work;

•                                          agreeing with the Statutory Undertaker the dates on which and the terms and conditions pursuant to which the work will be carried out; and

•                                          if required, sending written reminders to the Statutory Undertaker prior to the commencement of and during the carrying out of the work”

25.                               At the end of clause 2.29.8 before the semi colon insert:

“being such conditions as recorded by the UK Met Office (or any body that precedes or succeeds the UK Met Office in recording weather conditions throughout the UK), as shall, in the opinion of the Architect, be adverse to the progress of the Works and exceptional, in comparison with weather records relevant to the part of the UK in which the Works are being carried out prepared by the UK Met Office (or any body that precedes or succeeds the UK Met Office in recording weather conditions in the UK) for the 10 years preceding the period in question.”

(12)                          Only where there is a Contractor’s Designed Portion.

(13)                          Only where there is a Contractor’s Designed Portion.

(14)                          Only where there is a Contractor’s Designed Portion.

5

26.                              Delete the wording in clause 2.29.13 and replace with “Force Majeure”.

27.                               In clause 2.32.1, delete “5 days” and replace with “2 days”.

28.                               In clause 2.32.2, insert after “or that Section” “or for any part of that period”.

29.                               In clause 2.41.2, delete “Subject to all sums due and payable under this Contract to the Contractor having been paid, the” and insert “The”.(15)

30.                               In clause 3.5.1, delete the second sentence.

31.                               Delete the wording in clause 3.10.1 and replace with “[Number not used]”.

32.                               Delete the wording in clause 3.14.2 and replace with “[Number not used]”.

33.                               Add a new clause 3.18A as follows:

“                                         Work not in accordance with the Contract — Employer costs, losses and or/expenses

3.18A               Any additional costs, losses and/or expenses (including professional fees) incurred by the Employer as a result of any work, materials or goods not being in accordance with this Contract (including, without limitation, any additional costs, losses and/or expenses arising out of the issue of instructions by the Architect/Contract Administrator under clauses 3.17, 3.18 and/or 3.19) may (subject to clause 4.13.3) be deducted by the Employer from any monies due or to become due to the Contractor under this Contract or may be recovered from the Contractor as a debt.”

34.                               Insert new clause 3.27 as follows:

“The Contractor warrants to the Employer that he is competent to perform his duties under the CDM Regulations as Principal Contractor (where he is appointed as Principal Contractor) and as a Contractor and he has made or will make suitable arrangements as referred to in regulation 9 of the CDM Regulations to enable him properly to perform all such duties.”

35.                               In clause 4.1 delete the words from and including “Contract Bills” to the end and replace with “Contract Documents”.

36.                              In clause 4.3.2.4, delete “and any amounts allowable to the Employer under whichever Fluctuations Option applies”.

37.                               Delete the wording in clause 4.3.3.6 and replace with “[Number not used]”.

38.                               Insert a new clause 4.6A as follows:

“Subject to clause 4.12.5 or 4.15.4 (as the case may be), the Employer shall be entitled to withhold payments of any amount otherwise due to the Contractor under this Contract if at any time the Contractor is in breach of an obligation to provide any bonds, warranties or guarantees.”

39.                               In clause 4.10, delete “, except where Fluctuations Option C … .” to the end of the clause.

40.                               In clause 4.12.1 delete “14 days” and replace with “21 days”.

41.                               In clause 4.12.5, delete the word “5 days” and replace by “2 days”.

(15)                          Only where there is a Contractor’s Designed Portion.

6

42.                               In clause 4.15.4, delete “5 days” and replace by “2 days”.

43.                               In clause 4.16.1.1 delete “, together, where applicable, with any adjustment of that value under Fluctuations Option C,”.

44.                               Delete the wording in clause 4.16.2.5 and replace with “[Number not used]”.

45.                               Delete the wording in clause 4.16.3.2 and replace with “[Number not used]”.

46.                               Delete the wording in clause 4.18.3.

47.                               Delete the wording in clause 4.21 and replace with “[Number not used]”.

48.                               Delete the wording in clause 4.22 and replace with “[Number not used]”.

49.                               Replace the full stop at the end of clause 4.23.3 with a semi colon, insert “and” at the end of that clause and insert a new clause 4.23.4 as follows:

“constantly use all reasonable endeavours to prevent or minimise any direct loss and/or expense.”

50.                               Delete the wording in clause 4.24.4 and replace with the following:

“any breach of this Contract, negligence or other default by or on behalf of the Employer, the Quantity Surveyor, the Architect/Contract Administrator for or any of the Employer’s Persons except to the extent that it was caused or contributed to by any default, whether by act or omission, of the Contractor or any of the Contractor’s Persons.”

51.                               Insert a new clause 4.27 as follows:

“Except for any insurance monies to which the Contractor is expressly entitled under this Contract or for any extension of time granted as a consequence of a Relevant Event identified in clause 2.29.9, the Contractor shall have no right to payment, to extension of time or to determine his employment under the Contract connected with any circumstances which might otherwise give rise to such a right the extent that the circumstances arise as a result of breach of this Contract, negligence or other default by or on behalf of the Contractor.”

52.                               In clause 6.8 delete the words setting out the definition of Joint Names Policy and replace with the following:

“A policy of insurance which includes the Contractor and any other one or more third persons specified in writing by the Employer to the Contractor, being persons having or acquiring an interest in or mortgage or charge over the Works and/or the site and the Employer as the insured and such other persons as the Employer may reasonably require including without limitation any person providing finance in connection with the Works or having or acquiring an interest in the whole or any part of the Works.”

53.                               Delete the wording in clause 7.1 and replace with the following:

“The Employer shall be entitled to assign the benefit of and rights under this Contract at any time. The Contractor shall not, without the written consent of the Employer, assign the benefit of and rights under this Contract.”

54.                               Delete the wording in clause 7.2 and replace with “[Number not used]”.

55.                               Delete the wording in clause 7.3 and replace with “[Number not used]”.

7

56.                               Delete the wording in clause 7.4 and replace with “[Number not used]”.

57.                               Delete the wording in clause 7A and replace with “[Number not used]”.

58.                               Delete the wording in clause 7B and replace with “[Number not used]”.

59.                               In clause 7C delete “in the form CWa/P&T, completed in accordance with the P&T Rights Particulars” and replace with “in the respective form set out in Schedule 8”.

60.                               In clause 7D delete “In the form CWa/F, completed in accordance with the Funder Rights Particulars” and replace with “in the respective form set out in Schedule 8”.

61.                               In clause 7E delete “in the form SCWa/P&T, SCWa/F ScWa/E (as the case may be) ... “ to the end of the clause and replace with “in the respective form set out in Schedule 8”.

62.                               Replace the comma at the end of clause 8.4.1.5 with a semi colon, insert “or” at the end of the clause and insert a new clause 8.4.1.6 as follows:

“fails to comply with any of the provisions of the Contract Documents requiring the Contractor to provide bonds, warranties or guarantees”.

63.                               Delete the wording in clauses 9.3 to 9.8 (inclusive).

64.                               Delete the wording in Schedule 5 and replace with “[Not used]”.

65.                               Delete the wording in Schedule 7 and replace with “[Not used]”.

66.                               Add a new Schedule 9 and insert the forms of warranty attached to this Schedule of Amendments.

Signed for and on behalf of the Employer	Signed for and on behalf of the Contractor

Name of person signing for and on behalf of the Employer (printed)	Name of person signing for and on behalf of the Contractor (printed)

8

DATED	20

MARS PENSION TRUSTEES LIMITED

- and -

[CONSULTANT]

CONSULTANT’S DEED OF ENGAGEMENT

- of -

[DISCIPLINE]

- IN RELATION TO -

[PROJECT]

Hogan
Lovells

Hogan Lovells International LLP, Atlantic House, Holborn Viaduct, London EC1A 2FG

2

CONSULTANT’S DEED OF ENGAGEMENT

This Consultant’s Deed of Engagement is made on	20

BETWEEN:

(1)                                 Mars Pension Trustees Limited a company incorporated in England and Wales (registered number 00449733) whose registered office is at 3D Dundee Road, Slough, Berkshire, SL1 4LG (the “Client”); and

(2)                                 [                                 ] a company incorporated in England and Wales (registered number [       ]) whose registered office is at [                 ] (the “Consultant”).

PROJECT

[Insert Project description]

NATURE OF CONSULTANCY

[Architect]

[Quantity Surveyor]

[Project Manager]

[Mechanical & Electrical Services Engineer]

[Structural Engineer]

[CDM co-ordinator]

[Employer’s agent]

[Other]

IT IS AGREED:

1.                                      DEFINITIONS

in this Agreement:

“Agreement” means this document, including its Schedules and other documents or parts of other documents expressly referred to in it;

[“Building Contractor” means the contractor engaged or to be engaged by the Client to act as building contractor in connection with the Project;]

“CDM Regulations” means the Construction (Design and Management) Regulations 2007 as amended, supplemented or replaced from time to time;

“Client” means the first party to this Agreement and its successors and assigns;

“Consultant” means the second party to this Agreement;

“Due Date For Payment” has the meaning given to it in clause 5.2;

“Fee” means the consideration for the Services identified in clause 5;

“Final Date For Payment” has the meaning given to it in clause 5.4;

3

“Pay Less Notice” has the meaning given to it in clause 5.7;

“Project” means the project identified above;

“Project Manager” means any organisation appointed by the Client to act as project manager from time to time;

“Related Dispute” has the meaning given to it in clause 19; and

“Services” means the services relating to the Project to be carried out by the Consultant identified in Schedule 1, as amended from time to time in accordance with this Agreement.

2.                                      ENGAGEMENT AND PROVISION OF SERVICES

2.1                               The Client confirms the engagement of the Consultant and the Consultant confirms its agreement to act in relation to the Project on the terms of this Agreement.

2.2                               The Consultant shall carry out the Services and the obligations of the Consultant set out in this Agreement in accordance with its terms and all reasonable written instructions of the Client or the Project Manager.

2.3                               The Client or Project Manager may by written instruction to the Consultant amend the Services whether by omission, addition or alteration.

3.                                      STANDARD OF CARE

3.1                               The Consultant warrants that it shall exercise in the performance of the Services the reasonable skill, care and diligence to be reasonably expected of properly qualified and competent members of the Consultant’s profession experienced in carrying out work of a similar size, scope, complexity and purpose to the Project.

3.2                               The Consultant warrants that it shall exercise the reasonable skill, care and diligence required by clause 3.1 to see that it selects materials for use on the Project in accordance with the guidance contained in the publication “Good Practice in the Selection of Construction Materials” (2011: British Council for Offices) and that it shall use such reasonable skill, care and diligence to see that materials as used in construction of the Project will be in accordance with such guidance.(1)

3.3                               The Consultant warrants that it shall exercise the reasonable skill, care and diligence required by clause 3.1 to carry out the Services:

(a)                                 in accordance with all applicable legislation, permissions and consents; and

(b)                                 to ensure that all necessary permissions and consents under the planning [and other] legislation applicable to the Project have been or will be obtained ;(2) and

(c)                                  [to ensure that the Project, as built in accordance with the Consultant’s design, will comply with the said legislation, permissions and consents and any conditions attached thereto](3).

3.4                               Without limiting the generality of clause 3.3, the Consultant warrants to the Client that, as part of the Services, it shall comply with its duties under the CDM Regulations as

(1)                                 Remove clause for non-design consultants (eg. Project Manager, Quantity Surveyor, CDM Co-ordinator, Planning Consultant, Transport Consultant). Leave in for Employer’s Agent and design consultants (eg. Building Surveyors with design responsibility, traditional Design Consultants and Landscape Consultants).

(2)                                 Delete for all except those consultants who are to be responsible for this.

(3)                                 Delete for non-design consultants - see note 1.

4

[designer] [CDM co-ordinator](4) and it is competent to perform the duties and it has made or will make sufficient management arrangements as referred to in regulation 9 of the CDM Regulations.

4.                                      PROGRESS AND CO-ORDINATION

4.1                               The Consultant shall proceed regularly and diligently with the Services in accordance with the programmes produced from time to time for the Project. If the Consultant is prevented or delayed in whole or in part in the performance of the Services for any reason, then it shall immediately notify the Client and the Project Manager in writing and shall use all reasonable endeavours to resume and expedite the performance of the Services so as to complete the same with all reasonable speed.

4.2                               The Consultant shall exercise the reasonable skill, care and diligence required by clause 3.1 to co-ordinate and integrate its performance of the Services with the services to be performed by the Project Manager and any other consultants and the work to be carried out by any contractors and subcontractors engaged from time to time in respect of the Project such that no act, omission or default of the Consultant shall cause or contribute to any claim against or breach by the Client under any of the appointments of the Project Manager or the other consultants or any building contract entered into by the Client.

4.3                               The Consultant shall keep the Client and the Project Manager properly informed as to all aspects of the progress and performance of the Services, including, without limitation, providing copies of drawings and other documents.

5.                                      THE FEE AND TERMS OF PAYMENT

5.1                               The Client agrees to pay to the Consultant as full remuneration for the Services the fee set out in Schedule 2.

5.2                               Subject to clause 12, the Fee shall be invoiced and paid in instalments in accordance with Schedule 2. In relation to each instalment of the Fee, the Consultant will issue an invoice to the Client with copies submitted to the Project Manager. The due date for each payment (the “Due Date for Payment”) for an instalment of the Fee is the later of the date specified in Schedule 2 as the due date for invoice of the instalment and the date on which the Client receives an invoice for the instalment, submitted in accordance with this Agreement, for the instalment for the instalment.

5.3                               Within five days of the Due Date for Payment of an instalment, the Client shall serve a notice on the Consultant specifying the amount which the Client considers to be properly due and the basis on which that amount was calculated. If the Client fails to serve a notice in accordance with this clause then, subject to the Client serving a Pay Less Notice, the amount to be paid by the Client shall be the amount stated in the Consultant’s invoice for the instalment.

5.4                               The final date for payment (the “Final Date for Payment”) for an instalment of the Fee shall be 30 days from the Due Date for Payment for the instalment.

5.5                               If the Client intends to pay less than the sum stated as due from it in its notice under clause 5.3 or the Consultant’s invoice under clause 5.2, as the case may be, it shall not later than five days before the Final Date for Payment give the Consultant notice of that intention (a “Pay Less Notice”) stating the amount that it considers due to the Consultant at the date the Pay Less Notice is given and the basis on which that sum has been calculated.

(4)                                 Delete “CDM co-ordinator” for all, except CDM co-ordinators (in which case delete “designer).

5

5.6                               Without affecting the Consultant’s other rights and remedies, where any amount due under this Agreement is not paid in full by the final date for payment and such failure continues for seven days after the Consultant has given notice to the Client and with a copy to the Project Manager of its intention to suspend the performance of its obligations under this Agreement and the ground or grounds on which it is intended to suspend performance, the Consultant may suspend performance of any or all of its obligations until payment is made in full. Any period during which performance is validly suspended pursuant to clause 5.6 shall be disregarded in computing the time taken by the Consultant to complete any of the Services affected by the suspension.

5.7                               Any sum due under this Agreement which is not paid by the Final Date for Payment shall carry interest at the rate of three per cent above the base rate from time to time of the Bank of England for the period between the Final Date for Payment and the date on which payment is made.

5.8                               If the rate of interest referred to in clause 5.7 is held not to be a substantial remedy (within the meaning of section 9 of the Late Payment of Commercial Debts (Interest) Act 1998) there shall be substituted for the rate referred to in clause 7 such higher rate of interest as is necessary to constitute a substantial remedy (within the meaning of section 9 of the Late Payment of Commercial Debts (Interest) Act 1998).

5.9                               The Fee shall be adjusted in the event of any amendment to the Services pursuant to clause 2.3 in accordance with any provisions for adjustment set out in Schedule 2, otherwise on a fair and reasonable basis taking account of the amount and make up of the Fee prior to amendment.

5.10                        The Fee shall be:

(a)                                 inclusive of all expenses and disbursements;

(b)                                 exclusive of VAT which shall be added at the prevailing rate; and

(c)                                  exclusive of any Statutory and Local Authority Fees (which shall be the responsibility of the Client).

6.                                     STAFF

6.1                               The Consultant shall be responsible for providing the staff necessary or appropriate to perform its obligations under this Agreement.

6.2                               Without limiting the generality of clause 6.1 the Consultant shall maintain the involvement of the staff identified in Schedule 1 with the Project to completion or earlier termination for the benefit of the efficient implementation and co-ordination of the Project and any change shall require the prior written agreement of the Client or the Project Manager before it is implemented (such agreement not to be unreasonably withheld).

6.3                               The Client or the Project Manager may by notice in writing to the Consultant object (but not unreasonably or vexatiously) to any representative or member of staff employed by the Consultant upon the Project and the Consultant shall forthwith remove such a person from the Project and appoint a suitable replacement subject to the prior written approval of the Client or the Project Manager (such approval not to be unreasonably withheld).

7.                                      PROFESSIONAL INDEMNITY COVER

7.1                               Without prejudice to its other obligations and liabilities under this Agreement, the Consultant shall maintain professional indemnity cover with reputable insurers based in

6

the UK without any unusually onerous conditions and with a limit of indemnity of not less than the amount specified in Schedule 1 for each and every claim(5) for a period from the commencement of its obligations hereunder to the expiry of a period of 12 years from the date of practical completion of the Project or earlier abandonment thereof or earlier termination of the Consultant’s engagement or of this Agreement provided that such insurance remains available at commercially reasonable rates. The insurance shall cover claims arising out of the performance of the Services.

7.2                               The Consultant shall produce to the Client or the Project Manager upon written request satisfactory evidence of the insurance arrangements identified in this clause 7 within 5 days of being so required and the Consultant shall notify the Client and the Project Manager in writing immediately if it ceases for any reason to have the cover identified. If the Consultant is in breach of any of its obligations under this clause 7 the Client may take out insurance to cover some or all of the loss or damage which might result from a breach of this Agreement by the Consultant and the Client may deduct from any sums due to the Consultant or otherwise recover from the Consultant the costs and expenses incurred.

8.                                      DUTIES OF CARE TO THIRD PARTIES

8.1                               The Consultant shall within 14 days of receipt of a request from the Client to do so enter into deeds substantially in the form set out in:

(a)                                 Schedule 3 in favour of any first purchaser or first tenant of the whole or any part of the Project provided that the Consultant shall not be required to execute a deed in favour of any successor in title or assignee of any purchaser or tenant in whose favour a deed has previously been executed; and

(b)                                 Schedule 4 in favour of any party providing finance for the Project,

and shall deliver the same to the Client duly executed as a deed.

8.2                               The Consultant hereby appoints the Client as its true and lawful attorney for and in the name of and on behalf of the Consultant to complete the deeds referred to in clause 8.1 and to execute and perfect the same and the Consultant hereby agrees to ratify the same and declares the power hereby granted to be irrevocable pursuant to section 4 of the Powers of Attorney Act 1971. The Client shall only be entitled to exercise the power pursuant to this clause 8.2 if the Consultant is in default of its obligations set out in clause 8.1 and in such event shall forthwith send a copy of any executed warranty to the Consultant.

9.                                      [Design and Build](6)

9.1                               The Consultant acknowledges that the Client intends to engage the Building Contractor in relation to the Project on the basis of a design and build building contract.

9.2                               [The Consultant shall within 14 days of a request from the Client to do so enter into a deed of novation in the form set out in Schedule 5 and shall deliver the same to the Client duly executed.]

(5)                                 Indemnity requirements may be relaxed for specified risks (eg. pollution; contamination; terrorism; and asbestos) where this reflects the terms of the Consultant’s PI insurance.

(6)                                 Note this is only relevant where the building contract is on a design and build basis, and the Client requires building contractor to take responsibility for design prepared by the Consultant. This clause is not relevant for some consultants eg quantity surveyor, CDM co-ordinator, project manager or any designer which is intended to remain with the Client, eg in a monitoring capacity. Clauses 9.2 and 9.3 are alternatives and only one should be selected. If Schedule 5 (deed of novation) is selected, then Schedule 1 (Services) needs to set out both pre and post novation services, and Schedule 2 (Fees) will need to provide for pre and post novation fees.

7

9.3                              [The Consultant shall within 14 days of receipt of a request from the Client to do so enter into a deed substantially in the form set out in Schedule 6 in favour of the Building Contractor, and shall deliver the same to the Client duly executed.]

10.                               ASSIGNMENT AND SUBLETTING

10.1                        The Client shall be entitled to assign the benefit of and rights under this Agreement:

(a)                                 to an Associated Company at any time and;

(b)                                 to any other assignee up to a maximum of two assignments without the Consultant’s consent.

For the purposes of this clause 10, “Associated Company” means in respect of the Client, a company which is a subsidiary, a Holding Company (as that term is described in Section 1159 of the Companies Act 2006) or a company that is a subsidiary of the ultimate Holding Company of the Client.

10.2                        The Consultant shall not be entitled to assign or transfer the whole or any part of the benefit of this Agreement nor to subcontract any of its obligations hereunder without the prior written consent of the Client, not to be unreasonably delayed or withheld.

11.                               COPYRIGHT

Copyright in all documents prepared by or for the Consultant in connection with the Project and in any designs depicted in and works executed from these documents shall, unless otherwise agreed, remain the property of the Consultant but the Client shall have a non-exclusive, irrevocable, royalty free, transferable licence to copy, use and publish such documents (including copies thereof) and the right to grant sublicenses in respect of the same for any purpose connected with the Project including without limitation its sale, letting, use, maintenance, redesign, repair, reinstatement, advertisement, marketing, alteration, extension, renewal, redevelopment or refurbishment and the Consultant agrees not to assert any moral rights in such documents or the Project granted pursuant to the Copyright Designs and Patents Act 1988 or any statutory re-enactment or modification thereof.  The Consultant shall not be liable for the use of such documents for a purpose other than for which they were prepared.

12.                               TERMINATION AND SUSPENSION

12.1                        The Consultant may terminate its engagement only in the event of a material breach by the Client of its obligations under this Agreement which is irremediable or, where remediable, which the Client shall have failed to remedy within a reasonable time (but not less than 21 days) after receiving notice in writing from the Consultant specifying the breach and requiring its remedy, in which case the Consultant shall be entitled forthwith by written notice to the Client to terminate its engagement.

12.2                        The Client may forthwith by notice in writing to the Consultant suspend the engagement of the Consultant. Unless otherwise agreed the Consultant’s engagement shall be deemed to have been terminated if the Client does not issue an instruction to the Consultant to resume work within one year after the issue of the instruction to suspend under this clause.

12.3                        The Client may at any time by notice in writing terminate the Consultant’s engagement.

12.4                        Upon any termination under clause 12.1 or 12.3 or suspension under clause 12.2 of the Consultant’s engagement the Consultant shall immediately take steps to cease the provision of the Services in an orderly manner with all reasonable speed and economy

8

and upon request shall deliver to the Client copies of all drawings and other documents in its possession custody or control (whether in the course of preparation or completed) connected with the Project.

12.5                        Upon any termination under clauses 12.1 or 12.3 or suspension under clause 12.2 of the Consultant’s engagement the Client shall pay to the Consultant:

(a)                                 such proportion of the Fee as is commensurate with the Services properly performed by the Consultant up to the date of termination or suspension having regard to all the circumstances surrounding the termination or suspension less the amount of any payment in respect of the Fee previously made. Upon resumption of work after a suspension any payment under this clause 12.5 shall be on account of any payment subsequently due under clause 5; and

(b)                                 save in relation to a termination under clause 12.3 arising out of or in connection with the Consultant’s default, the Consultant’s costs directly incurred from complying with its obligations under clause 12.4, provided that:

(i)                                     such costs have been reasonably incurred; and

(ii)                                  the Consultant has taken all reasonable steps to mitigate the incurring of such costs.

12.6                        Save as set out above, upon any termination or suspension of the Consultant’s engagement or termination of this Agreement howsoever arising the Client shall not be liable to the Consultant for or in respect of any loss of profit, loss of contracts or other claims, losses or expenses arising out of or in connection with such termination or suspension.

12.7                        Subject to clause 12.6 any termination of the Consultant’s engagement or of this Agreement shall not prejudice or affect the accrued rights (including rights of set-off) or claims that either party may have and the provisions of clauses 0, 7, 8, 9, 10, 11, 13, 16, 17, 18, 19, 20, 21, 23 and 24 shall continue to have effect notwithstanding termination.

13.                               APPROVALS

No consent, approval or act or omission of the Client or the Project Manager shall of itself relieve the Consultant of its obligations.

14.                               CONFIDENTIALITY

14.1                        The Consultant shall not, without the prior written approval of the Client, take or knowingly permit to be taken any photographs of the Project for use in any publicity or advertising or publish alone, or in conjunction with any other person, any articles, photographs or other illustrations relating to the Project or any part thereof nor shall the Consultant knowingly impart to any publication, journal or newspaper or any radio or television programme or other broadcast any information regarding the Project.

14.2                        Save as may reasonably be necessary in the proper performance of its duties or as may be required by applicable legislation, the Consultant shall not during its engagement or at any time after its expiry or termination for any reason disclose to any person or otherwise make use of any confidential information of which it has or may in the course of its engagement become possessed relating to the Client, the Project or this Agreement, nor shall it disclose to any person whatsoever anything relating to the Client without the prior written authority of the Client. The restriction shall continue to apply, without limitation in time, unless and until such information comes properly into the public domain through no fault of the Consultant.

9

15.                               NOTICES

15.1                        Any notice to be given shall be in writing and shall be deemed to be duly given if it is delivered by hand at or sent by Recorded, Signed for or Special Delivery post, either:

(a)                                 in the case of a notice from the Consultant, to “LaSalle Investment Management, One Curzon Street, London W1J 5HD, United Kingdom”, or such other business address as notified to the Consultant from time to time, and a copy is simultaneously sent to the Project Manager; or

(b)                                 in the case of a notice from the Client, to the above mentioned address of the Consultant or other business address for the time being.

15.2                        In the case of notices delivered by hand, the same shall be deemed to have been received on the working day following the day of delivery and in the case of notices sent by Recorded, Signed for or Special Delivery post, the same shall be deemed to have been received two working days after being posted.

16.                               DATE OF COMMENCEMENT

Notwithstanding the date of execution this Agreement shall be deemed to take effect on the date upon which the Consultant shall have first commenced performance of the Services.

17.                               HEADINGS

Headings to clauses are for convenience only and do not affect the interpretation of this Agreement.

18.                               LAW

This Agreement and all matters relating thereto shall be governed by and construed in accordance with English Law and, subject to clauses 19 and 23 below, the parties submit to the non-exclusive jurisdiction of the English Courts.

19.                               OTHER CONTRACT DISPUTES

If any disputes arise between the Client and other consultants or contractors in connection with other contracts relating to the Project and the Client is of the view that the disputes touch or concern the Consultant (a ‘‘Related Dispute”), the Client may by notice in writing to the Consultant require either:

(a)                                 that any dispute in connection with this Agreement be referred to any expert, arbitrator or adjudicator (as the case may be) to whom any Related Dispute is referred (but without prejudice to statutory rights to adjudication); or

(b)                                 that any Related Dispute be referred to any expert, arbitrator or adjudicator to whom any dispute in connection with this Agreement is referred and, if the expert, arbitrator or adjudicator is willing to act in connection with the relevant disputes, the disputes shall be resolved by the expert, arbitrator or adjudicator.

20.                               SCOPE OF AGREEMENT

This Agreement shall constitute the entire agreement between the parties in respect of the Project and shall supersede and extinguish any previous agreements representations and understandings.

10

21.                               CONTRA PROFERENTEM RULE

Each party has had the opportunity to take legal advice on this Agreement so that none of its provisions shall be construed “contra proferentem”.

22.                               RECKONING PERIODS OF DAYS

Where under this Agreement an act is required to be done within a specified period of days after or from a specified date, the period shall begin immediately after that date. Where the period would include a day which is Christmas Day, Good Friday or a day which under the Banking and Financial Dealings Act 1971 is a bank holiday, that day shall be excluded.

23.                               ADJUDICATION

23.1                        Any dispute (which for the purposes of this clause shall include any difference) shall be referred to adjudication in accordance with this clause or, if applicable, clause 19.

23.2                       Neither party shall take any steps in any proceedings or arbitration relating to any dispute unless and until an adjudicator has delivered his decision on the dispute to the parties in accordance with this clause or, if applicable, clause 19.

23.3                        Clause 23.2 shall be subject to any rule of law to the contrary, shall not prejudice any of the parties rights where the adjudicator lacks jurisdiction and shall not prevent either party issuing a claim form or giving notice of arbitration but shall prevent any further steps being taken.

23.4                        The adjudicator shall, subject to clause 19 if applicable, be any of the persons named in Schedule 1 as potential adjudicators and if none are named the body to nominate adjudicators shall be any body named as such in Schedule 1.

23.5                        Subject to clause 19, if applicable, either party wishing to refer a dispute to adjudication shall not be entitled to request a nominating body to appoint an adjudicator unless each of the adjudicators named in Schedule 1 has either declined to act or failed to respond to a request to act within two days of receipt of the request.

23.6                        When either party has given notice to refer a dispute pursuant to this clause or, if applicable, clause 19, the other party shall not be entitled to make a separate reference pursuant to this clause in relation to that dispute unless the first reference is discontinued for any reason.

23.7                        The provisions of Part I of the Schedule to the Scheme for Construction Contracts (England and Wales) Regulations 1998 (SI 1998 No 649) (as amended by the Scheme for Construction Contracts (England and Wales) Regulations 1998 (Amendment) (England) Regulations 2011 (2011/2333) 2011/2333) shall, subject to the provisions of this clause, apply to any adjudication pursuant to this clause provided that:

(a)                                 a party who wishes to give notice to refer may, subject to clauses 23.4 and 23.5, identify an adjudicator willing to act prior to issuing the notice and name the adjudicator in the notice; and

(b)                                 if, through no fault of the party giving notice, the objective of referring the dispute to an appointed adjudicator within seven days of the notice cannot be achieved, the period of seven days in paragraph 7(1) of Part I of the said Regulations shall be extended as necessary.

11

24.                               THIRD PARTIES

No person may enforce any term of this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999.

25.                               LIMITATION ON LIABILITY

In any actions or proceedings arising out of or in connection with this Agreement the Consultant’s liability for loss or damage for each and every claim shall be limited to £.{ • ].

12

IN WITNESS whereof this document has been executed as a Deed the day and year first before written.

Executed as a Deed by the Mars Pension Trustees	)
Limited by means of these signatures and delivered	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

[Executed as a Deed by the Consultant by	)
means of these signatures and delivered	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

OR

[Executed and delivered as a Deed by	)
[name of partner] of the Consultant	)
in the presence of:

[To be repeated for all partners]]

13

SCHEDULE 1

The Services (clause 0)(7)

(7)                                 If this Agreement is to be novated to design and build contractor (see clause 9.2), the services will need to be split into pre and post novation Services.

14

SCHEDULE 1

The Staff (clause 6.2)

SCHEDULE 1

The Indemnity Limit (clause 7.1)

SCHEDULE 1

The Adjudicator (clause 23)

[                                ]

[                                ]

SCHEDULE 1

The Adjudicator nominating body (clause 23)

The Royal Institution of Chartered Surveyors

15

SCHEDULE 2

PART 1

The Fee(8)

1.                                      THE FEE

The Fee is a fixed lump sum (inclusive of disbursements, expenses and VAT) of £[•]

or

The Fee will be [      ] per cent of the final contract sum under the Building Contract (but excluding any amounts in respect of loss and expense payable to the Contractor due to delay or disruption).

or, if at the time the appointment is signed, the final contract sum is not known

1.1                               Until the final contract sum under the Project building contract has been determined, the Consultant shall be paid based on a fee (“Initial Fee”), being inclusive of disbursements and expenses, plus VAT. The Initial Fee shall be [•] per cent of £[insert estimated cost] (being the estimated Project construction cost (including allowances to contingencies and inflation).

1.2                               Upon the final contract sum under the Project building contract being determined, the Fee, which shall be a fixed lump sum (inclusive of disbursements and expenses plus VAT), shall be calculated by applying the percentage set out in paragraph 1.1 above to the final contract sum under the Building Contract.

2.                                      PAYMENT SCHEDULE

The Fee is payable in instalments to be agreed.

or

The Fee is payable in instalments as follows:

[insert payment schedule, including payment number, amount and/or percentage, the date on which the Consultant may submit the invoice]

or, if instalments are to be linked to project milestones

The Fee shall be invoiced monthly by reference to the completion of the following milestones:

[insert milestone schedule]

where payments are not to exceed the amounts set out in a milestone schedule until those milestones have actually been achieved

The maximum value of the instalments to which the Consultant shall be entitled in respect of any milestone (set out in the table above) shall be the amount set down in the table in respect of each such milestone. No additional amounts shall be payable to the Consultant in respect of a milestone, or any future milestones, until that milestone has been achieved

(8)                                 If this Agreement is to be novated to design and build contractor (see clause 9.2), the fees will need to be split into pre and post novation fees.

16

or, where the Initial Fee option is used

2.1                               Upon the Fee being calculated in accordance with paragraph 1.2 above, the Initial Fee shall cease to be payable and all future payments made to the Consultant shall be calculated by reference to the Fee. To the extent that the Fee is greater or less than the Initial Fee, the amount of the instalment next due to the Consultant after the Fee has been calculated shall be adjusted to reflect the corresponding underpayment or overpayment (as the case may be).

3.                                      [The parties acknowledge that, prior to the date of this Agreement, the Client has paid the following instalments to the Consultant on or around the dates stated below:]

Amount of instalment	Date of Payment

4.                                      FEE ADJUSTMENTS

If the provision of the Services or the progress of the Project is delayed or disrupted for any reason, the instalments stated in paragraph 2 (as may be adjusted from time to time) may be revised by the Client (acting reasonably) to the extent necessary to ensure that such instalments reflect the stage of the Project reached and the Services actually performed by the Consultant.

5.                                      If the Services are amended in accordance with clause 2.3, the Fee will be adjusted either:

(a)                                 On the basis of any fixed fee adjustment agreed between the parties; or

(b)                                 In accordance with the hourly rates for personnel stated below:

Title	Hourly rate

The instalments set out in paragraph 2 will be adjusted to include any adjustment to the Fee on a fair and reasonable basis so as to reflect the timing of performance of the Services as amended.

17

SCHEDULE 3

Deed of Warranty

THIS DEED OF WARRANTY is made on	20

BETWEEN:

(1)                                 [                                  ] a company incorporated in England and Wales (registered number [         ]) whose registered office is at [                               ] (the “Consultant”); and

(2)                                 [                                  ] a company incorporated in England and Wales (registered number [          ]) whose registered office is at [                            ] (the “Purchaser”/”Tenant”).

WHEREAS:

(A)                               The Purchaser/Tenant has entered into an agreement dated [          ] (the “Property Agreement”) with Mars Pension Trustees Limited (the “Client”) to acquire an interest in the property at [          ] (the “Project”).

(B)                               By an agreement dated [           ] (the “Appointment”) the Client has appointed the Consultant to provide services (the “Services”) in connection with the Project.

(C)                               It is a term of the Appointment that the Consultant executes this Deed.

OPERATIVE PROVISIONS

In consideration of £10 paid by the Purchaser/Tenant to the Consultant, receipt of which the Consultant hereby acknowledges:

1.                                      The Consultant warrants that it has complied with and shall continue to comply with its obligations under the Appointment provided that it shall have no greater liability to the Purchaser/Tenant (whether in time or amount) than it would have owed if the Purchaser/Tenant had been named joint client under the Appointment with the Consultant owing its duties thereunder to each client separately and the Consultant shall be entitled in any action or proceedings by the Beneficiary to rely on any limitation or exclusion of liability in the Appointment and to raise the equivalent rights in defence of liability (except set off or counterclaim) as it would have against the Client under the Appointment.

2.                                      The Consultant warrants that it has selected and shall select materials for use on the Project in accordance with the guidance contained in the publication “Good Practice in the Selection of Construction Materials” (2011: British Council for Offices) and that it has and shall use the skill, care and diligence required by the Appointment to see that materials as used in construction of the Project will be in accordance with such guidance.(9)

3.                                      The liability of the Consultant shall be limited to such sum as it would be just and equitable for the Consultant to pay having regard to the extent of the responsibility of the Consultant for the loss or damage suffered on the basis that all other consultants, the contractor and any subcontractors who have a liability shall be deemed to have provided contractual undertakings to the Client on terms no less onerous than those applying in the case of the Appointment and shall be deemed to have paid the Client such sums as it

(9)                                 Remove if clause 3.2 is removed from the Consultancy Agreement.

18

would be just and equitable for them to pay having regard to the extent of their responsibility for such loss or damage.

4.                                      Copyright in all documents prepared by or for the Consultant in connection with the Project and in any designs depicted in and works executed from these documents shall, unless otherwise agreed, remain the property of the Consultant but the Purchaser/Tenant shall have a non-exclusive, irrevocable, royalty free, transferable licence to use and publish such documents (including copies thereof) and the right to grant sublicenses in respect of the same for any purpose connected with the Project including without limitation its sale, letting, use maintenance, redesign, repair, reinstatement, advertisement, marketing, alterations, extension, renewal, redevelopment or refurbishment and the Consultant agrees not to assert any moral rights in such documents or the Project granted pursuant to the Copyright Designs and Patents Act 1988 or any statutory re-enactment or modification thereof. The Consultant shall not be liable for the use of such documents for a purpose other than that for which they were prepared.

5.                                      The Consultant shall maintain professional indemnity cover with reputable insurers based in the UK without any unusually onerous conditions with a limit of indemnity of not less than [Insert the same amount as appears in the Appointment] for each and every claim for a period from the commencement of its obligations under the Appointment to the expiry of a period of 12 years from the date of practical completion of the Project provided that such insurance remains available at commercially reasonable rates. The insurance shall cover claims hereunder arising out of the performance of the Consultant’s duties under the Appointment. The Consultant shall produce to the Purchaser/Tenant at its request satisfactory evidence of the insurance arrangements described herein within 5 days of being so required.

6.                                      The Purchaser/Tenant may assign all or any part of the benefit of and rights under this Deed:

(a)                                 to an Associated Company at any time; and

(b)                                 to any other assignee up to a maximum of two assignments without the Consultant’s consent.

For the purposes of this clause 7, “Associated Company” means in respect of the Purchaser/Tenant, a company which is a subsidiary, a Holding Company (as that term is described in Section 1159 of the Companies Act 2006) or a company that is a subsidiary of the ultimate Holding Company of the Purchaser/Tenant.

7.                                      No person may enforce any term of this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999.

IN WITNESS whereof this document has been executed as a Deed on the day and year first before written.

19

Executed as a Deed by the Consultant	)
by means of these signatures and delivered	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

Executed as a Deed by [name of Partner]	)
of the Consultant in the presence of:	)

[To be repeated for all partners]

Executed as a Deed by the Purchaser/Tenant	)
of the Consultant in the presence of:	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

[End of Schedule 3]

20

SCHEDULE 4

Deed of Warranty

THIS DEED OF WARRANTY is made on	20

BETWEEN

(1)                                 [                                  ] a company incorporated in England and Wales (registered number [           ]) whose registered office is at [                       ] (the “Consultant”);

(2)                                 Mars Pension Trustees Limited a company incorporated in England and Wales (registered number 00449733) whose registered office is at 3D Dundee Road, Slough, Berkshire, SL1 4LG (the “Client”); and

(3)                                 [                                  ] a company incorporated in England and Wales (registered number [          ]) whose registered office is at [                           ] (the “Fund”).

WHEREAS

(A)                               The Fund has entered into an agreement dated [          ] (the “Funding Agreement”) with the Client for the provision of finance in respect of the development at [          ] (the “Project”).

(B)                               By an agreement dated [          ] (the “Appointment”) the Client has appointed the Consultant to provide services (the “Services”) in connection with the Project.

(C)                               It is a term of the Appointment that the Consultant executes this Deed.

OPERATIVE PROVISIONS

In consideration of £10 paid by the Fund to the Consultant, receipt of which the Consultant hereby acknowledges:

1.                                      The Consultant warrants that it has exercised and shall continue to exercise in the performance of the Services the skill, care and diligence to be reasonably expected of properly qualified and competent members of the Consultant’s profession experienced in carrying out work of a similar size, scope, complexity and purpose to the Project.

2.                                      Without prejudice to clause 1, the Consultant warrants that it has complied with and shall continue to comply with its obligations under the Appointment provided that it shall have no greater liability to the Fund than it would have owed if the Fund had been named joint client under the Appointment with the Consultant owing its duties thereunder to each client separately.

3.                                      The Consultant warrants that it has selected and shall select materials for use on the Project in accordance with the guidance contained in the publication “Good Practice in the Selection of Construction Materials” (2011: British Council for Offices) and that it has and shall use the skill, care and diligence required by the Appointment to see that materials as used in construction of the Project will be in accordance with such guidance.(10)

4.                                      The liability of the Consultant shall be limited to such sum as it would be just and equitable for the Consultant to pay having regard to the extent of the responsibility of the Consultant for the loss or damage suffered on the basis that all other consultants, the

(10)                          Remove if clause 3.2 is removed from the Consultancy Agreement

21

contractor and any subcontractors who have a liability shall be deemed to have provided contractual undertakings to the Client on terms no less onerous than those applying in the case of the Appointment and shall be deemed to have paid the Client such sums as it would be just and equitable for them to pay having regard to the extent of their responsibility for such loss or damage.

5.                                      Copyright in all documents prepared by or for the Consultant in connection with the Project and in any designs depicted in and works executed from these documents shall, unless otherwise agreed, remain the property of the Consultant but the Fund shall have a non-exclusive, irrevocable, royalty free, transferable licence to copy, use and publish such documents (including copies thereof) and the right to grant sublicenses in respect of the same for any purpose connected with the Project including without limitation its sale, letting, use, maintenance, redesign, repair, reinstatement, advertisement, marketing, alterations, extension, renewal, redevelopment or refurbishment and the Consultant agrees not to assert any moral rights in such documents or the Project granted pursuant to the Copyright Designs and Patents Act 1988 or any statutory re-enactment or modification thereof. The Consultant shall not be liable for the use of such documents for a purpose other than that for which they were prepared.

6.                                      The Consultant shall maintain professional indemnity cover with reputable insurers based in the UK without any unusually onerous conditions with a limit of indemnity of not less than [insert the same amount as appears in the Appointment] for each and every claim for a period from the commencement of its obligations under the Appointment to the expiry of a period of 12 years from the date of practical completion of the Project provided that such insurance remains available at commercially reasonable rates. The insurance shall cover claims hereunder arising out of the performance of the Consultant’s duties under the Appointment. The Consultant shall produce to the Fund at its request satisfactory evidence of the insurance arrangements described herein within 5 days of being so required.

7.                                      The Consultant agrees that, in the event of the determination of the Funding Agreement by the Fund, the Consultant will, if so required by notice in writing given by the Fund, accept the instruction of the Fund in place of the Client in respect of the carrying out and completion of the Project upon the terms and conditions of the Appointment. Provided always that the Fund shall, by such notice, accept liability for payment of the fees payable to the Consultant and for performance of the Client’s obligations under the Appointment including payment of any fees properly due and outstanding at the date of such notice. The Client acknowledges that the Consultant shall be entitled to rely on a notice given to the Consultant by the Fund under this clause 7 as conclusive evidence for the purposes of this document of the determination of the Funding Agreement by the Fund.

8.                                      The Consultant further agrees that it will not, without first giving the Fund not less than 28 days’ previous notice in writing, exercise any right it may have to terminate the Appointment or treat the same as having been repudiated by the Client or discontinue the performance of any duties to be performed by the Consultant pursuant thereto. The Consultant’s right to terminate the Appointment or treat the same as having been repudiated or discontinue performance shall cease if, within such period of notice, the Fund shall give notice in writing to the Consultant requiring the Consultant to accept the instructions of the Fund in respect of the carrying out and completion of the Project upon the terms and conditions of the Appointment. Provided always that the Fund shall, by such notice, accept liability for payment of the fees payable to the Consultant and for performance of the Client’s obligations under the Appointment, including payment of any fees properly due and outstanding at the date of such notice.

22

9.                                      The Fund and its successors and assigns may assign all or any part of the benefit of and rights under this Deed. A maximum of two assignments only are permitted under this clause.

10.                               No person may enforce any term of this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999.

IN WITNESS whereof this document has been executed as a Deed on the day and year first before written.

Executed as a Deed by the Consultant	)
by means of these signatures and delivered	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

or

Executed as a Deed by [name of Partner]	)
of the Consultant in the presence of:	)

[To be repeated for all partners]

23

Executed as a Deed by the Mars Pension Trustees Limited	)
by means of these signatures and delivered	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

or

Executed as a Deed by the Fund	)
by means of these signatures and delivered	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

[End of Schedule 4]

24

SCHEDULE 5

DEED OF NOVATION

THIS DEED OF NOVATION is made the day of	20

BETWEEN:

(1)                                 Mars Pension Trustees Limited (registered number 00449733) whose registered office is         at 3D Dundee Road, Slough, Berkshire, SL1 4LG (the “Employer”);

(2)                                 [                  ] whose registered office is at [
                 ] (the “Consultant’); and

(3)                                 [                  ] whose registered office is at [
                 ] (the “Building Contractor”).

WHEREAS:

(A)                               The Employer has appointed the Consultant to provide [(the “Services”) by an agreement dated [             ] (the “Consultancy Agreement”)] services in connection with a development at [       ] (the “Project”).

(B)                               The Employer has appointed the Building Contractor under a contract (the “Contract”) to design and construct certain works as therein described (the “Works”) at [ ] (the “Property”).

(C)                               The Employer, Consultant and Contractor have agreed that from the date of this Deed the Building Contractor shall assume the obligations of the Employer and that the Consultant shall perform its obligations under the Consultancy Agreement in favour of the Building Contractor and that the Employer and the Consultant shall each release the other from any obligations owed by the other to them under the Consultancy Agreement.

(D)                               The Building Contractor has agreed to enter into the undertakings in favour of the Employer set out in Part 2 of this Deed.

IT IS AGREED:

1.                                      NOVATION OF THE AGREEMENT

1.1                               The Employer hereby releases and discharges the Consultant from any and all obligations and liabilities owed to the Employer under the Consultancy Agreement.

1.2                               The Consultant undertakes to perform the Consultancy Agreement and to be bound by its terms in every way as if the Building Contractor were, and had been from the inception, a party to the Consultancy Agreement in lieu of the Employer.

1.3                               The Consultant hereby releases and discharges the Employer from any and all obligations and liabilities owed to the Consultant under the Consultancy Agreement and accepts the liability of the Building Contractor under the Consultancy Agreement in lieu of the liability of the Employer.

1.4                               Without prejudice to Clause 1.2, the Consultant warrants to the Building Contractor that it shall be liable for any loss or damage suffered or incurred by the Building Contractor arising out of any negligent act, default or breach by the Consultant in the performance of its obligations under the Consultancy Agreement prior to the date of this Deed. Subject to

25

any limitations of liability in the Consultancy Agreement, the Consultant shall be liable for such loss or damaged notwithstanding that such loss or damage would not have been suffered or incurred by the Employer (or suffered or incurred to the same extent by the Employer).

1.5                               The Consultant acknowledges that all fees and expenses properly due to the Consultant under the Consultancy Agreement up to the date of this Deed have been paid by the Employer.

1.6                               The Building Contractor undertakes to perform the Consultancy Agreement and to be bound by its terms in every way as if the Building Contractor were from the inception, a party to the Consultancy Agreement in lieu of the Employer.

1.7                               References in the Consultancy Agreement to the Project Manager shall be deemed to be deleted, except in relation to clause 5 of the Agreement, where references to the Project Manager shall be replaced by references to the Client.

2.                                      WARRANTIES TO EMPLOYER

2.1                               The Consultant warrants to the Employer that it has complied with and shall continue to comply with its obligations under the Consultancy Agreement provided that it shall have no greater liability to the Employer than it would have owed if the Employer had been named joint client under the Consultancy Agreement with the Consultant owing its duties thereunder to each client separately.

2.2                               The Consultant warrants to the Employer that it has selected and shall select materials for use on the Project in accordance with the guidance contained in the publication “Good Practice in the Selection of Construction Materials” (2011: British Council for Offices) and that it has and shall use the skill, care and diligence required by the Consultancy Agreement to see that materials as used in construction of the Project will be in accordance with such guidance.(11)

2.3                               Copyright in all documents prepared by or for the Consultant in connection with the Works and in any designs depicted in and works executed from these documents shall, unless otherwise agreed, remain the property of the Consultant but the Employer shall have a non-exclusive, irrevocable, royalty free, transferable licence to use and publish such documents (including copies thereof) and the right to grant sublicenses in respect of the same for any purpose connected with the Works or the Property including without limitation its sale, letting, use maintenance, redesign, repair, reinstatement, advertisement, marketing, alterations, extension, renewal, redevelopment or refurbishment and the Consultant agrees not to assert any moral rights in such documents or the Works granted pursuant to the Copyright Designs and Patents Act 1988 or any statutory re-enactment or modification thereof. The Consultant shall not be liable for the use of such documents for a purpose other than that for which they were prepared.

2.4                               The Consultant shall maintain professional indemnity cover with reputable insurers based in the UK without any unusually onerous conditions with a limit of indemnity of not less than [Insert the same amount as appears in the Consultancy Agreement] for each and every claim for a period from the commencement of its obligations under the Consultancy Agreement to the expiry of a period of 12 years from the date of practical completion of the Works provided that such insurance remains available at commercially reasonable rates. The insurance shall cover claims hereunder arising out of the performance of the Consultant’s duties under the Consultancy Agreement. The

(11)                          Remove if clause 3.2 is removed from the Consultancy Agreement

26

Consultant shall produce to the Employer at its request satisfactory evidence of the insurance arrangements described herein within 5 days of being so required.

2.5                               The Consultant shall provide duly executed collateral warranties as required by clause 8 of the Consultancy Agreement to the Employer, if so requested by the Employer.

OR

The Consultant agrees that the Employer may direct that Relevant Third party Rights shall vest in a Purchaser, Tenant or Funder by service of a notice to that effect stating the name and address of the Purchaser, Tenant or Funder and the nature of its interest in the Project and such rights shall take effect on the date of receipt of such notice by the Consultant.(12)

2.6                               The Employer may assign all or any part of its benefit of and rights under this Deed:

(a)                                 to an Associated Company at any time;

(b)                                 to any other assignee up to a maximum of two assignments without the Consultant’s consent; and

(c)                                  any further assignments shall be with the Consultant’s consent, not to be unreasonably withheld or delayed.

For the purposes of this clause 2.6, “Associated Company” means in respect of a relevant company, a company which is a subsidiary, a Holding Company (as that term is described in Section 1159 of the Companies Act 2006) or a company that is a subsidiary of the ultimate Holding Company of that relevant company.

3.                                      AFFIRMATION OF AGREEMENT

3.1                               Subject to the terms of this Deed the Consultancy Agreement shall remain in full force and effect.

3.2                               There are no other terms agreed between the parties relating to the Consultancy Agreement other than as contained in this Deed and in the Consultancy Agreement.

4.                                      GOVERNING LAW AND JURISDICTION

This Deed shall be governed by, construed and take effect in accordance with English law.

5.                                      THIRD PARTIES

No person other than a party may enforce this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999.

IN WITNESS whereof this document has been executed as a Deed on the day and year first before written.

(12)                          Delete depending on whether collateral warranties or third party rights are required.

27

Executed as a Deed by the Consultant	)
by means of these signatures and delivered	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

or

Executed as a Deed by [name of Partner]	)
of the Consultant in the presence of:	)

[To be repeated for all partners]

Executed as a Deed by the Building Contractor	)
by means of these signatures and delivered	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

28

Executed as a Deed by the Mars Pension Trustees Limited	)
by means of these signatures and delivered	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

[End of Schedule 5]

29

SCHEDULE 6

Deed of Warranty

THIS DEED OF WARRANTY is made on	20

BETWEEN:

(1)                                 [                                  ] a company incorporated in England and Wales (registered number [         ]) whose registered office is at [                          ] (the “Consultant”); and

(2)                                 [                                  ] a company incorporated in England and Wales (registered number [         ]) whose registered office is at [                      ] (the “Building Contractor”).

WHEREAS:

(A)                               The Consultant has entered into an agreement dated [           ] (the “Consultancy Agreement”) with Mars Pension Trustees Limited (the “Client”) to carry out services in relation to [           ] (the “Project”).

(B)                              By a building contract dated [         ] the Client has appointed the Building Contractor in connection with the Project.

(C)                               It is a term of the Consultancy Agreement that the Consultant executes this Deed.

OPERATIVE PROVISIONS

In consideration of £10 paid by the Building Contractor to the Consultant, receipt of which the Consultant hereby acknowledges:

1.                                      The Consultant warrants that it has complied with and shall continue to comply with its obligations under the Appointment.

2.                                      Without prejudice to Clause 1, the Consultant warrants to the Building Contractor that it shall be liable for any loss or damage suffered or incurred by the Building Contractor arising out of any negligent act, default or breach by the Consultant in the performance of its obligations under the Consultancy Agreement prior to the date of this Deed. Subject to any limitation of liability in the Consultancy Agreement, the Consultant shall be liable for such loss or damage notwithstanding that such loss or damage would not have been suffered or incurred by the Employer (or suffered or incurred to the same extent by the Employer).

3.                                      The Consultant warrants that it has selected and shall select materials for use on the Project in accordance with the guidance contained in the publication “Good Practice in the Selection of Construction Materials” (2011: British Council for Offices) and that it has and shall use the skill, care and diligence required by the Consultancy Agreement to see that materials as used in construction of the Project will be in accordance with such guidance.(13)

4.                                      Copyright in all documents prepared by or for the Consultant in connection with the Project and in any designs depicted in and works executed from these documents shall, unless otherwise agreed, remain the property of the Consultant but the Building Contractor shall have a non-exclusive, irrevocable, royalty free, transferable licence to

(13)                          Remove if clause 3.2 is removed from the Consultancy Agreement

30

use and publish such documents (including copies thereof) and the right to grant sublicenses in respect of the same for any purpose connected with the Project including without limitation its sale, letting, use maintenance, redesign, repair, reinstatement, advertisement, marketing, alterations, extension, renewal, redevelopment or refurbishment and the Consultant agrees not to assert any moral rights in such documents or the Project granted pursuant to the Copyright Designs and Patents Act 1988 or any statutory re-enactment or modification thereof. The Consultant shall not be liable for the use of such documents for a purpose other than that for which they were prepared.

5.                                      The Consultant shall maintain professional indemnity cover with reputable insurers based in the UK without any unusually onerous conditions with a limit of indemnity of not less than [Insert the same amount as appears in the Appointment] for each and every claim for a period from the commencement of its obligations under the Appointment to the expiry of a period of 12 years from the date of practical completion of the Project provided that such insurance remains available at commercially reasonable rates. The insurance shall cover claims hereunder arising out of the performance of the Consultant’s duties under the Appointment. The Consultant shall produce to the Building Contractor at its request satisfactory evidence of the insurance arrangements described herein within 5 days of being so required.

6.                                      The Building Contractor may assign all or any part of the benefit of and rights under this Deed:

(a)                                 to an Associated Company at any time and;

(b)                                 to any other assignee up to a maximum of two assignments without the Consultant’s consent.

For the purposes of this clause 6, “Associated Company” means in respect of the Building Contractor, a company which is a subsidiary, a Holding Company (as that term is described in Section 1159 of the Companies Act 2006) or a company that is a subsidiary of the ultimate Holding Company of the Building Contractor.

7.                                      No person may enforce any term of this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999.

IN WITNESS whereof this document has been executed as a Deed on the day and year first before written.

31

Executed as a Deed by the Consultant	)
by means of these signatures and delivered	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

or

Executed as a Deed by [name of Partner]	)
of the Consultant in the presence of:	)

[To be repeated for all partners]

Executed as a Deed by the Building Contractor	)
by means of these signatures and delivered	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

[End of Schedule 6]

32

DATED	20[ ]

MARS PENSION TRUSTEES LIMITED

- and -

STACE LLP

CONSULTANT’S DEED OF ENGAGEMENT

- of -

[PROJECT MANAGER]
[QUANTITY SURVEYOR]
[EMPLOYER’S AGENT] [AND BUILDING SURVEYOR]
[CDM CO-ORDINATOR]

IN RELATION TO [              ]

Hogan Lovells

[               ]

Hogan Lovells International LLP
Atlantic House, Holborn Viaduct, London EC1A 2FG

ii

CONSULTANT’S DEED OF ENGAGEMENT

THIS CONSULTANT’S DEED OF ENGAGEMENT is made on	20[ ]

BETWEEN:

(1)                                 Mars Pension Trustees Limited a company incorporated in England and Wales (registered number 00449733) whose registered office is at 3D Dundee Road, Slough, Berkshire, SL1 4LG (the “Client”); and

(2)                                 Stace LLP a limited liability partnership incorporated in England and Wales (registered number 0C312683) whose registered office is at 273 High Street, Epping, Essex, CM16 4DA (the “Consultant”).

PROJECT

[Insert project details]

NATURE OF CONSULTANCY

[Project Manager]

[Quantity Surveyor]

[Employer’s Agent] [and Building Surveyor]

[CDM Co-ordinator]

IT IS AGREED:

1.                                      DEFINITIONS

In this Agreement:

“Agreement” means this document, including its Schedules and other documents or parts of other documents expressly referred to in it;

“CDM Regulations” means the Construction (Design and Management) Regulations 2007 as amended, supplemented or replaced from time to time;

“Client” means the first party to this Agreement and its successors and assigns;

“Consultant” means the second party to this Agreement;

“Due Date For Payment” has the meaning given to it in clause 5.2;

“Fee” means the consideration for the Services identified in clause 5;

“Final Date For Payment” has the meaning given to it in clause 5.3;

“Pay Less Notice” has the meaning given to it in clause 5.5;

“Project” means the project identified above;

“Project Manager” means any organisation appointed by the Client to act as project manager from time to time;

“Related Dispute” has the meaning given to it in clause 18; and

“Services” means the services relating to the Project to be carried out by the Consultant identified in Schedule 1, as amended from time to time in accordance with this Agreement.

2.                                      ENGAGEMENT AND PROVISION OF SERVICES

2.1                               The Client confirms the engagement of the Consultant and the Consultant confirms its agreement to act in relation to the Project on the terms of this Agreement.

2.2                               The Consultant shall carry out the Services and the obligations of the Consultant set out in this Agreement in accordance with its terms and all reasonable written instructions of the Client or the Project Manager.

2.3                               The Client may by written instruction to the Consultant amend the Services whether by omission, addition or alteration. The Client will discuss any proposed amendments to the Services with the Consultant prior to issuing an instruction in accordance with this clause 2.3.

3.                                      STANDARD OF CARE

3.1                               The Consultant warrants that it shall exercise in the performance of the Services the reasonable skill, care and diligence to be reasonably expected of properly qualified and competent members of the Consultant’s profession experienced in carrying out work of a similar size, scope, complexity and purpose to the Project.

3.2                               The Consultant warrants that it shall exercise the reasonable skill, care and diligence required by clause 3.1 to see that it specifies materials for use on the Project in accordance with the guidance contained in the publication “Good Practice in the Selection of Construction Materials” (2011: British Council for Offices) and that it shall use such reasonable skill, care and diligence to see that materials as used in construction of the Project will be in accordance with such guidance.

3.3                               The Consultant warrants that it shall exercise the reasonable skill, care and diligence required by clause 3.1 to carry out the Services in accordance with all applicable legislation and to ensure that all necessary permissions and consents under the planning and other legislation applicable to the Project have been or will be obtained and to ensure that the Project, as built in accordance with the Consultant’s design, will comply with the said legislation, permissions and consents and any conditions attached thereto.

3.4                               Without limiting the generality of clause 3.3, the Consultant warrants to the Client that, as part of the Services, it shall comply with its duties under the CDM Regulations as CDM co-ordinator, it is competent to perform the duties and it has made or will make sufficient management arrangements as referred to in regulation 9 of the CDM Regulations.

4.                                      PROGRESS AND CO-ORDINATION

4.1                               The Consultant shall proceed regularly and diligently with the Services in accordance with the programmes produced from time to time for the Project. If the Consultant is prevented or delayed in whole or in part in the performance of the Services for any reason, then it shall immediately notify the Client and the Project Manager in writing and shall use all reasonable endeavours to resume and expedite the performance of the Services so as to complete the same with all reasonable speed.

4.2                               The Consultant shall exercise the reasonable skill, care and diligence required by clause 3.1 to co-ordinate and integrate its performance of the Services with the services to be performed by any other consultants and the work to be carried out by any contractors and subcontractors engaged from time to time in respect of the Project such

2

that no negligent act, omission or default of the Consultant shall cause or contribute to any claim against or breach by the Client under any of the appointments of the other consultants or any building contract entered into by the Client.

4.3                               The Consultant shall keep the Client and the Project Manager properly informed as to all aspects of the progress and performance of the Services, including, without limitation, providing copies of drawings and other documents.

5.                                      THE FEE AND TERMS OF PAYMENT

5.1                               The Client agrees to pay to the Consultant as full remuneration for the Services the fee set out in Schedule 2.

5.2                              Subject to clause 11, the Fee shall be invoiced and paid in instalments in accordance with Schedule 2. In relation to each instalment of the Fee, the Consultant will issue an invoice to the Client. The due date for payment (the “Due Date for Payment”) for an instalment of the Fee is the later of the date specified in Schedule 2 as the due date for invoice of the instalment and the date on which the Client receives an invoice for the instalment, submitted in accordance with this Agreement.

5.3                               Within five days of the Due Date for Payment of an instalment, the Client shall serve a notice on the Consultant specifying the amount which the Client considers to be properly due and the basis on which that amount was calculated. If the Client fails to serve a notice in accordance with this clause then, subject to the Client serving a Pay Less Notice, the amount to be paid by the Client shall be the amount stated in the Consultant’s invoice for the instalment.

5.4                               The final date for payment (the “Final Date for Payment”) for an instalment of the Fee shall be 30 days from the Due Date for Payment for the instalment.

5.5                               If the client intends to pay less than the sum stated as due from it in its notice under clause 5.3 or the Consultant’s invoice under 5.2, as the case may be, it shall not later than five days before the Final Date for Payment give the Consultant notice of that intention (a “Pay less Notice”) stating the amount that it considers due to the Consultant at the date the Pay Less Notice is given and the basis on which that sum has been calculated.

5.6                               Without affecting the Consultant’s other rights and remedies, where any amount due under this Agreement is not paid in full by the Final Date For Payment under clause 5.3 and such failure continues for seven days after the Consultant has given notice to the Client of its intention to suspend the performance of its obligations under this Agreement and the ground or grounds on which it is intended to suspend performance, the Consultant may suspend performance of any or all of its obligations until payment is made in full. Any period during which performance is validly suspended pursuant to clause 5.6 shall be disregarded in computing the time taken by the Consultant to complete any of the Services affected by the suspension.

5.7                               Any sum due under this Agreement which is not paid by the Final Date for Payment shall carry interest at the rate of three per cent above the base rate from time to time of the Bank of England for the period between the Final Date for Payment and the date on which payment is made.

5.8                               If the rate of interest referred to in clause 5.7 is held not to be a substantial remedy (within the meaning of section 9 of the Late Payment of Commercial Debts (Interest) Act 1998) there shall be substituted for the rate referred to in clause 5.7 such higher rate of interest as is necessary to constitute a substantial remedy (within the meaning of section 9 of the Late Payment of Commercial Debts (Interest) Act 1998).

5.9                               The Fee shall be adjusted in the event of any amendment to the Services pursuant to clause 2.3 in accordance with any provisions for adjustment set out in Schedule 2,

3

otherwise on a fair and reasonable basis taking account of the amount and make up of the Fee prior to amendment.

5.10                        The Fee shall be:

(a)                                 inclusive of all expenses and disbursements;

(b)                                 exclusive of VAT which shall be added at the prevailing rate; and

(c)                                  exclusive of any Statutory and Local Authority Fees (which shall be the responsibility of the Client).

6.                                      STAFF

6.1                               The Consultant shall be responsible for providing the staff necessary or appropriate to perform its obligations under this Agreement.

6.2                               Without limiting the generality of clause 6.1 the Consultant shall maintain the involvement of the staff identified in Schedule 1 with the Project to completion or earlier termination for the benefit of the efficient implementation and co-ordination of the Project and any change shall require the prior written agreement of the Client before it is implemented (such agreement not to be unreasonably withheld).

6.3                               The Client may by notice in writing to the Consultant object (but not unreasonably or vexatiously) to any representative or member of staff employed by the Consultant upon the Project and the Consultant shall forthwith remove such a person from the Project and appoint a suitable replacement subject to the prior written approval of the Client (such approval not to be unreasonably withheld).

7.                                      PROFESSIONAL INDEMNITY COVER

7.1                               Without prejudice to its other obligations and liabilities under this Agreement, the Consultant shall maintain professional indemnity cover with reputable insurers based in the UK, without unusually onerous conditions and with a limit of indemnity of not less than the amount specified in Schedule 1 for [any one claim] for a period from the commencement of its obligations hereunder to the expiry of a period of 12 years from the date of practical completion of the Project or earlier abandonment thereof or earlier termination of the Consultant’s engagement or of this Agreement provided that such insurance remains available at commercially reasonable rates. The insurance shall cover claims arising out of the performance of the Services.

7.2                               The Consultant shall produce to the Client upon written request satisfactory evidence of the insurance arrangements identified in this clause 7 within 7 days of being so required and the Consultant shall notify the Client in writing immediately if it ceases for any reason to have the cover identified. If the Consultant is in breach of any of its obligations under this clause 7 the Client may take out insurance to cover some or all of the loss or damage which might result from a breach of this Agreement by the Consultant and the Client may deduct from any sums due to the Consultant or otherwise recover from the Consultant the costs and expenses incurred.

8.                                      DUTIES OF CARE TO THIRD PARTIES

8.1                               The Consultant shall within 14 days of receipt of a request from the Client to do so enter into deeds substantially in the form set out in:

(a)                                 Schedule 3 in favour of any first purchaser and/or first tenant of the whole or any part of the Project; provided that the Consultant shall not be required to execute a

4

deed in favour of any successor in title or assignee of any purchaser or tenant in whose favour a deed has previously been executed; and

(b)                                 Schedule 4 in favour of any party providing finance for the Project only once and thereafter not without the written consent of the Consultant, such consent not to be unreasonably withheld, and shall deliver the same to the Client duly executed.

8.2                               The Consultant hereby appoints the Client as its true and lawful attorney for and in the name of and on behalf of the Consultant to complete the deeds referred to in clause 8.1 and to execute and perfect the same and the Consultant hereby agrees to ratify the same and declares the power hereby granted to be irrevocable pursuant to section 4 of the Powers of Attorney Act 1971. The Client shall only be entitled to exercise the power pursuant to this clause 8.2 if the Consultant is in default of its obligations set out in clause 8.1 and in such event shall forthwith send a copy of any executed warranty to the Consultant.

9.                                      ASSIGNMENT AND SUBLETTING

9.1                               The Client shall be entitled to fully assign the benefit of and rights under this, provided that at the time of assignment all Fees have been paid in accordance with this Agreement and the Consultant is notified in writing. Only 2 assignments are permitted pursuant to this Clause.

9.2                               The Consultant shall not be entitled to assign or transfer the whole or any part of the benefit of this Agreement nor to subcontract any of its obligations hereunder without the prior written consent of the Client, such consent not to be unreasonably withheld.

10.                              COPYRIGHT

Copyright in all documents prepared by or for the Consultant in connection with the Project and in any designs depicted in and works executed from these documents shall, unless otherwise agreed, remain the property of the Consultant but the Client shall have a non-exclusive, irrevocable, royalty free, transferable licence to copy, use and publish such documents (including copies thereof) and the right to grant sublicenses in respect of the same for any purpose connected with the Project including without limitation its sale, letting, use, maintenance, redesign, repair, reinstatement, advertisement, marketing, alteration, extension, renewal, redevelopment or refurbishment and the Consultant agrees not to assert any moral rights in such documents or the Project granted pursuant to the Copyright Designs and Patents Act 1988 or any statutory re-enactment or modification thereof. The Consultant shall not be liable for the use of such documents for a purpose other than for which they were prepared.

11.                               TERMINATION AND SUSPENSION

11.1                        The Consultant may terminate its engagement only in the event of a material breach by the Client of its obligations under this Agreement which is irremediable or, where remediable, which the Client shall have failed to remedy within a reasonable time (but not less than 21 days) after receiving notice in writing from the Consultant specifying the breach and requiring its remedy, in which case the Consultant shall be entitled forthwith by written notice to the Client to terminate its engagement.

11.2                        The Client may forthwith by notice in writing to the Consultant suspend the engagement of the Consultant. Unless otherwise agreed the Consultant’s engagement shall be deemed to have been terminated if the Client does not issue an instruction to the Consultant to resume work within one year after the issue of the instruction to suspend under this clause.

5

11.3                        The Client may at any time by notice in writing terminate the Consultant’s engagement.

11.4                        Upon any termination under clause 11.1 or 11.3 or suspension under clause 11.2 of the Consultant’s engagement the Consultant shall immediately take steps to cease the provision of the Services in an orderly manner with all reasonable speed and economy and upon request shall deliver to the Client copies of all drawings and other documents in its possession custody or control (whether in the course of preparation or completed) connected with the Project.

11.5                        Upon any termination under clauses 11.1 or 11.3 or suspension under clause 11.2 of the Consultant’s engagement the Client shall pay to the Consultant such proportion of the Fee as is commensurate with the Services properly performed by the Consultant up to the date of termination or suspension having regard to all the circumstances surrounding the termination or suspension less the amount of any payment in respect of the Fee previously made. Upon resumption of work after a suspension any payment under this clause 11.5 shall be on account of any payment subsequently due under clause 5.

11.6                        Save as set out above, upon any termination or suspension of the Consultant’s engagement or termination of this Agreement howsoever arising the Client shall not be liable to the Consultant for or in respect of any loss of profit, loss of contracts or other claims, losses or expenses arising out of or in connection with such termination or suspension.

11.7                        Subject to clause 11.6 any termination of the Consultant’s engagement or of this Agreement shall not prejudice or affect the accrued rights (including rights of set-off) or claims that either party may have and the provisions of clauses 1, 7, 8, 9, 10, 11, 13, 16, 17, 18, 19, 20, 21 and 22 shall continue to have effect notwithstanding termination.

12.                               APPROVALS

No consent, approval or act or omission of the Client shall of itself relieve the Consultant of its obligations.

13.                               CONFIDENTIALITY

13.1                        The Consultant shall not, without the prior written approval of the Client, take or knowingly permit to be taken any photographs of the Project for use in any publicity or advertising or publish alone, or in conjunction with any other person, any articles, photographs or other illustrations relating to the Project or any part thereof nor shall the Consultant knowingly impart to any publication, journal or newspaper or any radio or television programme or other broadcast any information regarding the Project.

13.2                        Save as may reasonably be necessary in the proper performance of its duties or as may be required by applicable legislation, the Consultant shall not during its engagement or at any time after its expiry or termination for any reason disclose to any person or otherwise make use of any confidential information of which it has or may in the course of its engagement become possessed relating to the Client, the Project or this Agreement, nor shall it disclose to any person whatsoever anything relating to the Client without the prior written authority of the Client. The restriction shall continue to apply, without limitation in time, unless and until such information comes properly into the public domain through no fault of the Consultant.

14.                               NOTICES

14.1                        Any notice to be given shall be in writing and shall be deemed to be duly given if it is delivered by hand at or sent by Recorded, Signed for or Special Delivery post to the above mentioned addresses of the parties or other business addresses for the time being. In the case of notices delivered by hand, the same shall be deemed to have been

6

received on the working day following the day of delivery and in the case of notices sent by Recorded, Signed for or Special Delivery post, the same shall be deemed to have been received two working days after being posted.

14.2                        The Consultant shall, at the same time as giving any notice to the Client, give a copy of such notice to LaSalle Investment Management, One Curzon Street, London W1J 5HD, marked for the attention of [Nicholas Sharp](1).

15.                               DATE OF COMMENCEMENT

Notwithstanding the date of execution this Agreement shall be deemed to take effect on the date upon which the Consultant shall have first commenced performance of the Services.

16.                               HEADINGS

Headings to clauses are for convenience only and do not affect the interpretation of this Agreement.

17.                               LAW

This Agreement and all matters relating thereto shall be governed by and construed in accordance with English Law and, subject to clauses 18 and 21 below, the parties submit to the non-exclusive jurisdiction of the English Courts.

18.                               OTHER CONTRACT DISPUTES

18.1                        Subject to clause 18.2, if any disputes arise between the Client and other consultants or contractors in connection with other contracts relating to the Project and the Client is of the view that the disputes touch or concern the Consultant (a “Related Dispute”), the Client may by notice in writing to the Consultant require either:

(a)                                 that any dispute in connection with this Agreement be referred to any expert, arbitrator or adjudicator (as the case may be) to whom any Related Dispute is referred (but without prejudice to statutory rights to adjudication); or

(b)                                 that any Related Dispute be referred to any expert, arbitrator or adjudicator to whom any dispute in connection with this Agreement is referred and, if the expert, arbitrator or adjudicator is willing to act in connection with the relevant disputes, the disputes shall be resolved by the expert, arbitrator or adjudicator.

18.2                        In respect of a Related Dispute, clause 18.1(a) shall not apply if:

(a)                                 within 5 days of receiving a notice referred to in clause 18.1 and subject to clause 18.3, the Consultant notifies the Client that it objects to the expert, arbitrator or adjudicator (as the case may be) appointed to resolve that Related Dispute on the basis that such expert, arbitrator or adjudicator (as the case may be) is biased against the Consultant, such notice to:

(I)            state that it is a notice issued pursuant to clause 18.2 of this Agreement;

(i)            set out the circumstances giving rise to the Consultant’s objection; and

(ii)           include all information, documents and records as may be reasonably required by the Client to properly evaluate the Consultant’s objection; and

(1)         Insert appropriate name of LIM Surveyor.

7

(b)                                 the Client agrees that the expert, arbitrator or adjudicator (as the case may be) of that Relevant Dispute is biased against the Consultant, or if the Client notifies the Consultant that it does not so agree and, within 5 days of receiving such notice, the Consultant refers the dispute for resolution pursuant to clause 21, and the adjudicator determines that the expert, arbitrator or adjudicator (as the case may be) is in fact biased against the Consultant (such determination to be final and binding).

18.3                        The Consultant may raise an objection under clause 18.2 only in circumstances where there is a real bias against the Consultant. For the avoidance of doubt, the Consultant may not raise an objection on the basis that the bias is a perceived bias.

19.                               SCOPE OF AGREEMENT

This Agreement shall constitute the entire agreement between the parties in respect of the Project and shall supersede and extinguish any previous agreements representations and understandings.

20.                               CONTRA PROFERENTEM RULE

Each party has had the opportunity to take legal advice on this Agreement so that none of its provisions shall be construed “contra proferentem”.

21.                               RECKONING PERIODS OF DAYS

Where under this Agreement an act is required to be done within a specified period of days after or from a specified date, the period shall begin immediately after that date. Where the period would include a day which is Christmas Day, Good Friday or a day which under the Banking and Financial Dealings Act 1971 is a bank holiday, that day shall be excluded.

22.                               ADJUDICATION

22.1                        Any dispute (which for the purposes of this clause shall include any difference) shall be referred to adjudication in accordance with this clause or, if applicable, clause 18.

22.2                        Neither party shall take any steps in any proceedings or arbitration relating to any dispute unless and until an adjudicator has delivered his decision on the dispute to the parties in accordance with this clause or, if applicable, clause 18.

22.3                        Clause 21.2 shall be subject to any rule of law to the contrary, shall not prejudice any of the parties rights where the adjudicator lacks jurisdiction and shall not prevent either party issuing a claim form or giving notice of arbitration but shall prevent any further steps being taken.

22.4                        The adjudicator shall, subject to clause 18 if applicable, be any of the persons named in Schedule 1 as potential adjudicators and if none are named the body to nominate adjudicators shall be any body named as such in Schedule 1.

22.5                        Subject to clause 18, if applicable, either party wishing to refer a dispute to adjudication shall not be entitled to request a nominating body to appoint an adjudicator unless each of the adjudicators named in Schedule 1 has either declined to act or failed to respond to a request to act within two days of receipt of the request.

22.6                        When either party has given notice to refer a dispute pursuant to this clause or, if applicable, clause 18, the other party shall not be entitled to make a separate reference pursuant to this clause in relation to that dispute unless the first reference is discontinued for any reason.

8

22.7                        The provisions of Part I of the Schedule to the Scheme for Construction Contracts (England and Wales) Regulations 1998 (SI 1998 No 649) (as amended by the Scheme for Construction Contracts (England and Wales) Regulations 1998 (Amendment) (England) Regulations 2011 (2011/2333) 2011/2333) shall, subject to the provisions of this clause, apply to any adjudication pursuant to this clause provided that:

(a)                                 a party who wishes to give notice to refer may, subject to clauses 21.4 and 21.5, identify an adjudicator willing to act prior to issuing the notice and name the adjudicator in the notice; and

(b)                                 if, through no fault of the party giving notice, the objective of referring the dispute to an appointed adjudicator within seven days of the notice cannot be achieved, the period of seven days in paragraph 7(1) of Part I of the said Regulations shall be extended as necessary.

23.                               THIRD PARTIES

No person may enforce any term of this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999.

24.                               LIMITATION ON CLAIMS

24.1                        No claim under or in connection with this agreement may be brought by either party after the expiry of 12 years from the date of practical completion of the Project.

24.2                        Notwithstanding any other provision of this Agreement, the Consultant shall have no liability for claims to the extent that they are in respect of pollution or contamination.

24.3                       The liability of the Consultant under this Agreement shall be limited to [£10,000,000.00 for each and every claim].

9

IN WITNESS whereof this document has been executed as a Deed on the day and year first above written.

Executed as a deed by Mars Pension Trustees	)
Limited by means of these signatures and delivered	)

Director

Director/Secretary

Executed as a deed by Stace LLP	)
acting by , member	)
and , member	)

Member

Member

10

SCHEDULE 1

The Services (clause 1)

[PROJECT MANAGER

1.                                      LEGAL SERVICES

1.1                               Obtain a full understanding of all contracts and direct the Consultants accordingly.

2.                                      CONSULTANT APPOINTMENTS

2.1                              Advise the Client on the need for and make recommendations for the appointment of any additional consultants by the Client.

2.2                               If appointments not already completed check and advise the Client on terms of consultant appointments and fee structures. Check that Consultant’s responsibilities and information production are clearly stated. Advise on the need for duty of care warranties.

2.3                               Advise the Client to check professional indemnity insurances of Consultants and arrange any necessary further checks.

2.4                               Determine with the Client the limit of the authority of the architect to issue instructions without obtaining the Client’s or the Project Manager’s prior approval.

2.5                               Advise the Client on the need for and appointment of a clerk of works and other site supervisory staff.

2.6                               Monitor the performance of Consultants, clerk of works and contractors in the performance of their duties and the discharge of their responsibilities.

3.                                      BRIEF, DESIGN AND QUALITY CONTROL

3.1                               Prepare and agree the Project Execution Plan.

3.2                               Review the design brief with both the Client and the Consultants to ensure that all parties clearly understand what is being provided. Amplify the design brief as necessary. Incorporate any changes and obtain Client authorisation. Issue to Consultants.

3.3                               Establish the responsibilities of Consultants, contractors and sub-contractors.

3.4                               Ensure that scheme design proposals have been reported to the Client.

3.5                               If applicable report preferred components, drawings and specifications prepared by Consultants to the Client and obtain approval. Arrange amendments, if required, and submit final proposals to Client for approval.

3.6                               Check that Consultants review buildability and technical design of proposals with specialist contractors.

3.7                               Establish procedures for checking compliance with designs and specifications and monitor standards of workmanship and materials.

3.8                               in conjunction with Consultants, advise on the need for quality assurance schemes, defects insurance and product guarantees.

4.                                     REPORTING AND MEETINGS

4.1                               Establish appropriate channels of communication between members of the project team.

11

4.2                               Establish meetings structure. Lay down procedure for convening, chairing, attendance, function, frequency and responsibility for recording of meetings and circulation of information. Monitor communications and distribution of information.

4.3                               Check appropriate information is provided to the Client. Notify the Client of decisions required from him.

4.4                               Agree with Consultants their reporting and recording procedures.

4.5                               Convene and chair all principal project meetings.

5.                                      PROGRAMMING

5.1                               In conjunction with Consultants, prepare and maintain a master programme from concept to completion to record principal activities and identify critical dates. Verify and incorporate Consultant’s programmes for production of detailed design information. Monitor progress.

5.2                               Check that applications for statutory consents are submitted in accordance with the master programme.

5.3                               Advise the Client of the need for changes, recommend appropriate action and obtain authorisation.

5.4                               Check, in conjunction with the design Consultants, the contractors’ programme; seek clarification of contractors’ programme proposals if necessary and incorporate these into master programme.

6.                                      CAPITAL BUDGETING

6.1                               Monitor the Consultants in the preparation of budget costs and present feasibility studies to the Client for approval.

6.2                               In conjunction with the Consultants, prepare and maintain a master cost plan. Advise the Client of any alterations required and obtain authorisation for changes.

7.                                      CONSTRUCTION ECONOMICS AND FINANCIAL MANAGEMENT

7.1                               Advise the Client and agree any changes required to Consultants’ fee arrangements generated by insurance claims.

7.2                               Check that the Consultants are providing adequate and timely information for the preparation of tender documentation.

7.3                               Obtain Client authorisation for costs of variations when limit of authority is exceeded and check that costs are being agreed.

7.4                               In conjunction with the consultant, report to the Client at regular intervals giving forecast of final costs, including costs of variations and cost implications of extensions of time and forecast completion dates.

7.5                               Check that Consultants prepare regular valuations and payment certificates of the contractors’ works valued in accordance with the building contract. Check that valuations and certificates are correctly circulated.

7.6                               Check, in conjunction with Consultants, fees for statutory approvals and arrange payments.

7.7                               Check and recommend Consultants’ applications for payment.

12

7.8                               Check and recommend all other invoices related to the development.

7.9                               Check that Consultants prepare final account and agree settlement.

8.                                      CASH FLOW

8.1                               In conjunction with Consultants, arrange for the preparation and maintenance of cash flow forecasts and statements for monitoring project expenditure.

9.                                      CONTRACT PROCEDURES

9.1                               Decide with Consultants the selection and method of appointment of preferred/nominated subcontractors and agree extent of design and specifications to be included in tender documents. Advise the Client accordingly.

9.2                               Advise procurement procedure for selection of contractors. Decide on type and form of contract. Monitor Consultants in the preparation and assembly of tender documents.

9.3                               Manage Consultants tender analysis; obtain clarification of ambiguities and assist in the preparation of tender report. If necessary, arrange interview of tenderers.

9.4                               Ensure the Contractor’s insurance certificate and renewal of insurance at renewal dates checked during the on site construction period.

10.                               CONTRACT MANAGEMENT

10.1                        Co-ordinate the Consultants using reasonable endeavours to secure the provision of information to contractors in an appropriate timescale.

10.2                        Check that Consultants are providing adequate supervision in accordance with their terms of appointment and undertaking regular site inspections.

10.3                        Check that variations and instructions are being issued and correctly circulated.

10.4                        Check that the Consultants fulfil their contractual obligations in assessing and dealing with extensions of time and issuing the appropriate certificates.

10.5                        Check that the Consultants fulfil their contractual obligations in confirming completion and issuing appropriate certificates of making good defects and completion.]

[QUANTITY SURVEYOR

1.                                      GENERAL SERVICES

1.1                               Inception and feasibility

(a)                                 Liaise with Client and other consultants to determine Client’s initial requirements and subsequent development of the full brief.

(b)                                 Advise on selection of other consultants if not already appointed.

(c)                                  Advise on implications of proposed project and liaise with other experts in developing such advice.

(d)                                 Advise on feasibility of procurement options.

(e)                                  Establish Client’s order of priorities for quality, time and cost.

(f)                                   Prepare initial budget estimate from feasibility proposals.

(g)                                  Prepare overall project cost calculation and cash flow projections.

13

1.2                               Pre-contract cost control

(a)                                 Prepare and develop preliminary cost plan.

(b)                                 Advise on cost of design team’s proposals, including effects of site usage, shape of buildings, alternative forms of design and construction as design develops.

(c)                                  Monitor cost implications during detailed design stage.

(d)                                 Maintain and develop cost plan and prepare periodic reports and updated cash flow forecasts.

1.3                               Tender and contractual documentation

(a)                                 Advise on tendering and contractual arrangement taking into account the Client’s priorities and information available from designers.

(b)                                 Advise on insurance responsibilities and Liaise with Client’s insurance advisor.

(c)                                  Advise on warranties.

(d)                                 Advise on bonds for performance and other purposes.

(e)                                  Prepare tender and contract documentation in conjunction with the Client and members of the design team.

(f)                                   Provide copies of documentation as agreed.

(g)                                  Advise on use and/or amendment of standard forms of contract or contribute to drafting of particular requirements in association with Client’s legal advisors.

(h)                                 Draw up forms of contract, obtain contract drawings from members of design team and prepare and deliver to both parties contract copies of all documents.

1.4                               Tender selection and appraisal

(a)                                 Advise on shortlisting prospective tenderers.

(b)                                 Investigate prospective tenderers and advise Client on financial status and experience.

(c)                                  Attend interviews with tenderers.

(d)                                 Arrange delivery of documents to selected tenderers.

(e)                                  Check tender submissions for accuracy, level of pricing, pricing policy etc.

(f)                                   Advise on errors and qualifications and, if necessary, negotiate thereon.

(g)                                  Advise on submission of programme of work and method statement.

(h)                                 Prepare appropriate documentation, if required, to adjust the tender received to an acceptable contract sum.

(i)                                     Review financial budget in view of tenders received and prepare revised cash flow.

(j)                                    Prepare report on tenders with appropriate recommendations.

(k)                                 Advise on letters of intent and issue in conjunction with Client’s advisors.

14

1.5                               Interim valuations

(a)                                 Prepare recommendations for interim payments to contractors, sub-contractors and suppliers in accordance with contract requirements.

1.6                               Post-contract cost control

(a)                                 Value designers’ draft instructions for varying the project before issue.

(b)                                 Prepare periodic cost reports in agreed format at specified intervals including any allocations of cost and/or copies as requested by third parties.

1.7                               Final account

(a)                                 Prepare or agree the final account.

1.8                               Attendance at meetings

(a)                                 Attend meetings as provided for under this Agreement.

1.9                               Provision of printing/reproduction/copying of documents and the like

(a)                                 Provide copies of documentation as provided for under this Agreement.]

[EMPLOYER’S AGENT [AND BUILDING SURVEYOR]]

1.                                      DESIGN

1.1                              Assist with the development of the Project Brief.

1.2                               Advise on the need for specialist appointments, where necessary.

1.3                               Arrange for measured survey of the existing layout.

1.4                               Arrange for an asbestos survey of the existing premises and comment on the results.

1.5                               Assist with the review of the scheme under Town and Country Planning Acts, including consultations with the Local Planning Authority and submission of the Listed Building Application if the works deem necessary.

1.6                               Visit the site and utilising survey information prepare proposed layouts in accordance with the requirements of the project brief. Attend meetings with the client as required in order to sign off the proposed floor layout.

1.7                               Prepare and agree with the client a specification for the building works to accompany the agreed floor layout to incorporate a Schedule of Finishes.

1.8                               Coordinate the designs produced by the other consultants.

1.9                               Prepare and submit a Building Regulations Application.

2.                                      PROCUREMENT

2.1                               Attend interviews with tenderers as required including separate enabling works contractors as necessary.

2.2                               Appraise and analyse details of Contractor’s proposals and tenders received.

2.3                               Evaluate contractor’s proposals as they are presented (including design and detailed drawings) against Employer’s requirements, town and country planning, building

15

regulations and any further criteria imposed upon the project by external organisations or statutory bodies.

2.4                               Implement conclusions agreed with Client and co-ordinate the implementation of the project through to contract stage.

2.5                               Visit the site with contractor and agree by schedule and photographic records existing condition of any common areas.

3.                                      CONSTRUCTION

3.1                               Carry out all the duties and functions of the Employer’s Agent as expressed in the contract.

3.2                               Review and comment on the contractor’s drawings, specifications and other proposals including indicating consent where appropriate.

3.3                              Analyse contractor’s method statements.

3.4                               Call for samples of all materials and components together with relevant certificates, etc.

3.5                               Advise the contractor of all reporting requirements with respect to the process of the works and monitor the flow of design information and approvals against the programme requirements.

3.6                               Inspect the works as they progress and that they are being carried out to standards set by contract documents and samples submitted.

3.7                               Monitor the contractor’s performance in terms of procurement construction progress and quality. Report delays both real and potential to the Employer with appropriate recommendations where possible and practical.

3.8                               Chair and minute project coordination meetings.

3.9                               In conjunction with other consultants formulate monthly project report including total cost report. Issue and brief Client.

3.10                        Attend site progress meeting with other consultants, the contractor and subcontractors and report to Client on the outcome of such meetings.

3.11                        Check and agree contractor’s interim payment applications and issue payment recommendation to Client.

3.12                        Monitor Contractor’s confirmation of Local Authority approvals and construction of works in accordance with building regulations and other statutory approvals.

3.13                        Liaise with Employer and when authority is confirmed issue any necessary change orders as may be required under the contract.

3.14                        Monitor Contractor’s performance throughout in terms of pre-snagging and defective works.

3.15                        Accept maintenance manuals and as built drawings.

3.16                        Provide a list of remedial works which remain outstanding in the period immediately prior to Practical Completion.

3.17                        Monitor that all snagging items are rectified before inviting Client to receive handover.

3.18                       Agree handover procedures for the building.

16

3.19                        Issue Final Certificate once contractor’s obligations under the contract are complete.

3.20                        Advise both Client and tenderer on any agreed amendments to the Employer’s requirements following receipt of contractor’s proposals and advise on the need of other input from the design team.

3.21                        Monitor the provision of ‘as built’ information compiled in manual form and supplied to the Client at completion of construction process — user’s manual and/or computer disk.

3.22                        Receive health and safety file from Planning Supervisor and deliver to the Client.

3.23                        Issue notices on making good defects at end of defects liability period, examine the rectified works and certify completion of making good defects where applicable.]

[CDM CO-ORDINATOR

DESIGN AND PLANNING PHASE

1.                                      Provide advice and assistance to the Client on measures they need to take to comply with the Regulations during the project, in particular Regulations 9 & 16.

2.                                      Advise Client on competence and resources of appointed Designers and Contractors.

3.                                      Submit statutory notifications to HSE containing such information that is available at time of appointment.

4.                                      Co-ordinate all aspects of health and safety including design, planning and co-operation between Designers and other team members.

5.                                      Ensure that Designers apply the principles of prevention and protection.

6.                                      Identify and collect the pre-construction information and promptly provide in a convenient form to every person designing the structure and every Contractor who has been or may be appointed by the Client including the Principal Contractor.

6.1                               Obtain information from Client relating to the existing premises and advise the Client if additional information is required.

6.2                               Obtain health and safety information from Designers.

7.                                      Report on initial health and safety responses from prospective tenderers.

8.                                      Evaluate tender responses from tenderers under consideration.

9.                                      Submit statutory notification to HSE which will include information not identified on the original notification as soon as practicable, i.e. after appointment of Principal Contractor but in any event prior to commencement of construction works.

10.                               Agree with the Client before works commence on site the format of the Health and Safety File along with who should provide what information and when.

11.                              Advise Client on satisfactory development of Health and Safety Plan prior to construction phase commencing on site.

CONSTRUCTION

1.                                      Ensure that Designers, including those appointed by a Contractor co-operate with each other and that designs meet the requirements of the Regulations.

17

2.                                      Continue liaison with the Principal Contractor regarding the construction phase Health and Safety Plan where design changes and decisions during the construction phase have significant health and safety implications.

3.                                      Ensure co-operation between permanent and temporary works Designers, in particular that arrangements are in place to ensure that designs are compatible.

4.                                      Continue the preparation of the Health and Safety File or update it if one already exists.

(a)                                 Obtain relevant information from all Designers.

(b)                                 Obtain as-built drawings and other variations of specifications.

(c)                                  Receive relevant information from Principal and other Contractors.

(d)                                 Obtain operating and maintenance manuals.

5.                                      On completion deliver Health and Safety File to Client.]

18

SCHEDULE 1

The Staff (clause 6.2)

[Project Manager]

[Insert Staff names and role as applicable]

[Quantity Surveyor]

[Insert Staff names and role as applicable]

[Employer’s Agent]

[Insert Staff names and role as applicable]

[Building Surveyor]

[Insert Staff names and role as applicable]

[CDM Co-ordinator]

[Insert Staff names and role as applicable]

SCHEDULE 1

The Indemnity Limit (clause 7.1)

[£2,000,000 any one claim, but limited to an aggregate basis in respect of pollution/contamination and £1,000,000 aggregate in respect of asbestos.]

SCHEDULE 1

The Adjudicator (clause 21)

SCHEDULE 1

The Adjudicator nominating body (clause 21)

The Royal Institution of Chartered Surveyors

19

SCHEDULE 2

The Fee

The following Fee is inclusive of expenses and disbursements, plus VAT. The Fee is to be paid as follows:(2)

[Project Manager]	[£•]

[insert instalments]

[CDM Co-ordinator]	[£•]

[insert instalments]

[Quantity Surveyor]	[£•]

[insert instalments]

[Employer’s Agent]	[£•]

[insert instalments]

Amount of instalment	Due date for invoice

6.                                      [The parties acknowledge that, prior to the date of this Agreement, the Client has paid the following instalments to the Consultant on or around the date stated below:]

Amount of instalment	Date of Payment

7.                                      If the provision of the Services or the progress of the Project is delayed or disrupted for any reason, the instalments stated in paragraph 2 (as may be adjusted from time to time) may be revised by the Client (acting reasonably) to the extent necessary to ensure that such instalments reflect the stage of the Project reached and the Services actually performed by the Consultant.

8.                                      If the Services are amended in accordance with clause 2.3, the Fee will be adjusted either:

(a)                                 On the basis of any fixed fee adjustment agreed between the parties; or

(2)                                 Insert fee schedule as applicable, including dates and payments.

20

(b)                                 In accordance with the hourly rates for personnel stated below:

Title	Hourly Rate

The instalments set out in paragraph 2 will be adjusted to include any adjustment to the Fee on a fair and reasonable basis so as to reflect the timing of performance of the Services as amended.

21

SCHEDULE 3

Deed of Warranty

THIS DEED OF WARRANTY is made on	20[
]

BETWEEN:

(1)                                 Stace LLP a company incorporated in England and Wales (registered number 0C312683) whose registered office is at 273 High Street, Epping, Essex, CM16 4DA (the “Consultant”); and

(2)                                 [                                   ] a company incorporated in England and Wales (registered number [          ]) whose registered office is at [                      ] (the “Purchaser”/”Tenant”).

WHEREAS:

(A)                               The Purchaser/Tenant has entered into an agreement dated [           ] (the “Property Agreement”) with Mars Pension Trustees Limited (the “Client”) to acquire an interest in the property at [           ] (the “Project”).

(B)                               By an agreement dated [              ] (the “Consultancy Agreement”) the Client has appointed the Consultant to provide services in connection with the Project.

(C)                               It is a term of the Consultancy Agreement that the Consultant executes this Deed.

OPERATIVE PROVISIONS

In consideration of £10 paid by the Purchaser/Tenant to the Consultant, receipt of which the Consultant hereby acknowledges:

1.                                      The Consultant warrants that it has complied with and shall continue to comply with its obligations under the Consultancy Agreement provided that it shall have no greater liability to the Purchaser/Tenant than it would have owed if the Purchaser/Tenant had been named joint client under the Consultancy Agreement with the Consultant owing its duties thereunder to each client separately.

2.                                      The Consultant warrants that it has selected and shall select materials for use on the Project in accordance with the guidance contained in the publication “Good Practice in the Selection of Construction Materials” (2011: British Council for Offices) and that it has and shall use the skill, care and diligence required by the Consultancy Agreement to see that materials as used in construction of the Project will be in accordance with such guidance.

3.                                      Copyright in all documents prepared by or for the Consultant in connection with the Project and in any designs depicted in and works executed from these documents shall, unless otherwise agreed, remain the property of the Consultant but the Purchaser/Tenant shall have a non-exclusive, irrevocable, royalty free, transferable licence to use and publish such documents (including copies thereof) and the right to grant sublicenses in respect of the same for any purpose connected with the Project including without limitation its sale, letting, use maintenance, redesign, repair, reinstatement, advertisement, marketing, alterations, extension, renewal, redevelopment or refurbishment and the Consultant agrees not to assert any moral rights in such documents or the Project granted pursuant to the Copyright Designs and Patents Act 1988 or any statutory re-enactment or modification thereof. The Consultant shall not be

22

liable for the use of such documents for a purpose other than that for which they were prepared.

4.                                      The Consultant shall maintain professional indemnity cover with reputable insurers based in the UK with a limit of indemnity of not less than [£2,000,000 any one claim (but limited to an aggregate basis in respect of pollution/contamination and £1,000,000 aggregate in respect of asbestos)] for a period from the commencement of its obligations under the Consultancy Agreement to the expiry of a period of 12 years from the date of practical completion of the Project provided that such insurance remains available at commercially reasonable rates. The insurance shelf cover claims hereunder arising out of the performance of the Consultant’s duties under the Consultancy Agreement. The Consultant shall produce to the Purchaser/Tenant at its request satisfactory evidence of the insurance arrangements described herein within 7 days of being so required.

5.                                      The liability of the consultant shall be limited to such sum as it would be just and equitable for the Consultant to pay having regard to the extent of the responsibility of the Consultant for the loss or damage suffered on the basis that all other consultants and any contractors who have liability shall be deemed to have provided contractual undertakings to the Client in terms no less onerous than those applying in the case of this agreement and shall be deemed to have paid to the Client such sums as it would be just and equitable for them to pay having regard to the extent of their responsibility for such loss or damage.

6.                                      The Purchaser/Tenant may assign the benefit of and rights under this Deed only once. Thereafter subject to the written consent of the Consultant, not to be unreasonably withheld.

7.                                      No person may enforce any term of this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999.

8.                                      The total liability of the Consultant under or in connection with each and every claim made pursuant to this Deed, is limited to [E10 million].

9.                                      Notwithstanding the terms of this Deed, the Consultant will not be liable for any indirect and/or consequential loss or damage suffered by the Purchaser/Tenant arising out of or in connection with the Services carried out by the Consultant ‘ respect of the Project.

10.                               The Consultant shall be entitled in any action or proceedings by the Purchaser/Tenant to rely on any limitation in the Consultancy Agreement and to raise the same rights of defence (save for set-off or counterclaim) in respect of a claim by the Purchaser/Tenant as it would have in respect of a claim by the Client under the Consultancy Agreement.

IN WITNESS whereof this document has been executed as a Deed on the day and year first before written.

Executed as a Deed by the Consultant	)
acting by , member	)
and , member	)

Member

Member

Executed as a Deed by the Purchaser/Tenant	)

23

by means of these signatures and delivered	)

Director

Director/Secretary

[End of Schedule 3]

24

SCHEDULE 4

Deed of Warranty

THIS DEED OF WARRANTY is made on	200

BETWEEN

(1)                                 Stace LLP a company incorporated in England and Wales (registered number 0C312683) whose registered office is at 273 High Street, Epping, Essex, CM16 4DA (the “Consultant”).

(2)                                 Mars Pension Trustees Limited a company incorporated in England and Wales (registered number 00449733) whose registered office is at 3D Dundee Road, Slough, Berkshire, SL1 4LG (the “Client”); and

(3)                                 [                       ] a company incorporated in England and Wales (registered number [                 ]) whose registered office is at [                  ] (the “Fund”).

WHEREAS

(A)                               The Fund has entered into an agreement dated [      ] (the “Funding Agreement”) with the Client for the provision of finance in respect of the refurbishment of an office block at [         ] (the “Project”).

(B)                               By an agreement dated [        ] (the “Consultancy Agreement”) the Client has appointed the Consultant to provide services in connection with the Project.

(C)                               It is a term of the Consultancy Agreement that the Consultant executes this Deed.

OPERATIVE PROVISIONS

In consideration of £10 paid by the Fund to the Consultant, receipt of which the Consultant hereby acknowledges:

1.                                      The Consultant warrants that it has complied with and shall continue to comply with its obligations under the Consultancy Agreement provided that it shall have no greater liability to the Fund than it would have owed if the Fund had been named joint client under the Consultancy Agreement with the Consultant owing its duties thereunder to each client separately.

2.                                      The Consultant warrants that it has specified and shall specify materials for use on the Project in accordance with the guidance contained in the publication “Good Practice in the Selection of Construction Materials” (2011: British Council of Offices) and that it has and shall use the skill, care and diligence required by the Consultancy Agreement to see that materials as used in construction of the Project will be in accordance with such guidance.

3.                                      Copyright in all documents prepared by or for the Consultant in connection with the Project and in any designs depicted in and works executed from these documents shall, unless otherwise agreed, remain the property of the Consultant but the Fund shall have a non-exclusive, irrevocable, royalty free, transferable licence to copy, use and publish such documents (including copies thereof) and the right to grant sublicenses in respect of the same for any purpose connected with the Project including without limitation its sale, letting, use, maintenance, redesign, repair, reinstatement, advertisement, marketing, alteration, extension, renewal, redevelopment or refurbishment and the Consultant agrees not to assert any moral rights in such documents or the Project granted pursuant to the Copyright Designs and Patents Act 1988 or any statutory re-enactment or modification

25

thereof. The Consultant shall not be liable for the use of such documents for a purpose other than that for which they were prepared.

4.                                      The Consultant shall maintain professional indemnity cover with reputable insurers based in the UK with a limit of indemnity of not less than [£2,000,000 any one claim (but limited to an aggregate basis in respect of pollution/contamination and £1,000,000 aggregate in respect of asbestos)] for a period from the commencement of its obligations under the Consultancy Agreement to the expiry of a period of 12 years from the date of practical completion of the Project provided that such insurance remains available at commercially reasonable rates. The insurance shall cover claims hereunder arising out of the performance of the Consultant’s duties under the Consultancy Agreement. The Consultant shall produce to the Fund at its request satisfactory evidence of the insurance arrangements described herein within 7 days of being so required.

5.                                      The liability of the consultant shall be limited to such sum as it would be just and equitable for the Consultant to pay having regard to the extent of the responsibility of the Consultant for the loss or damage suffered on the basis that all other consultants and any contractors who have liability shall be deemed to have provided contractual undertakings to the Client in terms no less onerous than those applying in the case of this agreement and shall be deemed to have paid to the Client such sums as it would be just and equitable for them to pay having regard to the extent of their responsibility for such loss or damage.

6.                                      The Consultant agrees that, in the event of the determination of the Funding Agreement by the Fund, the Consultant will, if so required by notice in writing given by the Fund, accept the instruction of the Fund in place of the Client in respect of the carrying out and completion of the Project upon the terms and conditions of the Consultancy Agreement. Provided always that the Fund shall, by such notice, accept liability for payment of the fees payable to the Consultant and for performance of the Client’s obligations under the Consultancy Agreement including payment of any fees properly due and outstanding at the date of such notice. The Client acknowledges that the Consultant shall be entitled to rely on a notice given to the Consultant by the Fund under this clause 5 as conclusive evidence for the purposes of this document of the determination of the Funding Agreement by the Fund.

7.                                      The Consultant further agrees that it will not, without first giving the Fund not less than 28 days’ previous notice in writing, exercise any right it may have to terminate the Consultancy Agreement or treat the same as having been repudiated by the Client or discontinue the performance of any duties to be performed by the Consultant pursuant thereto. The Consultant’s right to terminate the Consultancy Agreement or treat the same as having been repudiated or discontinue performance shall cease if, within such period of notice, the Fund shall give notice in writing to the Consultant requiring the Consultant to accept the instructions of the Fund in respect of the carrying out and completion of the Project upon the terms and conditions of the Consultancy Agreement. Provided always that the Fund shall, by such notice, accept liability for payment of the fees payable to the Consultant and for performance of the Client’s obligations under the Consultancy Agreement, including payment of any fees properly due and outstanding at the date of such notice.

8.                                      The Fund may assign all the benefit of and rights under this Deed only once to any party taking on the role of a financier in respect of the Project. Thereafter subject to the written consent of the Consultant, not to be unreasonably withheld.

9.                                      No person may enforce any term of this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999.

10.                               The total liability of the Consultant under or in connection with each and every claim made pursuant to this Deed, is limited to [£10 million].

26

11.                               Notwithstanding the terms of this Deed, the Consultant will not be liable for any indirect and/or consequential loss or damage suffered by the Fund arising out of or in connection with the Services carried out by the Consultant in respect of the Project.

IN WITNESS whereof this document has been executed as a Deed on the day and year first before written.

Executed as a Deed by the Consultant	)
acting by , member	)
and , member	)

Member

Member

Executed as a Deed by the Client	)
by means of these signatures and delivered	)

Director

Director/Secretary

Executed as a Deed by the Fund	)
by means of these signatures and delivered	)

Director

Director/Secretary

[End of Schedule 4]

27